Exhibit 10.1

EXECUTION VERSION

SHARE PURCHASE AGREEMENT

BETWEEN

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

and

THE PNC FINANCIAL SERVICES GROUP, INC.

____________________________________

NOVEMBER 15, 2020

Page

ARTICLE I

DEFINITIONS

Section 1.1	Definitions	1
Section 1.2	Interpretation and Construction	17

ARTICLE II

THE TRANSACTION

Section 2.1	Purchase	18
Section 2.2	The Closing; Closing Deliverables	19
Section 2.3	Tax Treatment	20
Section 2.4	Withholding	20

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

-i-

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

ARTICLE V

COVENANTS

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1	Conditions to the Obligations of Purchaser and Seller	70
Section 6.2	Conditions to the Obligations of Purchaser	71
Section 6.3	Conditions to the Obligations of Seller	71

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ARTICLE VII

TERMINATION

Section 7.1	Termination	72
Section 7.2	Effect of Termination	73

ARTICLE VIII

GENERAL PROVISIONS

ANNEXES

Annex A	Requisite Regulatory Approvals
Annex B	Form of Transitional Services Agreement
Annex C	Form of Reverse Transitional Services Agreement
Annex D	Form of Transitional Trademark License

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SHARE PURCHASE AGREEMENT

SHARE PURCHASE AGREEMENT, dated as of November 15, 2020 (this “Agreement”), between Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain (“Seller”) and The PNC Financial Services Group, Inc., a corporation organized under the laws of Pennsylvania (“Purchaser”).

RECITALS

A.                BBVA USA Bancshares, Inc., a corporation organized under the laws of the state of Texas (the “Company”) and a wholly owned Subsidiary of Seller, is a financial holding company conducting its business operations primarily through its commercial banking subsidiary BBVA USA, an Alabama-chartered bank (the “Bank”).

B.                 Seller owns all the issued and outstanding shares of Capital Stock of the Company (the “Shares”).

C.                 Subject to the terms and conditions set forth herein, Seller desires to sell, convey, assign and deliver (“Transfer”) to Purchaser, and Purchaser desires to purchase and accept (“Purchase”) from Seller, all the Shares.

D.                Prior to the Closing (as defined herein), Seller and the Company will effectuate the Carve-Out Transactions.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1     Definitions. In this Agreement, the following definitions and other terms shall apply:

“Acquisition Proposal” has the meaning set forth in Section 5.19.

“Action” means any civil, criminal, regulatory or administrative action, cause of action, suit, demand, claim, case, litigation, arbitration, opposition, objection, cancellation, inquiry, hearing, dispute, investigation or other proceeding.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings to the foregoing.

“Agreement” means this Agreement, as may be amended and supplemented from time to time in accordance with Section 8.2, including the Seller’s Disclosure Schedule, the Purchaser’s Disclosure Schedule and all Annexes hereto.

“AML Laws” means (i) the USA Patriot Act of 2001, as amended, (ii) the U.S. Money Laundering Control Act of 1986, as amended, (iii) the Bank Secrecy Act, as amended,

(iv) any other anti-money laundering Laws to which the Company or any of its Subsidiaries is subject or (v) any other regulation or guidance related to any of the foregoing.

“Anticorruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and all other U.S. federal, state or local and foreign anti-corruption and anti-bribery Laws applicable to the Company or any of its Subsidiaries.

“Applicable Date” has the meaning set forth in Section 3.6(a). “Bank” has the meaning set forth in the Recitals.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.4. “Basket” has the meaning set forth in Section 8.1(b).

“Benefit Plan” means each employee benefit plans (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and each equity, bonus or incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, termination, change in control, retention, employment, welfare, insurance, medical, fringe or other benefit plan, program, agreement, contract, policy, arrangement or remuneration of any kind with respect to which the Company or any Subsidiary or any Company ERISA Affiliate is a party or has any current or future obligation or that are maintained, contributed to or sponsored by the Company or any of its Subsidiaries or any Company ERISA Affiliate for the benefit of any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries or any Company ERISA Affiliate, excluding, in each case, any Multiemployer Plan.

“BHC Act” means the Bank Holding Company Act of 1956, as amended.

“BPSI Transfer” means the Transfer by the relevant Company Subsidiary to the Seller or one of its Affiliates (as may be designated by Seller), of all the issued and outstanding capital stock of BBVA Processing Services Inc., a California corporation (“BPSI”), which Transfer, for the avoidance of doubt, shall be effectuated through a distribution of such BPSI shares from the Company to the Seller or its designee, which distribution shall be recorded at fair market value and as a reduction to the Company’s capital.

“BSI Transfer” means the Transfer by the Company to the Seller or one of its Affiliates (as may be designated by Seller) of all the issued and outstanding capital stock of BBVA Securities, Inc., a Delaware corporation and registered U.S. broker-dealer (“BSI”), through a distribution of such BSI shares from the Company to the Seller or its designee and recorded at fair market value and as a reduction to the Company’s capital.

“Business Day” means any day excluding Saturday, Sunday and any day on which banking institutions located in (i) Houston, Texas, (ii) New York, New York,

(iii) Birmingham, Alabama or (iv) Pittsburgh, Pennsylvania are authorized or required by applicable Law or other governmental action to be closed.

“Cap” has the meaning set forth in Section 8.1(b).

“Capital Stock” has the meaning set forth in Section 3.2(a).

“Carve-Out Employee” means each employee of the Carve-Out Entities and any of their respective Subsidiaries who is employed as of immediately prior to the Effective Time, or whose last day of employment with Seller or any of its Affiliates was with a Carve-Out Entity or any of their respective Subsidiaries.

“Carve-Out Entities” means, collectively, BSI, BPSI and PV.

“Carve-Out Tax Benefit” means, with respect to each Carve-Out Entity, any reduction in U.S. federal (and applicable state and local) income Taxes otherwise payable as a result of any loss recognized for U.S. federal income Tax purpose with respect to the Carve-Out Transaction involving such Carve-Out Entity.

“Carve-Out Tax Cost” means, with respect to each Carve-Out Entity, any increase in U.S. federal (and applicable state and local) income Taxes otherwise payable (determined without taking into account any credit, refund, loss, deduction or other Tax attribute) as a result of any income or gain recognized for U.S. federal income tax purposes with respect to the Carve- Out Transaction involving such Carve-Out Entity.

“Carve-Out Transactions” means, collectively, the BSI Transfer, the BPSI Transfer and PV Transfer.

“CECL” means Current Expected Credit Losses, a new credit loss accounting standard that was issued by the Financial Accounting Standards Boards on June 16, 2016, pursuant to Accounting Standards Update (ASU) No. 2016, Topic 326, which the Company adopted on January 1, 2020.

“Claim Notice” has the meaning set forth in Section 8.1(d). “Closing” has the meaning set forth in Section 2.2(a). “Closing Date” means the date on which the Closing occurs.

“Closing Statement” has the meaning set forth in Section 2.2(b).

“Code” means the Internal Revenue Code of 1986.

“Combined Tax Return” has the meaning set forth in Section 5.9(b). “Common Stock” has the meaning set forth in Section 3.2(a). “Company” has the meaning set forth in the Recitals.

“Company 401(k) Plan” has the meaning set forth in Section 5.10(d).

“Company Benefit Plans” means each Benefit Plan that is maintained, sponsored or entered into solely by the Company or any of its Subsidiaries or is maintained primarily or exclusively for the benefit of current or former employees, officers, directors or independent contractors of the Company and its Subsidiaries.

“Company ERISA Affiliate” means any trade or business of the Company or any of its Subsidiaries, whether or not incorporated, all of which together with the Company would be deemed a “single employer” within the meaning of Section 4001 of ERISA.

“Company IT Assets” means the IT Assets owned or controlled by the Company or any of its Subsidiaries.

“Company Marks” has the meaning set forth in Section 5.11(b). “Company Qualified Plans” has the meaning set forth in Section 3.13(c).

“Company SEC Reports” means the forms, statements, certifications, reports and documents publicly filed with or furnished to the SEC by the Company pursuant to the Exchange Act or the Securities Act, including any amendments thereto and those that may be filed or furnished subsequent to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature).

“Company Tax Return” has the meaning set forth in Section 5.9(b). “Company Transaction Expenses” means without duplication (i) to the extent incurred prior to the Closing Date in connection with the negotiation, execution or delivery of this Agreement or any other Transaction Documents or consummation of the Transactions, the out-of-pocket fees and expenses incurred by, or on behalf of, and paid or to be paid, directly by the Company or its Subsidiaries, including to any Person that any of the Company or its Subsidiaries prior to the Closing agrees to pay or reimburse, or is otherwise legally obligated to pay or reimburse in connection with the foregoing, including (x) all fees and expenses of counsel, advisors, consultants, investment bankers, accountants, auditors and any other experts and (y) all brokers’, finders’ or similar fees; (ii) any and all annual bonuses or severance payable by the Company (including the cash value of any non-cash severance payable) to Carve-Out Employees and Other U.S. Employees, in each case, as a result of the execution of this

Agreement, the Carve-Out Transactions or the consummation of the Transactions; and (iii) any and all amounts payable by the Company under the agreements and plans listed on Section 1.1(a) of the Seller’s Disclosure Schedule. For the avoidance of doubt, all fees and expenses of Seller and its Affiliates (other than the Company or its Subsidiaries) will be borne separately by Seller pursuant to Section 8.10 hereof and shall not under any circumstances constitute Company Transaction Expenses.

“Company Transaction Expenses Tax Benefit” means the excess of (i) the actual reduction in income Taxes payable (determined on a “with and without” basis) by (A) the consolidated U.S. federal income Tax Return group of which the Company is the common parent for the Tax year of such group ending on the Closing Date, and (B) the consolidated U.S. federal income Tax Return group of which Purchaser is the common parent for the Tax year of such group that includes the Closing Date, in each case, as a result of any deduction claimed with respect to Company Transaction Expenses, over (ii) the employer portion of any payroll Taxes paid by Purchaser, the Company or any of their respective Subsidiaries in respect of amounts described in clauses (ii) or (iii) of the definition of Company Transaction Expenses.

“Competing Retail Banking Business” has the meaning set forth in Section 5.7(a).

“Confidentiality Agreement” means the confidentiality agreement, dated September 12, 2020, between Seller and Purchaser.

“Constituent Documents” means the charter documents, bylaws or similar organizational documents of a corporation and comparable organizational documents of other entities.

“Contagion Event” means the outbreak or continued presence of contagious disease, epidemic or pandemic (including SARS-CoV-2 or COVID-19, or any evolutions or mutations of thereof, or any other viruses (including influenza)), and the governmental responses thereto).

“Contagion Event Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester or other directives, guidelines or recommendations promulgated by any Government Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to a Contagion Event.

“Contract” means, with respect to any Person, any agreement, indenture, debt instrument, contract, lease or other binding commitment to which such Person or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject.

“Current Employee” has the meaning set forth in Section 5.10(a).

“Dataroom” means the electronic data room established for “Project Comet” at https://americas.datasite.com as populated at 12:01 a.m. New York time on the Business Day immediately preceding the date hereof and such other documents that may be included therein, at Purchaser’s request, following such time.

“Derivative Contract” has the meaning set forth in Section 3.10.

“Disclosure Schedule” means the Seller’s Disclosure Schedule or the Purchaser’s Disclosure Schedule, as the case may be.

“Effective Time” means 12:01 a.m. New York time on the Closing Date. “Environmental Laws” means all laws (civil, criminal or common), ordinances,

rules, regulations, guidelines and orders that: (w) regulate air, water, soil and solid waste management, including the generation, release, containment, storage, handling, transportation, disposition or management of any Hazardous Substance; (x) regulate or prescribe requirements for air, water or soil quality; (y) are intended to protect public health from exposure to any hazardous or toxic substance or to protect the environment; or (z) establish liability for the investigation, removal or cleanup of, or damage caused by, any Hazardous Substance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as

amended.

“E.U.” means the European Union.

“Exchange Act” means the Securities Exchange Act of 1934. “Excluded Customers” has the meaning set forth in Section 5.7(b)(ii).

“Excluded Taxes” means (a) any Taxes imposed on Seller (including any Taxes required to be withheld from the payment of the Purchase Price) or any of its Affiliates (other than the Company and its Subsidiaries) for any taxable period, (b) any Taxes imposed on the Company, any of its Subsidiaries or the Carve-Out Entities for any Seller Tax Period, determined, with respect to any Straddle Period, in accordance with Section 5.9(a)(ii), (c) any Taxes attributable to or arising from (i) the BSI Transfer, the BPSI Transfer or the PV Transfer or (ii) any action taken pursuant to Section 5.12, (d) any Taxes attributable to or arising from any breach by Seller of its representations or warranties in Section 3.15 (without giving effect to any limitations as to materiality or “Material Adverse Effect” set forth therein) or its covenants in this Agreement, (e) any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) for which the Company or any of its Subsidiaries is liable as a result of having been a member of an affiliated, consolidated, combined, unitary or similar group prior to the Closing and any liability for the payment of any Tax as a transferee or successor, by contract or otherwise (in each case, as a result of a transaction or contract entered into prior to the Closing), (f) any Taxes attributable to or arising from the failure of the certificate delivered pursuant to Section  2.2(c)(iv)  to be true and correct, (g) any Transfer Taxes for which Seller is responsible pursuant to Section 5.9(d), (h) any Tax obligations for any Seller Tax Period that have been deferred pursuant to the Coronavirus Aid, Relief, and Economic Security Act or similar statutory relief and (i) reasonable costs and expenses (including attorneys’ and other advisors’ fees) related to any item described in clauses (a) through (h); provided  that, notwithstanding anything to the contrary herein, any (x) Taxes arising in a Purchaser Tax Period are not Excluded Taxes (except for (1) Taxes described in clause (a), (c), (e), (f), (g) or (h) of this definition or (2) Taxes attributable to or arising from any breach by Seller of its representations or warranties contained in clauses (f), (h), (i), (j) or (n) of Section 3.15 (without giving effect to any limitations as to materiality or “Material Adverse Effect” set forth therein) or its covenants in this Agreement) and (y) no Taxes shall be considered Excluded Taxes to the extent any current liability for such Taxes is reflected in the Company’s Quarterly Report filed on Form 10-Q with the SEC for the quarter ended September 30, 2020, such Taxes have been taken into account for purposes of adjusting the Purchase Price pursuant to Section 2.02(c)(i)(A)(2), or payment has been made pursuant to Section 5.9(e).

“Extensions of Credit” has the meaning set forth in Section 3.19. “FDIC” has the meaning set forth in Section 3.1(b).

“Federal Reserve” means the Board of Governors of the Federal Reserve System. “Financial Statements” has the meaning set forth in Section 3.6(b).

“FINRA” means the Financial Industry Regulatory Authority. “GAAP” means generally accepted accounting principles in the U.S.

“Governmental Authority” means any Spanish, E.U. or other non-U.S., or U.S. federal, state, county, city or local legislative, administrative, self-regulatory or regulatory authority, agency, court, tribunal or judicial or arbitral body or other governmental or quasi- governmental entity with competent jurisdiction, including any supranational body.

“Government Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling or writ of any arbitrator, mediator, tribunal, administrative agency or Government Authority.

“Government Shutdown” means any shutdown or material limiting of certain U.S. or foreign federal, state or local government services.

“Hazardous Substance” means: (i) those substances defined in or regulated under the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, and their state counterparts, as each may be amended from time to time, and all regulations thereunder; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; and (v) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

“Indemnified Party” has the meaning set forth in Section 8.1(d). “Indemnifying Party” has the meaning set forth in Section 8.1(d). “Institutional Entities” means U.S. domestic or foreign commercial banks, insurance companies, registered investment companies, pension funds, asset and wealth managers, hedge funds, private or infrastructure funds and other financial sponsors, private banks, broker-dealers, clearing houses, registered investment advisors or substantially similar financial institutions.

“Intellectual Property” means any of the following, whether or not registered, and all rights therein, arising in the U.S. or any other jurisdiction throughout the world:

(i)   trademarks, service marks, Internet domain names, logos, brand names, common law trademark rights, trade dress and trade names and other indicia of origin, registrations and applications for registration of the foregoing, and the goodwill associated therewith and symbolized thereby, (ii) rights in all works of inventorship, including all patents and patent applications and all divisions, continuations, continuations-in-part, reissues, reexaminations, and any extensions thereof, (iii) confidential and proprietary information, including trade secrets and know-how and (iv) websites, copyrights (including rights in works of authorship including all computer software (in object code and source code), registrations and applications for registration of the foregoing, and all renewals, extensions, reversions and restorations thereof, and (v) any other similar intellectual property rights.

“Intercompany Payables” means all account, note or loan payables and all advances (cash or otherwise) or any other extensions of credit that are payable by Seller or any of its Affiliates (other than the Company or its Subsidiaries) to the Bank, the Company or its other Subsidiaries.

“Intercompany Receivables” means all account, note or loan payables and all advances (cash or otherwise) or any other extensions of credit that are receivable by Seller or any of its Affiliates (other than the Company or its Subsidiaries) from the Bank, the Company or its other Subsidiaries.

“IRS” means the Internal Revenue Service.

“IT Assets” means any and all computers, software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation (excluding any public networks).

“JV Clients” means such Persons, counterparties or sponsors in which Non-U.S. Clients, Large Corporate Entities or Institutional Entities maintain an ownership interest of at least twenty-five percent (25%).

Knowledge” means, as of any date, (a) with respect to Seller, the knowledge as of such date of any of the officers of the Seller or the Company listed on Section 1.1(b) of Seller’s Disclosure Schedule and (b) with respect to the Purchaser, the knowledge as of such date of any of the officers of Purchaser listed on Section 1.1(b) of Purchaser’s Disclosure Schedule, in each case, referring to the knowledge that each such individual has or would ordinarily have based on his or her respective position.

“Large Corporate Entities” means U.S. Persons with consolidated revenues in excess of $3,000,000,000.

“Law” means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation, order, award, writ, decree, directive or injunction issued, promulgated or entered into by or with any Governmental Authority.

“Lien” means any charge, mortgage, pledge, security interest, restriction, claim, lien or other similar encumbrance.

“Losses” means any damages, losses, payments, judgments, out-of-pocket costs and expenses (including reasonable and documented legal fees), liabilities, obligations, Taxes, interests, awards and penalties, including as a result of Actions.

“Marks” has the meaning set forth in Section 5.11(a).

“Material Adverse Effect” means any change, effect, event or occurrence that, individually or in the aggregate, (i) has been or would reasonably be expected to be materially adverse to the business, financial condition, or the results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) prevents or materially impairs the consummation of the Transactions; provided  that none of the following (or the results thereof), either alone or in combination, shall constitute or contribute to a Material Adverse Effect under clause (i): (a) any change in GAAP or regulatory accounting requirements, or any adoption, proposal, implementation or change in Law (including any Law in respect of Taxes, and Laws newly enacted for, relating to or arising out of efforts to implement Contagion Event Measures and address the spread of any Contagion Event) or any interpretation thereof by any Government Authority; (b) changes, events, conditions or trends in economic, business, credit or financial conditions generally affecting the banking and financial sector specifically, and changes in the capital or credit markets, including any downgrades in the credit markets, or adverse credit events resulting in deterioration in the credit markets generally (including any such change resulting from or arising out of a Contagion Event); (c) any change in global or national political conditions (including as result of the outbreak of war, acts of terrorism or a Contagion Event);

(d) changes as the result of other international, national, or regional calamity or global health conditions, including any Contagion Event (and the related Contagion Event Measures), any

Government Shutdown, any declaration of martial law or similar directive, guidance, policy or guidance or other action by any Governmental Authority; (e) any change generally affecting the

U.S. financial services industry and not specifically relating to the Company or the Bank; (f) any change resulting from or arising out of hurricanes, earthquakes, floods, or other natural disasters;

(g)  the execution, announcement or performance of this Agreement or consummation of the Transactions (it being understood and agreed that this clause (g) shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution, announcement or performance of this Agreement or consummation of the Transactions); (h) the failure, in and of itself, of the Company to meet any internal or public projections, forecasts or estimates of performance, revenues or earnings (it being understood and agreed that this clause

(h)  shall not preclude Purchaser from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been a Material Adverse Effect); (i) any actions (or the effects of any action) taken (or omitted to be taken) upon the written request or instruction of, or with the written consent of, Purchaser or one of its Affiliates; or (j) any action (or the effects of any action) taken (or omitted to be taken) by the Seller, the Company or the Bank as expressly required pursuant to this Agreement, except in the case of each of clauses (a) through and including (f), to the extent that any such event, circumstance, development, change, occurrence or effect has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect such event, circumstance, development, change, occurrence or effect has on other companies operating in the industries in which the Company or any of its Subsidiaries materially engages; it being agreed, for purposes of this Agreement, that the COVID-19 pandemic has not, as of the date of this Agreement, had such a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole.

“Material Contract” has the meaning set forth in Section 3.7.

“Multiemployer Plan” means each “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“Multiple Employer Plan” has the meaning set forth in Section 3.13(d). “New Plans” has the meaning set forth in Section 5.10(b).

“Non-Compete Term” shall have the meaning set forth in Section 5.7.

“Non-U.S. Clients” means (i) non-U.S. Persons and (ii) Affiliates of non-U.S.

Persons.

“OCC” means the Office of the Comptroller of the Currency.

“Other U.S. Employee” means each employee of Seller’s New York branch and

Grupo Financiero BBVA Bancomer, S.A. de C.V.’s Houston agency who is employed as of immediately prior to the Effective Time, or whose last day of employment with Seller or any of its Affiliates was with Seller’s New York branch or Grupo Financiero BBVA Bancomer, S.A. de C.V.’s Houston agency.

“Outside Date” means the date that is twelve (12) months after the date hereof, as adjusted in accordance with Section 7.1(c).

“Owned Premises” has the meaning set forth in Section 3.8(b). “PBGC” has the meaning set forth in Section 3.13(e).

“Permitted Liens” means, with respect to the Company and its Subsidiaries,

(a) mechanics’, materialmen’s, warehousemen’s, carriers’, workers’, landlord’s or repairmen’s liens or other similar common law or statutory Liens arising or incurred in the ordinary course of business and, in each case, with respect to which adequate reserves have been established in accordance with GAAP and set forth in the Financial Statements included in the Company’s SEC Reports filed prior to the date hereof; (b) liens for Taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by appropriate proceedings, and, in each case, with respect to which adequate reserves have been established in accordance with GAAP and set forth in the Financial Statements included in the Company’s SEC Reports filed prior to the date hereof; (c) licenses and other similar rights under Intellectual Property granted in the ordinary course of business; (d) exceptions (including easements, covenants, rights of way, restrictions or other similar charges), gaps or other imperfections or defects or irregularities in the chain of title or other Liens that are readily apparent from the records of the applicable Governmental Authority registries and which were incurred in the ordinary course of business that do not, in any case, materially detract from the value or the use of the property subject thereto; (e) Liens against real estate that would be shown by a current title policy, title report or other similar report or listing or implied by law and which were incurred in the ordinary course of business that do not, in any case, materially detract from the value or the use of the property subject thereto; (f) pledges incurred or deposits made in connection with workman’s compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and obligations, in each case in the ordinary course of business; (g) limitations on the transfer of securities arising under Securities Laws that do not materially detract from the value or the use of such securities; (h) Liens reflected on or specifically reserved against or otherwise disclosed in the consolidated balance sheets included in the Company SEC Reports filed prior to the date hereof; (i) any Liens that will be terminated at or prior to Closing in accordance with this Agreement; and (j) Liens that are not material to the Company and its Subsidiaries, taken as a whole.

“Permits” has the meaning set forth in Section 3.9(a).

“Person” means any individual, bank, savings association, corporation, partnership, limited liability company, association, joint-stock company, business trust or unincorporated organization.

“Personal Information” means all information identifying, regarding or capable of being associated with an individual person or device. Personal Information may relate to any individual, including a current, prospective or former client (or a client’s customer or end user) or employee of any Person, and includes information in any form, including paper, electronic and other forms.

“Preferred Stock” has the meaning set forth in Section 3.2(a).

“Privacy Laws” means all applicable Laws relating to privacy and data security, including with respect to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure or transfer of Personal Information and any and all applicable Laws governing breach notification in connection with Personal Information.

“Project Finance Clients” means such Persons, counterparties or sponsors Affiliated with Large Corporate Entities or Institutional Entities to which Seller or any of its Affiliates (including Seller’s New York Branch) have extended long-term financing or guarantees in respect of the ownership, acquisition, development, operation and / or maintenance of any asset or facility (“Project”); provided, that, for purposes of this definition, any such Person, counterparty or sponsor maintain an ownership interest in the Project of at least twenty- five percent (25%).

“Purchase” has the meaning set forth in the Recitals. “Purchase Price” has the meaning set forth in Section  2.2(c)(i). “Purchaser” has the meaning set forth in the Preamble.

“Purchaser Indemnified Party” has the meaning set forth in Section 8.1(b).

“Purchaser Indemnified Taxes” means any Taxes imposed on the Company or its Subsidiaries (other than Taxes imposed in respect of the Carve-Out Entities) for any Purchaser Tax Period, other than any Excluded Taxes.

“Purchaser Material Adverse Effect” means any change, effect, event or occurrence that, individually or in the aggregate, (i) has been or would reasonably be expected to be materially adverse to the business, financial condition, or the results of operations of the Purchaser and its Subsidiaries, taken as a whole, or (ii) prevents or materially impairs the consummation of the Transactions; provided  that none of the following (or the results thereof), either alone or in combination, shall constitute or contribute to a Purchaser Material Adverse Effect under clause (i): (a) any change in GAAP or regulatory accounting requirements, or any adoption, proposal, implementation or change in Law (including any Law in respect of Taxes, and Laws newly enacted for, relating to or arising out of efforts to implement Contagion Event Measures and address the spread of any Contagion Event) or any interpretation thereof by any Government Authority; (b) changes, events, conditions or trends in economic, business, credit or financial conditions generally affecting the banking and financial sector specifically, and changes in the capital or credit markets, including any downgrades in the credit markets, or adverse credit events resulting in deterioration in the credit markets generally (including any such change resulting from or arising out of a Contagion Event); (c) any change in global or national political conditions (including as result of the outbreak of war, acts of terrorism or a Contagion Event);

(d) changes as the result of other international, national, or regional calamity or global health conditions, including any Contagion Event (and the related Contagion Event Measures), any Government Shutdown, any declaration of martial law or similar directive, guidance, policy or guidance or other action by any Governmental Authority; (e) any change generally affecting the

U.S. financial services industry and not specifically relating to the Purchaser or its Subsidiaries;

(f) any change resulting from or arising out of hurricanes, earthquakes, floods, or other natural disasters; (g) the execution, announcement or performance of this Agreement or consummation of the Transactions (it being understood and agreed that this clause (g) shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution, announcement or performance of this Agreement or consummation of the Transactions); (h) the failure, in and of itself, of the Purchaser to meet any internal or public projections, forecasts or estimates of performance, revenues or earnings (it being understood and agreed that this clause (h) shall not preclude Seller from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been a Material Adverse Effect); (i) any actions (or the effects of any action) taken (or omitted to be taken) upon the written request or instruction of, or with the written consent of, Seller or one of its Affiliates; or (j) any action (or the effects of any action) taken (or omitted to be taken) by the Purchaser or any of its Subsidiaries as expressly required pursuant to this Agreement, except in the case of each of clauses (a) through and including (f), to the extent that any such event, circumstance, development, change, occurrence or effect has a disproportionate adverse effect on the Purchaser and its Subsidiaries, taken as a whole, relative to the adverse effect such event, circumstance, development, change, occurrence or effect has on other companies operating in the industries in which the Purchaser or any of its Subsidiaries materially engages; it being agreed, for purposes of this Agreement, that the COVID-19 pandemic has not, as of the date of this Agreement, had such a disproportionate adverse effect on the Purchaser and its Subsidiaries, taken as a whole.

“Purchaser SEC Reports” means the forms, statements, certifications, reports and documents publicly filed with or furnished to the SEC by the Purchaser, pursuant to the Exchange Act or the Securities Act, including any amendments thereto and those that may be filed or furnished subsequent to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature).

“Purchaser Tax Period” means any taxable period beginning after the date hereof and, with respect to a Straddle Period, the portion of such taxable period beginning after the date hereof.

“Purchaser Tax Period Carve-Out Entity Taxes” means the sum of the hypothetical liabilities for Taxes of each of the Carve-Out Entities for each Purchaser Tax Period (or portion thereof) ending on or prior to the date of the Carve-Out Transaction of such Carve- Out Entity, calculated by (i) treating the Carve-Out Entities as the sole members of a hypothetical consolidated federal income Tax Return group, and (ii) determining the portion of such hypothetical liability for Taxes that relates to a Purchaser Tax Period that is less than a full calendar year in accordance with the principles in Section 5.9(a)(iii) and by treating a taxable period of any Carve-Out Entity that straddles the date hereof or the date of the Carve-Out Transaction of such Carve-Out Entity as beginning on the day after the date hereof or ending on the date of such Carve-Out Transaction, respectively.

“Purchaser Tax Return” has the meaning set forth in Section 5.9(b). “Purchaser’s Fundamental Warranties” means those representations and warranties set forth in in Section 4.1 (Organization, Standing and Authority), Section 4.2 (Corporate Authorization and Binding Effect), Section 4.3 (Regulatory Filings; No Defaults) Section 4.4 (No Brokers), Section 4.6 (Availability of Funds) and Section 4.7 (Investment).

“PV Transfer” means the Transfer by the Company to the Seller or one of its Affiliates (as may be designated by Seller), of all the issued and outstanding equity interests of Propel Venture Partners US Fund I, L.P., a Delaware limited partnership and venture capital fund (“PV”), which Transfer, for the avoidance of doubt, shall be effectuated through a distribution of such PV interests from the Company to the Seller or its designee, which distribution shall be recorded at fair market value and as a reduction to the Company’s capital.

“Quarterly Unaudited Financial Statements” has the meaning set forth in Section

5.21.

“Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Authority or internet domain name registrar.

“Related Party Contracts” has the meaning set forth in Section 3.7(a)(xiii). “Release” means any release, spill, emission, leaking, pumping, injection, deposit,

disposal, discharge, dispersal or leaching of any Hazardous Substance into the environment. “Reports” has the meaning set forth in Section 3.9(a)(iv).

“Representatives” means, with respect to any Person, such Person’s, or such Person’s Subsidiaries’, directors, officers, employees, accountants, investment bankers, agents, attorneys and other advisors or representatives (including the employees or attorneys thereof).

“Requisite Regulatory Approvals” has the meaning set forth in Section 5.3(a). “Restricted Territory” means the U.S.

“Retail Banking Business” means any business that is an FDIC-insured retail branch banking business offering any of the retail banking products and services of the sort currently offered by the Company and its Subsidiaries, including for purposes of this definition any retail brokerage products and services currently offered to customers of the Company and its Subsidiaries.

“Reverse Transitional Services Agreement” has the meaning set forth in Section

5.20.

“Rights” means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any warrants, options, restricted shares, performance shares, restricted share units, performance share units, phantom equity, calls or commitments relating to, or any stock or equity appreciation right or other equity or equity-based awards or other instrument the value of which is determined in whole or in part by reference to the market price, book or other value of, shares of capital stock, units or other equity interests of such Person or any of such Person’s Subsidiaries.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by U.S. Governmental Authorities (including, but not limited to, the U.S. Office of Foreign Assets Control, the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the E.U. or other applicable Governmental Authority.

“SEC” means the Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933.

“Securities Laws” means the Securities Act, the Exchange Act and any applicable securities Laws of any state.

“Seller” has the meaning set forth in the Preamble.

“Seller Indemnified Party” has the meaning set forth in Section 8.1(c).

“Seller Benefit Plan” means each Benefit Plan that is maintained, sponsored or entered into solely by Seller or is maintained primarily or exclusively for the benefit of employees, officers, directors or independent contractors of the Seller or its Affiliates (other than the Company and any of its Subsidiaries).

“Seller Marks” has the meaning set forth in Section 5.11(a).

“Seller Tax Period” means any taxable period ending on or before the date hereof and, with respect to a Straddle Period, the portion of such taxable period ending on and including the date hereof.

“Seller’s Fundamental Warranties” means, with respect to the representations and warranties set forth in 0  (Organization, Standing and Authority), Section 3.2 (Capital Structure), Section 3.3 (The Company’s Subsidiaries), Section 3.4 (Corporate Authorization and Binding Effect) and Section 3.12 (No Brokers).

“Seller Tax Return” has the meaning set forth in Section 5.9(b). “Shares” has the meaning set forth in the Recitals.

“Stock Sale” has the meaning set forth in Section 2.1.

“Straddle Period” means a taxable period that begins on or before the date hereof and ends after the date hereof.

“Subsidiary” means with respect to any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the voting stock is at the time owned or controlled, directly or indirectly; provided, that references herein to the “Company,” “Company or any of its Subsidiaries,” “Subsidiaries of the Company” or any such similar reference shall not include the Carve-Out Entities.

“Subsidiary Shares” has the meaning set forth in Section 3.3(b).

“Tax” and “Taxes” mean all federal, state, local and foreign taxes, however denominated (including income, gross receipts, windfall profits, severance, property, unclaimed property, production, sales, use, license, excise, franchise, employment and withholding taxes), together with any interest, penalties and additions imposed by any Taxing Authority with respect to taxes.

“Taxing Authority” means any Governmental Authority having or purporting to exercise jurisdiction with respect to any Tax.

“Tax Proceeding” means any inquiry, claim, audit, action, suit, proceeding, examination, contest, litigation or investigation by any Governmental Authority in respect of Taxes.

“Tax Returns” means all federal, state, local and foreign returns, declarations, claims for refund and information reports, statements, schedules or attachments thereto filed or required to be filed with respect to any Tax, and any amendment thereof.

“Third Party” has the meaning set forth in Section 8.1(d).

“Third Party Consents” shall mean all material consents, approvals, waivers, registrations, permits, authorizations, notices or filings required to be obtained by Seller or its Affiliates, or to be given by Seller or its Affiliates to, or made by Seller or its Affiliates with, any third party other than a Governmental Authority, in connection with the execution, delivery and performance by Seller of the Transaction Documents and the consummation of the Transactions, including to permit the continuation of any Material Contracts with the Company or its Subsidiaries following the Closing.

“Transaction Documents” means this Agreement, the Transitional Services Agreement, Reverse Transitional Services Agreement, and the Transitional Trademark License.

“Transactions” means the transactions contemplated by and provided for in this Agreement and the other Transaction Documents (including the Carve-Out Transactions).

“Transfer” has the meaning set forth in the Recitals.

“Transfer Taxes” means all U.S. federal, state and local sales, use, value added, transfer (including real property transfer), stamp, documentary, filing, recordation and other similar taxes and fees that may be imposed or assessed on the Transfer and Purchase of the Shares pursuant to this Agreement, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties. For the avoidance of doubt, Transfer Taxes shall not include any Taxes (i) measured, in whole or in part, by reference to income or gain, or (ii) imposed by any jurisdiction in which Seller is organized or resident for Tax purposes.

“Transitional Services Agreement” has the meaning set forth in Section 5.20.

“Transitional Trademark License” has the meaning set forth in Section 5.20. “Treasury Regulations” means the regulations promulgated under the Code by the

U.S. Department of Treasury.

“U.S.” means the United States of America.

“WARN” means the Worker Adjustment and Retraining Notification Act and any comparable foreign, state or local law.

Section 1.2     Interpretation and Construction.

(a)                Unless the context otherwise requires, references herein to:

(i)                 specific Articles, Sections, Exhibits or Schedules refer, respectively, to Articles, Sections, Exhibits or Schedules of this Agreement;

(ii)               any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any Section of any statute or regulation include any successor to such Section;

(iii)             any Contract (including this Agreement) or Constituent Document refer to the Contract or Constituent Document as amended, modified, supplemented or replaced from time to time;

(iv)             “ordinary course of business”, with respect to any party, shall take into account the commercially reasonable actions taken by such party and its Affiliates, in response to the Contagion Event and Contagion Event Measures, and such references shall be deemed to be followed by the words “consistent with past practice”;

(v)               any Governmental Authority include any successor to such Governmental Authority;

(vi)             any agreement or other document refer to such agreement or document as amended, modified, supplemented or replaced from time to time;

(vii)           the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(viii)         the terms “Dollars” and “$” mean the lawful currency of the U.S.; and

(ix)             the words “include,” “includes,” or “including” shall be deemed to be followed by the words “without limitation”.

(b)               The table of contents and headings contained in this Agreement are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement.

(c)                The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(d)               No representation, warranty, covenant or other agreement or provision contained in this Agreement shall be deemed to contemplate or require the disclosure of “confidential supervisory information,” as such term is defined in the regulations of any applicable Governmental Authority.

ARTICLE II

THE TRANSACTION

Section 2.1     Purchase. On the terms and subject to the conditions set forth herein, at the Closing, (a) Seller shall Transfer, or cause to be Transferred, to Purchaser and Purchaser shall Purchase from Seller, free and clear of any Liens (other than restrictions on transfer which arise under applicable Securities Laws), the Shares (the “Stock Sale”)  and

(b)  Purchaser shall pay to Seller (or any Affiliate of Seller designated by Seller in writing) an amount equal to the Purchase Price.

Section 2.2     The Closing; Closing Deliverables.

(a)                The closing of the Purchase and Transfer of the Shares (the “Closing”) shall occur at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 at 10:00 a.m., New York City time, or remotely via electronic exchange of documents and signatures on (i) the fifth (5th) Business Day following the date on which each of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing but subject to the fulfillment or waiver of those conditions) have been satisfied or waived in accordance with this Agreement, or (ii) at such other time and place as the parties hereto may mutually agree. The Closing shall be deemed effective as of the Effective Time.

(b)               At least two (2) Business Days prior to the Closing, the Seller shall deliver to Purchaser a statement setting forth its estimates of (i) the amount of Company Transaction Expenses due at Closing and related wire instructions information to effectuate payment thereof on the Closing Date; (ii) good faith estimates of the amounts referenced in Section 2.2(c)(i)(A)(2) and (3) and (iii) the account and wire information required by Section 2.2(c)(i) (the “Closing  Statement”).

(c)                At the Closing, Purchaser shall deliver to Seller the following:

(i)                 An amount in cash equal to (A) (1) $11,566,740,000, minus  (2) the aggregate Carve-Out Tax Costs (if any), plus  (3) the aggregate Carve-Out Tax Benefit (if any), minus  (4) the Company Transaction Expenses as set forth in the Closing Statement, plus (B) interest at a rate of three percent (3.0%) per annum on the amount set forth in the preceding clause (A)(1) for the period following June 30, 2021, through but excluding the Closing Date, by wire transfer of immediately available funds, to one or more accounts which have been designated by Seller in the Closing Statement (the “Purchase  Price”);

(ii)               Duly executed counterparts of the Transitional Services Agreement, Reverse Transitional Services Agreement and Transitional Trademark License; and

(iii)             The certificate to be delivered pursuant to Section 6.3(d);  and

(iv)             All such other documents, contracts, certificates, instruments and records as may be reasonably necessary to consummate or effectuate the Transactions.

(d)               At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser the following:

(i)                 Subject to the receipt by Seller or its designated Affiliates of the Closing

Purchase Price in accordance with Section 2.2(c), a receipt confirming that Seller or its designated Affiliate(s) has received payment of the Purchase Price;

(ii)               Certificates or, if uncertificated, other evidence of ownership, representing the Shares, registered in the name of Purchaser;

(iii)             A certificate of an authorized officer of Seller certifying the completion of the Carve-Out Transactions;

(iv)             A certificate from the Company that complies with Section 1445 of the Code and Sections 1.1445-2(c)(3) and 1.897-2(h) of the Treasury Regulations promulgated thereunder, dated as of the Closing Date and executed by a responsible corporate officer of the Company, certifying that the Shares are not a “United States real property interest” (within the meaning of Section 897(c)(1) of the Code); provided  that Purchaser’s sole right or remedy if the Company fails to provide such certificate shall be to make an appropriate withholding under the Code or indemnification claim pursuant to Section 5.9;

(v)               Duly executed counterparts of the Transitional Services Agreement, Reverse Transitional Services Agreement and Transitional Trademark License;

(vi)             The certificate to be delivered pursuant to Section 6.2(d);  and

(vii)           All such other documents, contracts, certificates, instruments and records as may be reasonably necessary to consummate or effectuate the Transactions.

Section 2.3     Tax Treatment. Purchaser and Seller acknowledge and agree that the Stock Sale shall be treated for U.S. federal income tax purposes as a taxable purchase and sale of the Shares, and neither Purchaser nor Seller shall take any position on any Tax Return, or take any other reporting position, inconsistent with such treatment, unless otherwise required by any change in applicable Law or in the interpretation or application thereof.

Section 2.4     Withholding. Purchaser shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement, such amounts as it is required to deduct or withhold with respect to the making of such payment under the Code or any provision of any U.S. federal, state, local or foreign Tax Law. If Purchaser determines that it is required to deduct or withhold any amount from any payment to be made pursuant to this Agreement, Purchaser shall provide notice to Seller of Purchaser’s intent to deduct or withhold such amount and the basis for such deduction or withholding at least thirty (30) days before any such deduction or withholding is made to the extent reasonably practicable, or shall otherwise provide such notice as promptly as reasonably practicable, and Purchaser shall reasonably cooperate with Seller in order to eliminate or to reduce any such deduction or withholding, including providing a reasonable opportunity for Seller to provide forms or other evidence that would mitigate, reduce or eliminate such deduction or withholding. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the (i) Company SEC Reports filed after December 31, 2017 and prior to the date hereof or (ii) corresponding sections or subsections of the disclosure schedules delivered to Purchaser by the Seller prior to entering into this Agreement (the “Seller’s  Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Seller’s Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on the face of the disclosure), the Seller hereby represents and warrants to Purchaser, as of the date hereof (or as of such other date as may be expressly provided in any representation or warranty) and as of the Closing Date, as follows:

Section 3.1     Organization, Standing and Authority.

(a)                Each of Seller, the Company and the Company’s Subsidiaries is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The Seller has made an effective election to be treated as a financial holding company under the BHC Act. The Company and the Company’s Subsidiaries have all corporate (or similar) power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company and the Company’s Subsidiaries are each duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)               The Bank is a state member bank duly organized, validly existing and in good standing, chartered under the laws of Alabama. The Bank has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and is duly qualified to do business as a foreign entity in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. The Bank has, and at all times during the past three (3) years has had, a Community Reinvestment Act rating no lower than “Satisfactory.”

(c)                True, complete and correct copies of the Constituent Documents of the Company, the Bank, and the other Subsidiaries of the Company, each as in effect as of the date of this Agreement, have been delivered to Purchaser.

Section 3.2     Capital  Structure.

(a)                The authorized capital stock of the Company consists of (i) 300,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of which 222,963,891 shares are issued and outstanding and none are held in treasury as of the date of this Agreement and (ii) 30,000,000 shares of Series A preferred stock, par value $0.01 per share with a liquidation preference of $200,000 per share (the “Preferred Stock”, and together with the Common Stock, the “Capital Stock”), of which 1,150 shares are issued and outstanding and none are held in treasury as of the date of this Agreement. All the issued and outstanding shares of Capital Stock have been duly authorized and are validly issued, fully paid and non-assessable. There are no outstanding or authorized Rights that would require the Company to issue, sell or otherwise cause to become outstanding any of its Capital Stock, or to make a cash payment based on the value of any of its Capital Stock. The Company does not have any commitment to authorize, issue or sell any shares of Capital Stock or other equity interests, and there are no shares of Capital Stock authorized or reserved for issuance. None of the Company’s issued and outstanding shares of Capital Stock have been issued in violation of any preemptive rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the holders of Capital Stock may vote have been issued by the Company and are outstanding.

(b)               Seller has good and marketable title to all the Shares, free and clear of any and all Liens (other than restrictions on transfer which arise under applicable Securities Laws). Seller is not a party to any shareholders’ agreement, voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company. At the Closing, no restrictions applicable to the payment of dividends or other distributions by the Bank or the Company shall exist, except pursuant to corporate or banking laws of and regulations of general applicability.

Section 3.3     The Company’s Subsidiaries.

(a)                Section 3.3(a) of the Seller’s Disclosure Schedule lists all the Subsidiaries of the Company, which includes the Bank, and such Subsidiaries’ jurisdiction of organization and classification for U.S. federal income Tax purposes. Each Subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted. Each Subsidiary of the Company is duly qualified to do business as a foreign entity in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where failure to be so qualified, individually or in the aggregate, would not reasonably be expected to be have a Material Adverse Effect.

(b)               Section 3.3(b) of the Seller’s Disclosure Schedule contains a list of the type and number of authorized and outstanding equity interests of each of the Company’s Subsidiaries (the “Subsidiary Shares”). The Company owns beneficially and of record all Subsidiary Shares and has good and marketable title to the Subsidiary Shares, free and clear of any and all Liens (other than restrictions on transfer which arise under applicable Securities Laws). Except as set forth in Section 3.3(b) of the Seller’s Disclosure Schedule, there are no outstanding or authorized Rights that would require any of the Company’s Subsidiaries to issue, sell or otherwise cause to become outstanding any of its equity interests, or to make a cash payment based on the value of any of its equity interests. Except as set forth in Section 3.3(b) of the Seller’s Disclosure Schedule, none of the Company’s Subsidiaries has any commitment to authorize, issue or sell any equity interests, and there are no shares of capital stock of the Company’s Subsidiaries authorized or reserved for issuance. None of the Company’s Subsidiaries’ issued and outstanding equity interests has been issued in violation of any preemptive rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the holders of equity interests may vote have been issued by any of the Company’s Subsidiaries and are outstanding. Other than its ownership interests in the Subsidiaries, the Company does not directly or indirectly “own” or “control” (such terms as used within the meaning of the BHC Act and its implementing regulations) any equity securities of any other Person.

Section 3.4     Corporate Authorization and Binding Effect. The execution, delivery and performance by Seller (or any of its Affiliates that may be a party to any Transaction Document) of the Transaction Documents and the Transactions have been duly and validly authorized by all necessary corporate action of Seller (and, if applicable, any such Affiliate) prior to the date of this Agreement. This Agreement is a valid and legally binding obligation of Seller, and the other Transaction Documents to which Seller, the Company, the Bank or any other of the Company’s Subsidiaries is or will be a party, have been, or at Closing will be, duly executed and delivered by each such party and assuming due authorization, execution, and delivery of the Transaction Documents by the Purchaser and any of its Affiliates who are parties thereto, constitute, or at Closing will constitute, legal, valid and binding agreements of Seller, the Company, the Bank and the Company’s Subsidiaries, as applicable, enforceable against such party in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles (the “Bankruptcy and Equity Exception”).

Section 3.5     Regulatory Filings; No Defaults.

(a)                No consents or approvals of, or filings or registrations with, any Governmental Authority or other third party are required to be made or obtained by Seller, the Company, the Bank or any other of the Company’s Subsidiaries in connection with the execution, delivery or performance by Seller, the Company, the Bank or any other of the Company’s Subsidiaries of the Transaction Documents to which they are a party, or to effect the Transactions, except for (i) the filing of the applications, filings or notices to or with the Governmental Authorities listed in Annex A, as applicable to the Seller, the Company or the Bank, and approval of or non-objection to such applications, filings and notices; (ii) the Third Party Consents listed in Section 3.5(a) of the Seller’s Disclosure Schedule, (iii) applications, filings or notices pursuant to the securities or blue sky laws of the various states with respect to the Stock Sale; and (iv) such other non-Governmental Authority third party consents, approvals, filings or registrations the failure of which to be obtained would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)               Subject to the receipt of the approvals and consents referred to in Annex A, the Third Party Consents listed in Section 3.5(a) of the Seller’s Disclosure Schedule, and the expiration or early termination of applicable waiting periods, the execution, delivery and performance by each of Seller, the Company, the Bank and any other of the Company’s Subsidiaries of the Transaction Documents to which it is a party and the consummation by it of the Transactions do not (i) conflict with, contravene, constitute a violation or breach of or default under or give rise to (or give rise after the giving of notice, the passage of time or both) a right of termination, cancellation, payment of any penalty or other amount, or acceleration of any obligation of such party or to a loss of any benefits to which such party is entitled under any provision of (A) Seller’s, the Company’s, the Bank’s or any other of the Company’s Subsidiaries’ Constituent Documents; (B) assuming compliance with the requirements referred to in Section 3.5(a), any applicable Law binding upon Seller, the Company, the Bank or any other of the Company’s Subsidiaries, other than violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (C) assuming compliance with the requirements referred to in Section 3.5(a), any Material Contract to which Seller, the Company, the Bank or any other of the Company’s Subsidiaries is a party or any license, franchise, permit or similar authorization held by Seller, the Company, the Bank or any other of the Company’s Subsidiaries, in each case other than violations, breaches, defaults, rights or loss which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) result in the creation or imposition of any Lien on any material assets of the Bank, the Company or any of its other Subsidiaries.

Section 3.6     Company SEC Reports; Financial Statements; No Material Adverse  Effect.

(a)                The Company has filed or furnished, as applicable, on a timely basis, all Company SEC Reports required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since December 31, 2018 (the “Applicable Date”). Each of the Company SEC Reports, at the time of its filing or being furnished complied or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to the Company SEC Reports. As of their respective dates (or, if amended prior to the date of this Agreement, as of the date of such amendment), the Company SEC Reports did not, and any Company SEC Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(b)               Seller has previously made available to Purchaser complete and correct copies of the Company’s audited consolidated financial statements (including any related notes and schedules thereto and the signed, unqualified opinion of its independent auditor) for the fiscal years ended December 31, 2018 and December 31, 2019, and complete and correct copies of the Company unaudited consolidated financial statements for the nine month period ended September 30, 2020 (collectively, the “Financial Statements”). The Financial Statements

(i) have been derived from the books and records of the Company and its Subsidiaries, (ii) have been prepared in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) and (iii) fairly present in all material respects the consolidated financial position of the Company, as of the dates thereof and their respective results of operations and cash flows for the periods then ended (except that the unaudited statements may not contain footnotes and are subject to normal year-end audit adjustments).

(c)                Except (i) as reflected or reserved against in the Financial Statements (or disclosed in the notes thereto, if applicable), (ii) for Permitted Liens, (iii) for liabilities incurred in the ordinary course of business since the Applicable Date, there are no liabilities of the Company of character required under GAAP to be reflected or reserved against on a balance sheet or disclosed in the notes to an audited consolidated balance sheet of the Company prepared in accordance with GAAP except for liabilities as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(d)               The Company and its Subsidiaries have established and maintained since January 1, 2017, and continue to maintain, a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act). Such internal controls are designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s consolidated financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of its internal accounting controls by its chief executive officer and chief financial officer prior to the date hereof, to the Company’s auditors and audit committee (i) all significant deficiencies and material weaknesses in the design or operation of internal controls which would adversely affect the Company’s ability to record, process, summarize and report financial information for inclusion in the applicable combined financial statements and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since January 1, 2017, to the Knowledge of the Seller, no material complaints from any source regarding accounting, internal accounting controls or auditing matters have been received by the Company and no written complaints from Company employees regarding questionable accounting or auditing matters have been received by the Company.

(e)                The allowances for loan losses and for credit losses contained in the Financial Statements and the allowance for loan losses and for credit losses shown on any interim balance sheet since the date of such Financial Statements, as the case may be, were and will be established in accordance with the practices and experiences of the Company and its Subsidiaries, and were and will be adequate under and in accordance with the requirements of GAAP, and the applicable Governmental Authorities to provide for possible losses on loans (including accrued interest receivable) and credit commitments (including stand-by letters of credit) outstanding as of the date of such balance sheet. The Company adopted and fully implemented CECL effective as of January 1, 2020, other than for regulatory capital purposes.

(f)                Since June 30, 2020, no event, occurrence or development has occurred or circumstance arisen that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(g)               Since September 30, 2020, through the date hereof, the business of the Company and its Subsidiaries was conducted, in all material respects, in the ordinary course of business consistent with past practice and none of the Company or any of its Subsidiaries has taken any action that, if taken on or after the date hereof, would require the consent of the Purchaser pursuant to Section 5.2(b)(iii), (iv), (vii), (xii), (xvi)(C)  or (xix)(to the extent relating to the preceding clauses of Section  5.2(b)).

Section 3.7     Material  Contracts.

(a)                Except (i) for Contracts filed as exhibits to the Company SEC Reports filed after December 31, 2017 and prior to the date hereof or (ii) as otherwise set forth in Section

3.7  of the Seller’s Disclosure Schedule, as of the date of this Agreement, none of the Company or any of its Subsidiaries is a party to any of the following types of Contracts (each, a “Material Contract”):

(i)                 any lease of real property that provides for annual payments of $500,000 or more or that is not terminable without material penalty by the Company or its applicable Subsidiary upon notice of 180 days or less;

(ii)               any agreement for the purchase of materials, supplies, goods, services, equipment or other assets (other than those specified elsewhere in this definition) that provides for either (i) annual payments of $2,500,000 or more, or (ii) aggregate payments of $5,000,000 or more;

(iii)             any partnership, joint venture or other similar agreement or arrangement;

(iv)             any agreement relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets, outsourcing or otherwise), other than sales of portfolios of non-performing loans and mortgages in the secondary markets in the ordinary course of business consistent with past practice;

(v)               any indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money or the deferred purchase price of property in excess of $2,000,000 (in either case, whether incurred, assumed, guaranteed or secured by any asset) or any agreement by which the Company or any of its Subsidiaries lends money or provides guarantees (other than in the Bank’s ordinary course of business);

(vi)             any agreement that creates future payment obligations in excess of

$25,000,000 in the aggregate and which by its terms does not terminate or is not terminable without penalty upon notice of 180 days or less;

(vii)           any outsourcing, servicing or sub-servicing agreement which has an aggregate payment obligation to any Person in excess of $10,000,000 per annum;

(viii)         any agreement providing for the sale by the Company or any Subsidiary of goods or services (other than any Extension of Credit, provision of credit services or other arrangements in the ordinary course of business) providing for payments to the Company or such Subsidiary in excess of $1,000,000 per annum;

(ix)             any agreement pursuant to which the Company or any Subsidiary (x) grants or obtains any right to use any material Intellectual Property, or (y) is materially restricted in the use, enforcement or registration of any material Intellectual Property owned by the Company or any of its Subsidiaries, excluding, for the purposes of clauses

(x)  through (y), (A) any non-exclusive end-user click-wrap or shrink-wrap licenses to software or databases that are generally commercially available and (B) any agreements entered into with employees, independent contractors or customers entered into on Seller’s or any of its Affiliates’ standard forms made available to Purchaser or forms that are substantially similar thereto in all material respects;

(x)               any agreement (other than a Benefit Plan) that provides for an increased payment or benefit, or accelerated vesting, upon the execution of this Agreement or the Closing or in connection with the Transactions in excess of $1,000,000 individually;

(xi)             any license, franchise or similar agreement material to the business and operations of the Company and its Subsidiaries;

(xii)           any exclusive dealing agreement or any agreement that contains non- competition or non-solicitation covenants that limit the freedom of the Company or its Affiliates (including, after the Closing, the Purchaser and its Subsidiaries) to compete in any line of business or with any Person or in any area or operate at any location, or which purports to limit or restrict the ability of the Company or its Affiliates (including, after the Closing, the Purchaser and its Subsidiaries) to solicit clients or employees or any category of Persons, other than employee non-solicit arrangements in the ordinary course of business in connection with the entry into customary confidentiality agreements;

(xiii)         any Contract by the Company or such Subsidiary with Seller or any of its Affiliates (other than the Company or any of its Subsidiaries) (such contracts, “Related Party Contracts”);  and

(xiv)         any agreement that grants any right of first refusal, right of first offer or similar right with respect to any assets, rights or property of the Company or any of its Subsidiaries.

(b)               Each of the Material Contracts (and those Contracts which would be Material Contracts but for the exception of being filed as exhibits to the Company SEC Reports) is valid and binding on the Company or its Subsidiaries, as the case may be and, to the

Knowledge of the Seller, each other party thereto, and is in full force and effect, except for failures to be valid and binding or in full force and effect as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no default under any such Contracts by the Company or its Subsidiaries and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its Subsidiaries, in each case except as would not, individually or in the aggregate, reasonably be expected to be material to the Company or its Subsidiaries, taken as a whole.

Seller has made available to Purchaser a true, correct and complete copy of each Material Contract.

(c)                Except as set forth in Section 5.12 of the Seller’s Disclosure Schedule or as provided under the Transitional Services Agreement or Reverse Transitional Services Agreement, following the termination of all Contracts and the settlement or payment of all outstanding Intercompany Receivables and Intercompany Payables pursuant to Section 5.12, there will be no Contracts of the type that would be required to be set forth pursuant to Section 3.7(a)(xiii) above (if outstanding on the date hereof), and none of the Company or any of its Subsidiaries shall have any liability or obligation to Seller or its Affiliates (other than the Company and its Subsidiaries).

Section 3.8     Property.

(a)                Section 3.8(a) of the Seller’s Disclosure Schedule contains a complete and accurate list of all real property owned, leased or licensed by the Company, the Bank or any of Company’s other Subsidiaries, or otherwise occupied by any of them.

(b)               Except in any such case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company, the Bank and the Company’s other Subsidiaries, as applicable, (i) have good and marketable fee title to all real property owned by them (other than “other real estate owned”) free and clear of all Liens, except Permitted Liens, and have a legal, valid and enforceable leasehold interest in all real property leased or licensed by them, and (ii) there are no outstanding options, rights of first offer or refusal or other pre-emptive rights or purchase rights with respect to any such owned real property.

(c)                Other than (a) properties for which the Company or any of its Subsidiaries is landlord or sublessor or (b) properties the Company or any of its Subsidiaries owns as satisfaction on a debt previously contracted, to the Knowledge of Seller, there are no Persons in possession of any portion of any of the real property owned or leased by the Company or any of its Subsidiaries other than the Bank or any other Company Subsidiary, and no Person other than the Company, the Bank or other Company Subsidiary has the right to use or occupy for any purpose any portion of any of the real property owned or leased by the Company, the Bank or other Company Subsidiary, except, in any such case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.9     Compliance with Laws.

(a)                Except as would not, individually or in the aggregate, be reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each of the Company, the Bank and each other Company Subsidiary:

(i)                 has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its businesses as conducted as of the date of this Agreement (collectively, “Permits”) and all such Permits are in full force and effect and are current and no suspension or cancellation of any of them is, to the Knowledge of Seller, threatened;

(ii)               is and has been at all times during the past three (3) years in compliance with all Laws applicable to the conduct of its businesses and the ownership and use of its assets and no event has occurred or circumstance exists that (with or without notice or lapse of time) has resulted or would reasonably be expected to result in a violation of or any claims under any AML Laws, Anticorruption Laws or Sanctions, the False Claims Act (31 U.S.C. 3729 et seq.) or other applicable Laws;

(iii)             subject to restrictions on disclosing confidential supervisory information, is not and has not been during the preceding three (3) years a party to or otherwise subject to any consent decree, memorandum of understanding, written commitment or other supervisory agreement with, or ordered to pay any civil money penalty by, the Federal Reserve or the FDIC or any other Governmental Authority, and nor has the Company or any of its Subsidiaries been advised during the three (3) years preceding the date hereof by any such Governmental Authority that it is contemplating issuing or requesting any of the foregoing, whether related to AML Laws, Anticorruption Laws,

Sanctions or otherwise; and

(iv)             during the two (2) years preceding the date hereof, has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable Law, with any applicable Governmental Authority (collectively, the “Reports”). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), the Reports complied with the applicable Laws and Government Orders enforced or promulgated by the Governmental Authority with which they were filed.

(b)               As of the date hereof, the Company, the Bank and each other insured depository institution Subsidiary of the Company are each “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary bank regulator).

(c)                As of the date hereof, Seller has no reason to believe that the Requisite Regulatory Approvals will not be obtained in the ordinary course and without material delay.

Section 3.10     Derivative Instruments. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions (each, a “Derivative Contract”), whether entered into for the Company’s own account, or for the account of one or more of the Company’s Subsidiaries or their respective customers, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each Derivative Contract constitutes the valid and legally binding obligation of the Company or one of the Company’s Subsidiaries, as the case may be, enforceable in accordance with its terms (except as enforceability may be limited by the Bankruptcy and Equity Exception), and are in full force and effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor its Subsidiaries, nor to the Knowledge of Seller any other party thereto, is in breach of any of its obligations under any Derivative Contract.

Section 3.11     Litigation. Except as (i) disclosed in the Company SEC Reports filed prior to the date hereof, (ii) otherwise set forth in Section 3.11 of the Seller’s Disclosure Schedule and (iii) would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (A) there is no, and has not been during the preceding three (3) years any, Action before any Governmental Authority pending against the Bank, the Company or any of its other Subsidiaries, and, to the Knowledge of Seller, no such Action has been threatened, and (B) to the Knowledge of Seller, no such Action has been threatened or commenced that is reasonably likely to impair the ability of the Seller or its Affiliates to perform its obligations under the Transaction Documents or otherwise impede or delay the consummation of the Transactions.

Section 3.12     No Brokers. Except for any fees that may be due and owing to J.P. Morgan Securities plc or any of its Affiliates, which will be paid by Seller or one of its Affiliates (other than the Company or the Company’s Subsidiaries), there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Seller or the Company who might be entitled to any fee or commission from Seller or the Company in connection with the Transactions.

Section 3.13     Employee Benefit Plans.

(a)                Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each Company Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code.

(b)               Section 3.13(b) of the Seller’s Disclosure Schedule sets forth a complete and correct list of each material Company Benefit Plan. The Company has made available to Purchaser true and complete copies of each material Benefit Plan (or, in the case of any Benefit Plan that is unwritten, a description thereof) and the following related documents, to the extent applicable: (i) all summary plan descriptions, amendments, modifications or material supplements, (ii) the most recent annual report (Form 5500) filed with the IRS, (iii) the most recently received IRS determination letter, (iv) the most recently prepared actuarial report or financial statement and (v) all material filings and non-routine correspondence with a Governmental Authority since January 1, 2019.

(c)                The IRS has issued a favorable determination letter or opinion with respect to each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “Company Qualified Plans”) and the related trust, which letter or opinion has not been revoked (nor has revocation been threatened), and, to the Knowledge of Seller, there are no existing circumstances and no events have occurred that would adversely affect the qualified status of any Company Qualified Plan or the related trust.

(d)               None of the Company and its Subsidiaries nor any Company ERISA Affiliate has, at any time during the last six (6) years, contributed to or been obligated to contribute to (i) a plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, (ii) a Multiemployer Plan or (iii) a plan that has two (2) or more contributing sponsors at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of the Company and its Subsidiaries nor any Company ERISA Affiliate has incurred or would incur any liability that has not been satisfied in full to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.

(e)                Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, with respect to each Company Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code: (i) the minimum funding standard under Section 302 of ERISA and Sections 412 and 430 of the Code has been satisfied and no waiver of any minimum funding standard or any extension of any amortization period has been requested or granted, (ii) no such plan is in “at-risk” status for purposes of Section 430 of the Code, (iii) the present value of accrued benefits under such Company Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Company Benefit Plan’s actuary with respect to such Company Benefit Plan, did not, as of its latest valuation date, exceed the then current fair market value of the assets of such Company Benefit Plan allocable to such accrued benefits,

(iv) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (v) all premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full, (vi) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or would be expected to be incurred by the Company or any of its Subsidiaries, and (vii) the PBGC has not instituted proceedings to terminate any such Company Benefit Plan.

(f)                Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, no Benefit Plan provides for any post- employment or post-retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code.

(g)               Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, all contributions required to be made to any Company Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the Company.

(h)               Except as set forth in 3.13(h) of the Seller’s Disclosure Schedule, there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to the Knowledge of Seller, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Benefit Plans, any fiduciaries thereof with respect to their duties to the Benefit Plans or the assets of any of the trusts under any of the Benefit Plans that would result in any liability of the Company or any of its Subsidiaries in an amount that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(i)                 Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, none of the Company and its Subsidiaries nor any Company ERISA Affiliate has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) which would be reasonably be expected to subject any of the Company Benefit Plans or their related trusts, the Company, any of its Subsidiaries or any Company ERISA Affiliate to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(j)                 Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event): (i) result in any payment, right or other benefit becoming due to any current or former employee, officer, director or other service provider of the Company or any of its Subsidiaries, (ii) increase any benefits payable to any current or former employee, officer, director or other service provider of the Company or any of its Subsidiaries under any Benefit Plan or otherwise result in the acceleration of vesting, exercisability, funding or delivery of, or increase in the amount or value of such benefits, or (iii) result in any limitation on the right of the Company or any of its Subsidiaries or, after the Closing, Purchaser, to amend, merge, terminate, transfer or receive a reversion of assets from any Company Benefit Plan or related trust on or after the Effective Time. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.

(k)               No Company Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise.

(l)                 Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, there does not now exist, nor do any circumstances exist that could result in, any liabilities under Title IV or Section 302 of ERISA or Sections 412 or 4971 of the Code or under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relatedly solely to, the Company Qualified Plans listed in Section 3.13(b) of the Seller’s Disclosure Schedule.

(m)             Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Company Benefit Plan, if any, which is maintained outside the U.S. (i) has been operated in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Company Benefit Plan is present or operates and, to the extent relevant, the United States, (ii) that is intended to qualify for special tax treatment meets all requirements for such treatment and

(iii) that is intended to be funded or book-reserved is fully funded or book reserved, as appropriate, based upon reasonable actuarial assumptions.

(n)               No employee or director of the Company or any of its Subsidiaries is entitled to pay or benefits upon a termination of employment under a Seller Benefit Plan or applicable Law for which Purchaser would be responsible.

Section 3.14     Labor Matters. Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no pending or, to the Knowledge of Seller, threatened labor grievances or unfair labor practice claims or charges against the Company or any of its Subsidiaries, or any strikes or other labor disputes against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is party to or bound by any collective bargaining or similar agreement with any union, works council or other labor organization, or work rules or practices agreed to with any union, works council, labor organization or employee association applicable to employees of the Company or any of its Subsidiaries and there are no pending or, to the Knowledge of Seller, threatened organizing efforts by any union or other group seeking to represent any current or former employees of the Company or any of its Subsidiaries.

(b)               The Company is and has been in compliance in all respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, collective bargaining, worker classification, disability, immigration, health and safety, wages, hours and benefits, non-discrimination in employment and workers’ compensation and WARN, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(c)                During the preceding three (3) years, (i) no allegations of sexual harassment or misconduct have been made against (A) an officer of the Company or any of its Subsidiaries, (B) a member of the board of directors of the Company or any of its Subsidiaries, or (C) an employee of the Company or any of its Subsidiaries classified at or above Grade 22,

(ii)   there are no Actions pending or, to the Knowledge of Seller, threatened related to any allegations of sexual harassment or other sexual misconduct by (A) an officer of the Company or any of its Subsidiaries, (B) a member of the board of directors of the Company or any of its Subsidiaries, or (C) an employee of the Company or any of its Subsidiaries classified at or above Grade 22, and (iii) the neither the Company nor any of its Subsidiaries has entered into any settlement agreements related to allegations of sexual harassment or misconduct by (A) an officer of the Company or any of its Subsidiaries, (B) a member of the board of directors of the Company or any of its Subsidiaries, or (C) an employee of the Company or any of its Subsidiaries classified at or above Grade 22.

(d)               Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has taken any action that could cause Purchaser and its Affiliates to have any liability or other obligation following the Closing Date under WARN.

Section 3.15     Taxes. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole:

(a)                (i) Each of the Company and its Subsidiaries have timely filed or will timely file all Tax Returns that are required to be filed on or before the Closing Date by the Company or its Subsidiaries, taking into account any applicable extensions, and all such Tax Returns are or will be true, correct and complete, (ii) each of the Company and its Subsidiaries have timely paid or will timely pay all Taxes required to be paid by any of them (whether or not shown on any Tax Return) and (iii) all deficiencies asserted in writing or assessments made in writing by the relevant Taxing Authority in connection with any of the Tax Returns referred to in clause (i) have been or will be timely paid in full on or before the Closing Date.

(b)               The Company and its Subsidiaries have complied with all applicable information reporting, collection and withholding requirements with respect to Taxes and, to the extent required by applicable Law, any collected or withheld Taxes have been paid to the relevant Taxing Authority.

(c)                Other than Permitted Liens, there are no Liens on the Company’s or any of its Subsidiaries’ assets that arose in connection with any failure (or alleged failure) to pay any Tax.

(d)               No waiver of any statute of limitations with respect to any of the Company’s or any of its Subsidiaries’ Taxes is in effect.

(e)                No jurisdiction in which the Company or any of its Subsidiaries does not file a Tax Return of a particular type has asserted in writing a claim that the Company or such Subsidiary is subject to Taxes of such type or required to file Tax Returns of such type in such jurisdiction.

(f)                No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into with or issued by any Taxing Authority with respect to the Company or its Subsidiaries that would bind the Company in any taxable period (or portion thereof) after the Closing.

(g)               Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated, consolidated, combined, unitary or similar Tax group for purposes of filing any Tax Return, other than, for purposes of filing consolidated U.S. federal income tax returns, a group of which either the Company or such Subsidiary was the common parent, or (ii) has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(h)               Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the date hereof, as a result of (i) any change in accounting method made before the Closing under Section 481(c) of the Code (or any similar provision of state, local or foreign Law), (ii) “closing agreement” described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) entered into prior to Closing,

(iii)   installment sale or open transaction disposition or intercompany transaction made on or prior to the Closing, (iv) prepaid amount received on or prior to the Closing, or (v) the deferral of any Tax obligations pursuant to the Coronavirus Aid, Relief, and Economic Security Act or similar statutory relief, in each case, as a result of any action or transaction occurring prior to the Closing.

(i)                 Seller is, and at all times since January 1, 2017 has been, (i) “foreign” within the meaning of Section 7701(a)(5) of the Code and (ii) properly classified as a corporation under Treasury Regulations Section 301.7701-2.

(j)                 Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code within the three-year period immediately preceding the date of this Agreement.

(k)               Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2).

(l)                 There are no pending or threatened in writing audits, suits, claims, examinations, investigations, or other proceedings in respect of Taxes of the Company or any of its Subsidiaries.

(m)             The Company is not, nor has it been, a U.S. real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A) of the Code.

(n)               No Subsidiary of the Company is characterized as a “foreign” corporation for U.S. federal income tax purposes. Neither the Company nor any of its Subsidiaries has in effect an election pursuant to Section 965(h) of the Code.

Section 3.16     Insurance. The Company, the Bank and Company’s other Subsidiaries are insured against such risks and in such amounts as are adequate and as the management of the Company reasonably has determined to be prudent in accordance with reasonable market practices. Except as disclosed in Section 3.16 of the Seller’s Disclosure Schedule, each such material insurance policy is in the name of the Company, the Bank and/or one of the Company’s other Subsidiaries and is in full force and effect, all premiums due and payable thereon have been paid, and none of the Company, the Bank or any other Company Subsidiary has received written notice to the effect that any of them is in material default under any such insurance policy, and all claims thereunder have been filed in a timely fashion. There is no material claim pending under any of such policies with respect to the Company, the Bank or any other Company Subsidiary as to which coverage has been denied or disputed by the underwriters of such policies.

Section 3.17     Intellectual  Property.

(a)                Section 3.17(a) of Seller’s Disclosure Schedule sets forth a true and complete list of all Intellectual Property owned by the Company or any of its Subsidiaries that is Registered, indicating, for each item of such Registered Intellectual Property, the registration or application number and the applicable filing jurisdiction.  The Company or one of its Subsidiaries is the sole and exclusive owner of the Registered Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries, free and clear of all Liens (other than Permitted Liens), and all rights in such Registered Intellectual Property are subsisting, and to the Knowledge of Seller, valid and enforceable. To the Knowledge of Seller, the Company and its Subsidiaries have a valid right to use all Intellectual Property used by any of them. Other than the Seller Marks and any Intellectual Property provided or licensed pursuant to the Transitional Services Agreement or pursuant to the Transitional Trademark License, none of the Company or any of its Subsidiaries makes material use of any Intellectual Property owned or licensed by the Seller or its Affiliates (other than the Company and its Subsidiaries). For the avoidance of doubt, with respect to BBVA Transfer Services, Inc., to the Knowledge of the Seller, other than Seller Marks, the Company or one of its Subsidiaries is the sole and exclusive owner of the Intellectual Property, or is the licensee of the Intellectual Property, used in BBVA Transfer Services, Inc.’s business and operations, and no such Intellectual Property is owned or licensed by or through the Seller or its Affiliates (other than the Company and its Subsidiaries).

(b)               Except as set forth in Section 3.17(b) of the Seller’s Disclosure Schedule,

(i) to the Knowledge of Seller the operation of the businesses of the Bank, the Company and its other Subsidiaries as currently conducted does not infringe or misappropriate the Intellectual

Property of any third party, (ii) no Person has asserted in a writing received by Seller, the Bank, the Company or any of its other Subsidiaries during the two (2) years preceding the date hereof that the Bank, the Company or any of its other Subsidiaries has infringed or misappropriated the Intellectual Property of any third party and; (iii) to the Knowledge of Seller, during the two (2) years preceding the date hereof no third party has infringed or misappropriated any Intellectual Property owned by the Bank, the Company or its other Subsidiaries.

(c)                The Bank, the Company and its other Subsidiaries have taken reasonable measures to protect (i) their respective rights in the Intellectual Property owned by the Bank, the Company or its other Subsidiaries and (ii) the confidentiality of all trade secrets that are included in the Intellectual Property owned by the Bank, the Company or its other Subsidiaries and such trade secrets have not been used or disclosed to any Person except pursuant to appropriate nondisclosure agreements which, to the Knowledge of the Seller, have not been breached.

(d)               Each current and former employee or independent contractor of the Company and its Subsidiaries who made a material contribution to the creation or development of any Intellectual Property on behalf of the Company or any of its Subsidiaries has signed an agreement that assigns, or otherwise has an obligation to assign, to the Company or its applicable Subsidiary all of such employee’s or independent contractor’s rights in such contribution or the Company or its applicable Subsidiary otherwise owns all such rights as a matter of Law.

(e)                Neither the Company nor any Subsidiary has incorporated or linked to any open source or “copyleft” software in any material proprietary software of the Company or any of its Subsidiaries in a manner that would (i) require any components of such material proprietary software owned by the Company or any of its Subsidiaries to be licensed, disclosed or distributed to any third party under any terms, including making the source code publicly available or (ii) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

Section 3.18     Privacy and Cybersecurity.

(a)                Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (i) the Company and its Subsidiaries have provided reasonable notice to their customers of their privacy and Personal Information collection and use policies on their websites and through other customer and public communications and the Company and its Subsidiaries have complied with such policies, corresponding contractual requirements and all Privacy Laws relating to (A) the privacy of the users of the Company’s and its Subsidiaries’ respective products, services and websites and (B) the collection, use, processing, storage and disclosure of any Personal Information collected, used, processed, stored or disclosed by the Company or any of its Subsidiaries, (ii) there is no Action pending or, to the Knowledge of Seller, threatened against the Company or any of its Subsidiaries alleging any violation of such policies, corresponding contractual requirements or Privacy Laws, (iii) neither the execution and delivery of this Agreement nor the consummation of the Transactions will violate any such policy, corresponding contractual requirements or Privacy Laws and (iv) the Company and its Subsidiaries have taken commercially reasonable steps consistent with normal industry practice and in compliance with Privacy Laws in relation to data security, data protection or data privacy to protect Personal Information against loss and unauthorized access, use, modification, disclosure or other misuse, and, to the Knowledge of Seller, in the prior three (3) year period, there has been no unauthorized access, use, modification, disclosure or other misuse of such data or information.

(b)               Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (i) the Company IT Assets, taken together with the IT Assets that will be provided pursuant to the Transitional Services Agreement, perform in a manner that permits the Company and its Subsidiaries to conduct their respective businesses as currently conducted, (ii) the Company and its Subsidiaries take commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of the Company IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, including the implementation of commercially reasonable data backup, disaster avoidance and recovery procedures and business continuity procedures, and (iii) to the Knowledge of Seller, in the prior three (3) year period, there has been no unauthorized use, access, interruption, modification or corruption of the Company IT Assets (or any information or transactions stored or contained therein or transmitted thereby).

Section 3.19     Extensions of Credit. Except as would not, individually or in the aggregate, have a Material Adverse Effect, each loan, revolving credit facility, letter of credit or other extension of credit (including guarantees) or commitment to extend credit (collectively, “Extensions of Credit”) made or entered into by the Company or one of its Subsidiaries (i) complies with all applicable Laws, (ii) has been made, entered into or acquired by the Company or any of its Subsidiaries in accordance with board of director-approved loan policies, management policies and procedures or customary industry standards, as applicable, (iii) is evidenced by original promissory notes or other evidences of indebtedness, which, together with all security agreements and guarantees, are valid and legally binding obligations of the Company or one of its Subsidiaries and the counterparty or counterparties thereto, are enforceable in accordance with their terms (except as enforcement may be limited by the Bankruptcy and Equity Exception) and (iv) is in full force and effect.

(b)               Section 3.19(b) of Seller’s Disclosure Schedule sets forth a complete and correct list of all Extensions of Credit that, as of September 30, 2020, were classified by the Bank as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Watch” or words of similar import. True, correct and complete copies of the currently effective lending policies and practices of the Company and its Subsidiaries have been made available to the Purchaser.

(c)                Each outstanding Extension of Credit (including Extensions of Credit held for resale or previously sold to investors) has been solicited and originated and is administered and, where applicable, serviced, and the relevant files are being maintained, in all material respects in accordance with the relevant loan documents, the Bank’s or, if applicable, the

Company’s or other Company Subsidiary’s (if any), underwriting standards and with all requirements of applicable Laws and applicable requirements of any government-sponsored enterprise program. The Company and each of its Subsidiaries has properly fulfilled in all material respects its contractual responsibilities and duties in any Extension of Credit in which it acts as the lead lender or servicer and has complied in all material respects with their duties as required under applicable regulatory requirements.

(d)               The Seller has previously delivered to the Purchaser spreadsheets containing information regarding certain categories of loans made by the Company and its Subsidiaries as of September 30, 2020 (the “Loan Data File”) and the information contained in the Loan Data File is accurate and complete in all material respects as of such date.

(e)                Since January 1, 2019 through the date hereof, there has been (i) no written demand made to the Company, the Company’s Subsidiaries or any of their respective Affiliates for the repurchase of any Extensions of Credit due to the alleged breach of any representation, warranty or covenant with respect to such Extensions of Credit or due to alleged fraud relating thereto, or (ii) to the Knowledge of the Seller, except as would not reasonably be expected to be material to the Company or any of its Subsidiaries, taken as a whole, and other than on account of an obligor’s insolvency or claimed insolvency, no claim in an amount in excess of $10,000,000 by an obligor of any Extension of Credit asserting that the obligor is entitled to damages associated with the Seller’s conduct in connection with such Extension of Credit.

Section 3.20     Certain Loan Matters.

(a)                Section 3.20(a) of the Seller’s Disclosure Schedule contains a list of all Extensions of Credit as of September 30, 2020, by the Bank, the Company and its other Subsidiaries to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve (12 C.F.R. Part 215)) of the Company, the Bank or any of its Subsidiaries.

(b)               Except as disclosed in Section 3.20(b) of the Seller’s Disclosure Schedule, there are no Extensions of Credit to any employee, officer, director or other Affiliate of the Bank, the Company or any of its other Subsidiaries on which the borrower is paying a rate other than that reflected in the note or the relevant credit agreement or on that the borrower is paying a rate which was below market at the time the Extensions of Credit were made, all such Extensions of Credit are and were made in compliance in all material respects with all applicable Laws.

Section 3.21     Trust Business. During the three (3) years preceding the date hereof, each of the Bank and its Subsidiaries has properly administered in all material respects all accounts for which it acts as a fiduciary, including accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable Laws. Neither the Bank nor any of its Subsidiaries nor, to the Knowledge of Seller, any of their current or former directors, officers or employees, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account.

Section 3.22     Compliance with Environmental Laws.

(a)                Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, during the three (3) years preceding the date hereof, the Company and its Subsidiaries have been in compliance with all applicable Environmental Laws.

(b)               There is no Action pending or, to Seller’s Knowledge, threatened, in which the Company or any of its Subsidiaries has been or, with respect to threatened Actions would reasonably be expected to be, named as a defendant or which seek to impose, or would reasonably be expected to result in the imposition, on the Company or any of its Subsidiaries any liabilities or obligations in each case (i) for alleged material noncompliance with any Environmental Law or (ii) relating to any material Release into the environment of any Hazardous Substance, occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries, or, to Seller’s Knowledge, relating to any material Release into the environment of any Hazardous Substance, occurring at or on a site not owned, leased or operated by the Bank or any of its Subsidiaries, and, to Seller’s Knowledge, there is no reasonable basis for, or circumstances that are reasonably likely to give rise to, any such proceeding, investigation or remediation by any Governmental Authority or other Person.

(c)                To Seller’s Knowledge, during the period of the Company’s or any of its Subsidiaries’ ownership, tenancy or operation of any property (including any property owned, operated or leased by the Company or any of its Subsidiaries), there has not been any material Release of Hazardous Substance in, on, under or affecting any such property that requires remediation by the Company or any of its Subsidiaries or otherwise would reasonably be expected to result in the imposition on the Company or any of its Subsidiaries (or any of their respective assets or properties) of any material liability or obligation under any Environmental Law.

(d)               Neither the Company nor any of its Subsidiaries (i) is a party to any Government Order imposing any material liability or obligation under any Environmental Law or (ii) during the two (2) years preceding the date hereof, has received any written notice, demand letter, executive or administrative order, directive or request for information from any Governmental Authority or any third party indicating that it may be in violation of, or liable under, any Environmental Law.

Section 3.23     Use of Assets. Except for those services contemplated by the Transitional Services Agreement and the Transitional Trademark License, the Company, the Bank and Company’s other Subsidiaries own or have the right to use, and after the consummation of the Transactions will continue to own or have the right to use, all assets, liabilities, rights and properties used by them in the conduct of their respective businesses, in all material respects in the same manner and on the same terms as currently conducted, subject to obtaining any Third Party Consents.

Section 3.24     No Other Representations or Warranties.

(a)                Except for the representations and warranties contained in this Agreement (including any certificate or other instrument delivered in connection therewith), neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller relating to Seller, the Company or their respective Affiliates, and Purchaser acknowledges the same.

(b)               PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT IN THE CASE OF FRAUD, SELLER, THE COMPANY AND THEIR AFFILIATES WILL NOT HAVE OR BE SUBJECT TO ANY LIABILITY OR OBLIGATION TO PURCHASER OR ANY OF ITS AFFILIATES OR ANY OTHER PERSON RESULTING FROM THE MAKING AVAILABLE OR FAILING TO MAKE AVAILABLE TO PURCHASER OR ANY OF ITS AFFILIATES, OR ANY USE BY PURCHASER OR ANY OF ITS AFFILIATES OF, ANY INFORMATION, INCLUDING ANY INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS OR OTHER MATERIAL MADE AVAILABLE TO PURCHASER OR ANY OF ITS AFFILIATES IN CERTAIN “DATAROOMS” OR MANAGEMENT PRESENTATIONS IN EXPECTATION OF THE TRANSACTIONS, EXCEPT TO THE EXTENT ANY SUCH INFORMATION IS INCLUDED IN A REPRESENTATION OR WARRANTY CONTAINED IN THIS AGREEMENT (INCLUDING ANY CERTIFICATES OR OTHER INSTRUMENTS DELIVERED IN CONNECTION THEREWITH).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as set forth in the (i) Purchaser SEC Reports filed after December 31, 2017 and prior to the date hereof or (ii) corresponding sections or subsections of the disclosure schedules delivered to Seller by the Purchaser prior to entering into this Agreement (the “Purchaser’s Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Purchaser’s Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on the face of the disclosure), the Purchaser hereby represents and warrants to the Seller, as of the date hereof (or as of such other date as may be expressly provided in any representation or warranty) and as of the Closing Date, as follows:

Section 4.1     Organization, Standing and Authority. Purchaser is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Purchaser has all corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.2     Corporate Authorization and Binding Effect. The execution, delivery and performance by Purchaser (or any of its Affiliates that may be a party to any Transaction Document) of the Transaction Documents and the Transactions have been duly and validly authorized by all necessary corporate action of Purchaser (and, if applicable, any such Affiliate) prior to the date of this Agreement. This Agreement is a valid and legally binding obligation of Purchaser, and the other Transaction Documents to which Purchaser is or will be a party have been, or at Closing will be, duly executed and delivered by Purchaser and assuming due authorization, execution, and delivery of the Transaction Documents by the other parties thereto, constitute, or at Closing will constitute, legal, valid and binding agreements of Purchaser, enforceable against Purchaser in accordance with their respective terms (except as enforceability may be limited by the Bankruptcy and Equity Exception).

Section 4.3     Regulatory Filings; No Defaults.

(a)             No consents or approvals of, or filings or registrations with, any Governmental Authority or other third party are required to be made or obtained by the Purchaser or any of its Affiliates in connection with the execution, delivery or performance by Purchaser or its Affiliates of the Transaction Documents to which they are a party, or to effect the Transactions, except for (i) the filing of the applications, filings or notices to or with the Government Authorities listed in Annex A, as applicable to the Purchaser or its Affiliates, and approval of or non-objection to such applications, filings and notices; and (ii) such other consents, approvals, filings or registrations the failure of which to be obtained would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect. As of the date hereof, Purchaser (1) has no reason to believe that the Requisite Regulatory Approvals will not be obtained in the ordinary course and without material delay with the execution and delivery of this Agreement by the Purchaser and the performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby, and (2) is compliant in all material respects with all Laws applicable to the conduct of its businesses that could reasonably be expected to prevent or materially delay receipt of the Requisite Regulatory Approvals.

(b)               Subject to the receipt of the approvals and consents referred to in Annex A and the expiration or early termination of applicable waiting periods, the execution, delivery and performance by Purchaser of the Transaction Documents to which it is a party and the consummation by it of the Transactions do not (i) conflict with, contravene, constitute a violation or breach of or default under or give rise to (or give rise after the giving of notice, the passage of time or both) a right of termination, cancellation or acceleration of any obligation of Purchaser or to a loss of any benefits to which Purchaser is entitled under any provision of (i) Purchaser’s Constituent Documents or (ii) assuming compliance with the requirements referred to in Section 4.3(a), any Law or Government Order binding upon Purchaser or any of its Subsidiaries, other than violations which would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.4     No Brokers. Except for any fees which may be due and owing to BofA Securities, Inc., Citigroup Global Markets Inc., and Evercore Group L.L.C., which will be paid by Purchaser, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Purchaser or its Affiliates who might be entitled to any fee or commission from Purchaser or its Affiliates in connection with the Transactions.

Section 4.5     Litigation. Except as (i) disclosed in the Purchaser SEC Reports, (ii) otherwise set forth in Section 4.6 of the Purchaser’s Disclosure Schedule and (iii) would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect, (A) there is no Action before any Governmental Authority against Purchaser or its Affiliates, and, to Purchaser’s Knowledge, no such Action has been threatened, and (B) to Purchaser’s Knowledge, no such Action has been threatened or commenced that is reasonably likely to impair the ability of Purchaser to perform its obligations under the Transaction Documents or otherwise impede or delay the consummation of Transactions.

Section 4.6     Availability of Funds. As of the date of this Agreement, Purchaser has sufficient funds, and will at the Closing have immediately available funds in cash, to pay when due all amounts payable by it hereunder.

Section 4.7     Investment. Purchaser is acquiring the Shares for its own account as an investment without the present intent to sell, transfer or otherwise distribute the same to any other Person. Purchaser has made, independently and without reliance on Seller (except to the extent that Purchaser has relied on the representations and warranties of Seller in this Agreement), its own analysis of the Shares for the purpose of acquiring the Shares. Purchaser acknowledges that the Shares are not registered pursuant to any Securities Laws and that none of the Shares may be transferred, except pursuant to a registration statement or an applicable exemption under the Securities Act. Purchaser is an “accredited investor” as defined under Rule 501 promulgated under the Securities Act.

Section 4.8     No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement (including any certificate or other instrument delivered in connection therewith), neither Purchaser nor any other Person makes any other express or implied representation or warranty on behalf of Purchaser relating to Purchaser, and Seller acknowledges the same.

ARTICLE V

COVENANTS

Section 5.1     Access and Reports.

(a)                To the extent permitted by applicable Law and as may be reasonable in light of Contagion Event Measures, from the date hereof until the earlier of the Closing Date and the termination of this Agreement, Seller shall, and shall cause its Affiliates to, provide to Purchaser and to Purchaser’s Representatives reasonable access upon reasonable prior notice and request, during the Company and the Bank’s normal business hours, to the officers, employees, properties, books, contracts and records relating exclusively to the Company, the Bank and the Company’s other Subsidiaries.  Purchaser shall, and shall cause its Representatives to, conduct its inspections and investigations under this Section 5.1 in a manner that will not unreasonably interfere with the conduct of the business of the Company, the Bank or the Company’s other Subsidiaries. Notwithstanding the foregoing, none of the Seller, the Company, the Bank or any other Company Subsidiary shall be required to disclose any information where disclosure could result in the loss of any legal privilege or contravene any Law or fiduciary obligations, including those related to confidential supervisory information; provided  that the parties shall use commercially reasonable efforts to make other arrangements (including redacting information or making substitute disclosure arrangements) that would enable such access or furnishing of information to Purchaser to occur without contravening such privilege or applicable Law. All information received pursuant to this Section 5.1 shall be governed by the terms of Section  5.5.

(b)               Following the Closing, to the extent permitted by applicable Law, the Seller may retain copies of books and records of the Company and the Company Subsidiaries that will be transferred in connection with the Transactions and, with respect to any books and records for which the Seller does not retain copies, the Purchaser agrees to provide (or cause its Affiliates to provide) the Seller with reasonable access to such books and records and other documents that the Purchaser acquires pursuant to this Agreement and, to the extent permitted by applicable Law and as may be reasonable in light of Contagion Event Measures, reasonable access upon reasonable prior notice and request, during normal business hours, to its assets, properties and employees, in each case, to the extent that such access is reasonably required by Seller or any of its Affiliates to (w) defend, prosecute, appeal or cooperate with any judicial, arbitral or regulatory proceeding, audit or investigation to which the Seller or any of its Affiliates member is a party and which relates to the Company, the Bank or any Company Subsidiary or otherwise to the business and affairs thereof prior to the Closing, (x) prepare financial statements or regulatory filings of the Seller in respect of periods ending on or prior to the Closing Date, or

(y) comply with the terms of this Agreement, any other Transaction Document, any applicable Law or request of any Government Authority; provided  that all books, records, information and materials of the Company and the Company Subsidiaries, including customer lists (collectively, and together with any reports, analyses, compilations, memoranda, notes and any other writings that contain, reflect or are based upon such information, “Confidential Information”), shall be subject to the confidentiality provisions of Section 5.5 and no Confidential Information may be made available to Seller’s Representatives or to any of Seller’s Affiliates or their respective Representatives unless such Person agrees to maintain the confidentiality of the Confidential Information pursuant to Section 5.5 (and, in any event, the Seller shall be liable for any failure of such Affiliates or Representatives to act in accordance with Section 5.5); provided, further, that neither the Purchaser nor any of its Affiliates shall be required to provide such access to the extent that doing so would result in the loss of any legal privilege or contravene any Law or fiduciary obligations; provided  that the parties shall use commercially reasonable efforts to make other arrangements (including redacting information or making substitute disclosure arrangements) that would enable such access or furnishing of information to the Seller to occur without contravening such privilege or applicable Law. The Purchaser agrees to (or to cause its relevant Affiliates (including the Company and the Bank after the Closing) to) retain and preserve all books and records and all other documents that it or they acquire pursuant to this Agreement, in compliance with all applicable Law.

(c)                At or  prior to Closing, to the extent that any books and records of the Company and the Company Subsidiaries are in the possession of Seller or any of its Affiliates (other than the Company and the Company Subsidiaries) and not also in the possession of the Company or the Company Subsidiaries, Seller shall, and shall cause its Affiliates to, use reasonable best efforts to effect the physical and/or electronic transfer of such books and records to the Company; provided  that if any such books and records are not transferred to the Company on or prior to the Closing, Seller and its Affiliates shall continue to use reasonable best efforts to transfer such books and records to the Company following the Closing; and provided, further, that to the extent any such books and records contain material that does not pertain or relate to the assets, liabilities, properties, business, conduct, personnel and/or operations of the Company or its Subsidiaries, such material may be redacted from such books and records.

Section 5.2     Conduct of the Business.

(a)                Except as (i) set forth in Section 5.2(a) of the Seller’s Disclosure Schedule or (ii) as is necessary and commercially reasonable in response to a Contagion Event or Contagion Event Measures, subject to Seller providing Purchaser with advance notice and obtaining Purchaser’s prior written consent in respect of any such action (unless it is not reasonably practicable under the circumstances to provide such prior notice and obtain prior consent, in which case the Seller shall provide notice to Purchaser as soon as reasonably practicable), from the date hereof until the earlier of the Closing Date or the termination of this Agreement, the Seller shall cause the Company, the Bank and the Company’s other Subsidiaries to (1) carry on (and maintain the books of account and records of) their businesses in the ordinary course of business consistent with past practice in accordance with GAAP; (2) use commercially reasonable efforts to preserve their present business organizations and relationships; (3) use commercially reasonable efforts to preserve the rights, franchises, goodwill and relations of their customers, clients and others with whom business relationships exist; and

(4) comply in all material respects with all Laws applicable to the conduct of their business.

(b)               Except as set forth in Section 5.2(b) of the Seller’s Disclosure Schedule or to the extent required to effect the Carve-Out Transactions, from the date hereof until the earlier of the Closing Date or the termination of this Agreement, except as (A) otherwise expressly required by this Agreement, (B) consented to in writing in advance by Purchaser (which consent shall not be unreasonably withheld or delayed), or (C) required by applicable Law, Seller shall not, and shall cause the Company, the Bank and the Company’s other Subsidiaries (and, in the case of clause (xii), each of the Carve-Out Entities until the date of the Carve-Out Transaction of such Carve-Out Entity) not to:

(i)                 amend the Bank’s, the Company’s or any of its other Subsidiaries’ Constituent Documents or permit any waiver or grant any consent under their respective Constituent Documents (other than granting authorities or consents to Current Employees in the discharge of their duties in the ordinary course of business);

(ii)               (i) merge or consolidate with any other Person, (ii) acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof or any assets, securities or property, other than (A) acquisitions of securities under the Company’s investment portfolio consistent with the Company’s investment policy in effect as of the date hereof or (B) as may be deemed necessary or advisable by it in the exercise of its rights in connection with an Extension of Credit, or

(iii)   adopt a plan of complete or partial liquidation, dissolution, recapitalization, restructuring or other reorganization;

(iii)             issue, transfer, award, grant or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional Shares or Rights or any additional shares of capital stock of the Company, Bank or any other Company Subsidiary, or any Rights relating to the same, or for which the Company, Bank or any other Company Subsidiary would have any liability, except pursuant to the exercise of stock appreciation rights or stock options or the settlement of equity compensation awards in respect of Seller capital stock in accordance with their terms;

(iv)             directly or indirectly adjust, split, combine, redeem, reclassify, subdivide or otherwise amend the terms of, purchase or otherwise acquire, any shares of its stock or debt securities or any Rights related to the same, or declare or pay any dividend or make any other distribution in respect of any of the Company’s capital stock;

(v)               pay, discharge, settle or compromise any Action or threatened Action, other than any payments, discharges, settlements or compromises in the ordinary course of business consistent with past practice that (A) does not create negative precedent for other pending or potential proceedings, actions or claims, and (B) does not involve monetary damages or other settlement that would exceed $5,000,000, individually or in the aggregate, in excess of reserves as they existed on September 30, 2020, (C) does not involve injunctive relief or any other non-monetary relief (other than other non-monetary relief in the ordinary course of business consistent with past practice) or (D) relates to the Transactions;

(vi)             make any new or renewed Extension of Credit in an amount in excess of

$50,000,000 for a commercial real estate loan or a commercial business loan (calculated based on the new or renewed Extension of Credit, without aggregation with other Extensions of Credit outstanding to the applicable borrower), except for such (i) new Extensions of Credit that are currently pending approval as of the date hereof or (ii) new Extensions of Credit under existing Extensions of Credit issued prior to the date of this Agreement that have not yet expired, and which in each of (i) and (ii) have been made in accordance with the Bank’s lending, underwriting and credit and risk policies and procedures; provided  that, promptly following the date hereof the parties shall agree on a process for seeking any approvals required as a result of the foregoing covenant; provided, further, that, at a minimum such process shall include an obligation on the part of Purchaser to consent or provide written notice of objection to any such new or renewed Extension of Credit in writing within two (2) Business Days from the date the Company provided Purchaser with written notice of such new Extension of Credit together with the related credit approval memo and other materials used by the applicable Subsidiary of the Company for internal approval purposes (and any failure to so respond shall be deemed to be consent to the applicable new or renewed Extension of Credit);

(vii)           (A) subject any material asset of the Bank, the Company or of any of its other Subsidiaries to a Lien or permit, allow or suffer to exist and Lien in respect thereof (other than in connection with deposits, repurchase agreements, Federal Home Loan Bank advances, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds” and the satisfaction of legal requirements in the exercise of trust powers in the ordinary course of business) other than Permitted Liens; (B) incur any Liability for borrowed money (or guarantee any indebtedness for borrowed money), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person (other than a Company Subsidiary), or make any Extension of Credit or capital contribution to, or investment in, any Person, except (other than with respect to the Carve-Out Entities) in the ordinary course of business consistent with past practice; or (C) dispose of any assets, including without limitation existing branches of the Bank, except in the ordinary course of business;

(viii)         other than as required by the terms of any Company Benefit Plan existing as of the date hereof, (A) increase the compensation or benefits of any current or former directors, officers, employees or other service providers of the Bank, the Company or its other Subsidiaries, other than the payment of incentive compensation for completed performance periods based upon corporate performance, the performance of such employee and, if applicable, such employee’s business, in each case determined in accordance with the terms of the applicable Company Benefit Plan and in the ordinary course consistent with past practice, (B) enter into any change-in-control, retention, employment, severance, termination or other similar agreement or arrangement with any Person, or increase or commit to increase the change-in-control, severance or termination pay or benefits payable to any Person, (C) pay or award, or commit to pay or award, any bonuses or incentive compensation to any Person other than payments contemplated by clause (A) above, (D) enter into, establish, adopt, terminate or amend any Company Benefit Plan or any plan, program, arrangement, practice or agreement that would be a Company Benefit Plan if it were in existence on the date hereof, except for de minimis administrative amendments that would not increase the benefits provided thereunder, (E) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan, (F) hire any employee classified at or above Grade 22, (G) terminate the employment of any employee at or above Grade 22, other than for cause, or pay any severance, termination pay or benefits to any employee without obtaining an effective comprehensive general release of claims against the Company and its Subsidiaries, (H) take any action to cause any employee who is employed by the Company or any of its Subsidiaries to become a Carve-Out Employee or Other U.S. Employee, or otherwise transfer such employee’s employment to Seller or any of its Affiliates (other than the Company or any of its Subsidiaries), or take any action to cause any Carve-Out Employee or Other U.S. Employee to become a Current Employee, (I) effectuate or provide notice of any action that would require notice or incur any liability or obligation under WARN, (J) enter into, establish or adopt any collective bargaining or similar agreement with any union, works council or other labor organization, or (K) fund or provide any funding for any rabbi trust or similar arrangement;

(ix)             other than the capital expenditures pre-approved by Purchaser in writing, undertake or authorize any capital expenditures not required pursuant to Contracts in effect on the date hereof that are, in the aggregate, in excess of $5,000,000 per annum, other than capital expenditures necessary for safety and soundness purposes;

(x)               change any method of financial accounting or accounting practice or policy), except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Governmental Authority responsible for regulating the Company or any of its Subsidiaries;

(xi)             except in the ordinary course of business consistent with past practice, sell, assign or transfer any of its material Intellectual Property;

(xii)           (A) make, change or revoke any material Tax election, (B) change any material method of Tax accounting, (C) change any material Taxable year or period,

(D) enter into any material closing agreement with respect to Taxes, (E) file any material amended Tax Return, (F) settle or compromise any material Tax claim or assessment, (G) surrender any material claim for a refund of Taxes or (H) take any other action outside the ordinary course of business consistent with past practice that would reasonably be expected to (i) increase by a material amount Purchaser Indemnified Taxes or Taxes imposed on Purchaser (or any of its Subsidiaries) or (ii) reduce by a material amount any Tax attribute of the Company or any of its Subsidiaries in any Purchaser Tax Period or Purchaser (or any of its Subsidiaries);

(xiii)         make application for the opening, relocation or closing of any, or open, relocate or close any, branch or automated banking facility, other than those pending as of the date of this Agreement and set forth in Section 5.2(b)(xiii) of the Seller’s Disclosure Schedule, or permit the revocation or surrender by any Subsidiary of the Bank of its certificate of authority to maintain any such facility, except as may be required by any Governmental Authority;

(xiv)         enter into any new line of business or change in any material respect its lending, underwriting, risk and asset liability management and other banking, operating, and servicing policies, except (i) as required by applicable Law, (ii) as otherwise may be requested by a Governmental Authority or (iii) as necessary for safety and soundness purposes;

(xv)           except in the ordinary course of business, (A) amend, modify or change any investment practices of the Company or any of its Subsidiaries or (B) make any change in any material respect to the investment portfolio of the Company or any of its Subsidiaries in terms of duration, credit, quality or type of interests, except as required by applicable Law;

(xvi)             (A) materially amend, waive, modify or consent to the termination of (1) any Material Contract (or any Contract that would be a Material Contract but for the exception of being filed as exhibits to the Company SEC Reports) of the type specified in Section 3.7(a)(iii), (iv), (x), (xii)  or (xiv)  or (2) any other Material Contract (or any Contract that would be a Material Contract but for the exception of being filed as exhibits to the Company SEC Reports) except, in the case of this clause (2), in the ordinary course of business consistent with past practice, (B) enter into (x) any new Material Contract (or any Contract that would be a Material Contract but for the exception of being filed as exhibits to the Company SEC Reports) of the type specified in Section 3.7(a)(iii), (iv),  (x), (xii)  or (xiv)  or (y) any other Material Contract except, in the case of this clause (y), in the ordinary course of business consistent with past practice, or (C) enter into any Contract (or any Contract that would be a Material Contract but for the exception of being filed as exhibits to the Company SEC Reports) with any Affiliate or, other than in the ordinary course of business consistent with past practice, engage in any transaction with any Affiliate (other than solely by and among the Company and the Company Subsidiaries);

(xvii)       knowingly take any action (including a business acquisition, sale or other strategic transaction) that, or fail to take any action if such failure, would reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions, or impair the Seller’s ability to perform its obligations under this Agreement or consummate the Transactions;

(xviii)     knowingly take any action that is intended or reasonably likely to result in any of the conditions set forth in Article VI not being satisfied; or

(xix)         authorize, announce an intention, or enter into any agreement or commitment with respect to any of the foregoing.

(c)                During the period through the Closing Date or earlier termination of this Agreement, except as (A) otherwise expressly contemplated by this the Transaction Documents,

(B)  consented to in writing in advance by Seller (which consent shall not be unreasonably withheld or delayed), or (C) required by applicable Law, Purchaser shall not:

(i)                 amend the Constituent Documents of Purchaser or any of its Subsidiaries in a manner that would impair Purchaser’s ability to perform its obligations under the Transaction Documents or consummate the Transactions on a timely basis;

(ii)               knowingly take any action (including a business acquisition, sale or other strategic transaction) that, or fail to take any action if such failure, would reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions Agreement, or impair Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby;

(iii)             knowingly take any action that is intended or reasonably likely to result in any of the conditions set forth in Article VI not being satisfied; or

(iv)             authorize, announce an intention, or enter into any formal or informal agreement or commitment with respect to any of the foregoing.

Section 5.3     Efforts; Regulatory Filings and Other Actions.

(a)                During the period from the date hereof continuing through the Closing, the Seller and the Purchaser and their respective Subsidiaries shall cooperate and use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions and to cooperate with the other party in connection with the foregoing, including, without limitation, to prepare as promptly as practicable all documentation, to make all filings and to obtain all consents, approvals, waivers, Permits and other authorizations of all Governmental Authorities required to consummate the Transactions, including those described in Annex A attached hereto (the “Requisite Regulatory Approvals”), and shall make all necessary filings in respect of the Requisite Regulatory Approvals of foreign, federal and state banking authorities relating to the Transactions as promptly as practicable, but in any event within forty-five (45) days of the date of this Agreement, and shall make all other necessary filings in respect of the Requisite Regulatory Approvals as promptly as practicable. In furtherance of the foregoing, the Purchaser and its Affiliates shall take or commit to take any and all actions and agree to any conditions or restrictions imposed by any Governmental Authority as may be reasonably necessary in order to obtain the foregoing Requisite Regulatory Approvals; provided, however, that notwithstanding any other provision of this Agreement that may be to the contrary, Purchaser shall not be required to take any action, or commit to take any action, or agree to any condition or restriction, that would, individually or in the aggregate, result in a Purchaser Material Adverse Effect (measured on a pro forma combined basis giving effect to the Transactions).

(b)               Each party shall, subject to applicable Law, (i) permit counsel for the other party to review in advance any proposed filing, application, correspondence or other written communication to any Governmental Authority in connection with the Transactions, (ii) consider in good faith the views of the other party or its counsel with respect to any such filing, application, correspondence or other written communication, and (ii) provide counsel for the other party with copies of all filings, applications or other written submissions made by such party, and all material correspondence between such party (and its advisors) with any Governmental Authority and any other information supplied by such party and such party’s Affiliates to a Governmental Authority or received from such a Governmental Authority in connection with the Transactions, in each case in such a manner as may be reasonable under the circumstances during a Contagion Event; provided, however, that materials may be excluded or redacted as necessary (A) to comply with applicable Law, or (B) to address reasonable privilege or confidentiality concerns. Each party agrees that it will use reasonable best efforts to (1) keep the other party fully informed with respect to all applications and change in control notices to Governmental Authorities and developments related thereto, and (2) give the other party reasonable advance notice of, and except as may be impermissible due to the anticipated discussion of a party’s confidential supervisory information, invite the other party to participate in, any meetings or discussions held with any Governmental Authority (other than routine or local supervisory team meetings or discussions) concerning such applications or change in control notices (and give due consideration in good faith to any reasonable request of the other party with respect to any such participation); provided  that such participation is not objected to by such Governmental Authority. The parties covenant and agree not to extend any waiting period associated with any Requisite Regulatory Approval or enter into any agreement with any Governmental Authority not to consummate the Transactions, except with the prior written consent of the other party hereto.

(c)                The parties further covenant and agree that (i) with respect to any threatened or pending preliminary or permanent Government Order that would adversely affect the ability of the parties hereto to consummate the Transactions, to use their respective reasonable best efforts to prevent the entry, enactment or promulgation thereof, as the case may be, and (ii) in the event that any Action is commenced after the date hereof challenging any of the parties’ rights to consummate the Transactions, the parties shall use their reasonable best efforts, and take all reasonable actions necessary and appropriate, to contest such Action.

(d)               Each party represents, warrants and agrees that any information furnished by it for inclusion in any regulatory application will to its Knowledge be true and complete in all material respects as of the date so furnished.

(e)                Seller shall, and shall cause its Affiliates (including the Company and its Subsidiaries) to, use reasonable best efforts to obtain all Third Party Consents as soon as practicable.

Section 5.4     Notice of Changes. To the extent permitted by applicable Law, each party hereto shall keep the other party apprised of the status of matters relating to the consummation of the Transactions, including promptly furnishing the other with copies of any material notices or other communications received by such party or, to the Knowledge of such party, its Representatives from any third party or any Governmental Authority with respect to the consummation of the Transactions. Each party shall give prompt notice to the other party of any development or combination of developments that, individually or in the aggregate, is reasonably likely to (i) cause it to fail to comply with or satisfy in any material respect any covenant, condition or agreement under this Agreement or (ii) prevent, materially delay or materially impair its ability to consummate the Transactions; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties, the conditions to the obligations of the parties under this Agreement or any remedies for any breach of the representations, warranties, covenants or agreements herein. Each party shall give prompt notice to the other party of any fact, event or circumstance known to it that is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, (x) with respect to Seller, the Company or any of its Subsidiaries, (A) to result in any Material Adverse Effect, (B) to result in a breach of any of Seller’s representations or warranties herein either on such date or on the Closing Date or any of their covenants hereunder; (C) result in the failure of the satisfaction of the conditions to Closing or make the satisfaction of any of the foregoing impossible or unlikely; or (D) to prevent, materially delay or materially impair the ability of Seller, the Company or any of its Subsidiaries to consummate the Transactions; and (y) with respect to Purchaser, (A) to prevent, materially delay or materially impair the ability of Purchaser to consummate the Transactions; (B) to result in a breach of any of Purchaser’s representations or warranties herein either on such date or on the Closing Date or any of its covenants hereunder; or (C) result in the failure of the satisfaction of the conditions to Closing or make the satisfaction of any of the foregoing impossible or unlikely.

Section 5.5     Confidentiality. Each of Seller and Purchaser acknowledges that the information provided to it, its Affiliates or their Representatives (the “Receiving Party”) by the other party, such party’s Affiliates or their Representatives (the “Disclosing Party”) prior to the Effective Time in connection with this Agreement is subject to the Confidentiality Agreement. As of the Effective Time, the Confidentiality Agreement shall terminate. Following the Effective Time, all confidential information relating to the Disclosing Party and its Affiliates which was provided or conveyed to or obtained by Receiving Party in accordance with the Confidentiality Agreement and any other information that the Disclosing Party furnished or furnish to the Receiving Party, or that the Bank, the Company and its Subsidiaries have maintained after the Closing or that the Seller or any of its Affiliates retains or receives pursuant to Section 5.1, including any technical, scientific, trade secret or other proprietary information of a Disclosing Party (including the Company and its Subsidiaries) with which the Receiving Party came or comes into contact in the course of the negotiation and consummation of the Transactions or retains or receives pursuant to Section 5.1, whether before or after the date of the Confidentiality Agreement, together with any reports, analyses, compilations, memoranda, notes and any other writings prepared by a Disclosing Party that contain, reflect or are based upon such information, shall be and continue to be kept confidential by the Receiving Party for a period of two (2) years following the Closing Date, except (i) pursuant to a Government Order, as required in any Action, or as otherwise required by applicable Law or administrative process (in which case the Receiving Party shall provide the Disclosing Party prompt notice thereof to the extent legally permissible and practical and shall cooperate with the Disclosing Party so that the Disclosing Party may seek a protective order or other appropriate remedy); (ii) for information that is or becomes generally available to the public other than as a result of a breach of this Section 5.5 or the Confidentiality Agreement; and (iii) to the extent that such information is or has become known to the Person receiving such information on a non-confidential basis from a source who to the Knowledge of such Receiving Party is not breaching any contractual, legal or fiduciary obligation by making such disclosure (in the case of information relating to the Company or the Company Subsidiaries, this clause (iii) shall apply only to the extent that the Seller comes to know such information after the Closing Date), and such Receiving Party shall not use, and shall cause its Affiliates not to use, the information described in this Section 5.5 in connection with the conduct of its or its Affiliates’ businesses or for any other purpose, except as required for financial or tax reporting or by applicable Law or as necessary to enforce the Receiving Party’s or the Bank’s, the Company’s and its other Subsidiaries’ (following the Closing) rights and remedies under this Agreement or the other Transaction Documents; provided, however, that following the Closing, the Purchaser shall be deemed to be the Disclosing Party, and the Seller shall be deemed to be the Receiving Party, for purposes of all information of or relating to the Company and its Subsidiaries.

Section 5.6     Publicity. During the period from the date of this Agreement continuing through the Closing, Purchaser and Seller shall, and shall cause their respective Affiliates to, consult with each other before issuing any press release or public statement or making any other public disclosure (including any broad-based employee communication) related to this Agreement and the Transactions and shall not issue any such press release or public statement or make any other such public disclosure without the prior written consent of Purchaser or Seller, as the case may be, which shall not be unreasonably withheld or delayed; provided  that nothing in this Section 5.6 shall be deemed to prohibit Purchaser or Seller or any of their respective Affiliates from making any disclosure necessary in order to satisfy its disclosure obligations imposed by applicable Law or any stock exchange or self-regulatory organization so long as it makes a good faith attempt to provide the other party with prior notice of any such disclosure and address any comments or concerns raised by the other party in good faith. In addition to the foregoing, Purchaser and Seller shall not, and shall cause their respective Affiliates not to, issue any press release or otherwise make any public statement or disclosure concerning Seller and its Affiliates or Purchaser and its Affiliates, as the case may be, or their respective business, financial condition or results of operations without the consent of Purchaser or Seller, as the case may be, which consent shall not be unreasonably withheld or delayed.

Section 5.7     Non-Compete;  Non-Solicitation.

(a)                During the period beginning on the Closing Date and ending on the second (2nd) anniversary thereof (the “Non-Compete Term”), Seller and its controlled Affiliates shall not, directly or indirectly, own an equity interest in, or manage, operate or control, any Person engaged in the Retail Banking Business in the Restricted Territory (a “Competing Retail Banking Business”).

(b)               Notwithstanding the foregoing, nothing in Section 5.7(a) shall prohibit or in any way limit:

(i)                 the provision of services or products by any Person other than Seller or any of its controlled Affiliates;

(ii)               the provision of services or products by Seller or any of its Affiliates, directly or through trading platforms, to (1) Non-U.S. Clients; (2) Large Corporate Entities; (3) Institutional Entities; (4) Project Finance Clients and (5) JV Clients (each of the foregoing being referred to herein as the “Excluded  Customers”);

(iii)             the participation by Seller or any of its Affiliates in transactional banking services with Excluded Customers (which for avoidance of doubt, shall include financing to any Excluded Customer’s U.S. Person suppliers or clients to the extent that such financing is granted under the terms of the program entered into with Excluded Customers);

(iv)             PV (or any successor entity thereto or future Subsidiary thereof) from making investments in the types of companies in which PV is invested on the date hereof, consistent with the nature and size of such investments;

(v)               Seller or any of its Affiliates from acquiring, owning or holding up to five percent (5%) of the outstanding securities of an entity whose securities are listed and traded on a nationally recognized securities exchange or market, whether or not in the

U.S. or holding or exercising rights of ownership with respect to a security in a fiduciary, custodial or agency capacity or otherwise for the benefit of or on behalf of clients or other unaffiliated beneficiaries; or

(vi)             Seller  or any of its Affiliates from, directly or indirectly, (1) owning up to five percent (5%) of the outstanding voting stock of any Person that engages in a Competing Retail Banking Business, (2) acquiring (whether by merger, consolidation or otherwise) a Person that operates a Competing Retail Banking Business in the Restricted Territory if such Competing Retail Banking Business represents no more than ten (10%) of such Person’s business (measured, for purposes of this clause (v)(2), based on the percentage of total assets by the Competing Retail Banking Business in the Restricted Territory relative to the overall consolidated total assets of the Person acquired for the twelve (12) month period preceding the most recent fiscal quarter prior to the date of entering into the agreement providing for the applicable acquisition), or (3) being acquired by an unaffiliated Person that engages in a Competing Retail Banking Business (whether by merger, consolidation or otherwise, but where, for the avoidance of doubt, the equity owners (as of immediately prior to the acquisition) of the Person acquiring the Seller or any of its Affiliates, will own a majority of the outstanding equity securities of the combined or resulting Person or its ultimate parent company (as of immediately after the acquisition)).

(c)                During the Non-Compete Term, Seller and its controlled Affiliates shall not, directly or indirectly, solicit any Person for financial products or services in the Restricted Territory or enter into any agreement to provide, or provide, any such products or services to any such Person in the Restricted Territory; provided, however, nothing in this Section 5.7(c) shall in any way prohibit or limit solicitation activities in connection with the permissible activities or products of Seller or any of its Affiliates set forth in Section  5.7(b).

(d)               Following the Closing, Seller shall not, and Seller shall cause its controlled Affiliates not to, use any customer lists or other proprietary customer information of the Company or any of its Subsidiaries in connection with the operation of their businesses (excluding, for the avoidance of doubt, any proprietary customer information relating to the Excluded Customers).

(e)                For the avoidance of doubt, subject to the restrictions imposed by applicable subsections of Section 5.7(b), this Section 5.7 shall not apply to any controlled Affiliate if the Seller ceases to control, directly or indirectly, such Affiliate or if such Affiliate sells all or substantially all of its assets to an unaffiliated third party.

(f)                If any provision contained in this Section 5.7 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 5.7, but Section 5.7 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained in this Section 5.7 are held to cover a geographic area or to be for a length of time which is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable Law, a court of competent jurisdiction shall construe and interpret or reform this Section 5.7 to provide for a covenant having the maximum enforceable geographical area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable Law.

(g)               Nothing in this Agreement shall require any party or any of its Subsidiaries to terminate any instruments, accounts or agreements of or with any customer or client in effect as of the date hereof, or prohibit or otherwise limit any of them from either accepting or making deposits and withdrawals to and from such accounts or performing their respective binding obligations in effect on the date hereof and as of the Closing Date under such instruments or agreements.

Section 5.8     Employee Non-Solicitation. During the period beginning on the Closing Date and ending on the date that is twelve (12) months after the Closing Date:

(a)                neither Seller nor any of its controlled Affiliates shall, directly or indirectly, solicit for employment or employ any Current Employee; provided, however, that nothing herein shall prohibit Seller or any of its Affiliates from repatriating or otherwise relocating any employees of Seller or any of its Affiliates located in the U.S., including any Current Employee who is an expatriate and, in his or her sole discretion, exercises the right under his or her employment agreement to be repatriated or relocated by Seller in the event of a change of control at the Company, Bank or other Company Subsidiary, as applicable; and provided,  further, that nothing herein shall be deemed to prohibit any of Seller or its controlled Affiliates (or any of their controlled Affiliates) from conducting any general solicitation or general recruitment effort conducted by a third party and not targeted at any such Current Employees or prohibit the solicitation or employment of any Current Employee that (1) was terminated by

Purchaser or any of its Affiliates (including, after Closing, the Company, the Bank and Company’s other Subsidiaries), or (2) voluntarily resigned from the employ of Purchaser or any of its Affiliates after the Closing (including, after Closing, the Company, the Bank and Company’s other Subsidiaries) and has not been employed by Purchaser or any of its Affiliates for at least three (3) months prior to the date of such employment; and

(b)               neither Purchaser nor any of its controlled Affiliates (including, after Closing, the Company, the Bank and Company’s other Subsidiaries)) shall, directly or indirectly, solicit for employment any employee of Seller or any of its controlled Affiliates (including the Carve-Out Employees) with which Purchaser or any of its controlled Affiliates was made aware of, or came into contact with, in connection with the Transactions; provided, however, that nothing herein shall be deemed to prohibit any of Purchaser or any of its controlled Affiliates from conducting any general solicitation or general recruitment effort conducted by a third party and not specifically targeted at any such employee of Seller or its controlled Affiliates (including the Carve-Out Employees) or prohibit the solicitation or employment of any such employee that

(1)  was terminated by Seller or any of its Affiliates, or (2) voluntarily resigned from the employ of Seller or any of its Affiliates and has not been employed by Seller or any of its Affiliates for at least three (3) months prior to the date of such employment.

Section 5.9     Taxes.

(a)                Indemnification. From and after the Closing,

(i)                 Seller and its Affiliates (other than the Company and its Subsidiaries) shall pay or cause to be paid and hereby agree to indemnify and hold the Purchaser Indemnified Parties harmless from and against any Excluded Taxes.

(ii)               Purchaser shall pay or cause to be paid and hereby agrees to indemnify and hold Seller and its Affiliates harmless from and against any Purchaser Indemnified Taxes. Seller shall be entitled to any refunds of Taxes (whether in the form of cash received or a credit against Taxes otherwise payable) received by the Company or any of its Subsidiaries in respect of the Seller Tax Period, except to the extent the entitlement to such refund (A) was reflected as an asset in the Company’s Quarterly Report filed on Form 10-Q with the SEC for the quarter ended September 30, 2020 or (B) arises as a result of a carryback to any Seller Tax Period of any net operating loss, capital loss or other Tax attribute arising in a Purchaser Tax Period (or, in the event of a Straddle Period, the netting of such Tax attributes arising in a Purchaser Tax Period against income or gain arising in a Seller Tax Period).

(iii)             In the case of any Taxes that are payable for a Straddle Period, the portion of such Tax that relates to the portion of such taxable period ending on the date hereof shall (A) in the case of any Taxes not based on net income or on receipts, be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the Straddle Period ending on the date hereof and the denominator of which is the number of days in the entire Straddle Period and (B) in the case of any Taxes based on net income or on receipts (e.g., sales and use Taxes), be deemed equal to the amount which would be payable if the relevant taxable period ended on the date hereof. To the extent any income of the Company or any of its Subsidiaries is attributable to an interest in an entity or arrangement classified as a partnership or other “flow-through” entity for Tax purposes, such entity or arrangement shall be treated for purposes of this Agreement as if its taxable year ended on the date hereof and Taxes attributable to the income and gain of each such entity through the date hereof shall be considered to be attributable to the portion of the taxable period ending on the date hereof.

(iv)             No later than two (2) days prior to the due date (taking into account extensions) for filing the consolidated U.S. federal income Tax Return of Purchaser for the taxable period that includes the Closing Date, Purchaser shall pay to Seller an amount equal to the Company Transaction Expenses Tax Benefit. Notwithstanding anything to the contrary in Section 5.9, Purchaser shall not be required to claim (or cause the Company to claim) any deduction in respect of any particular Company Transaction Expense unless Purchaser reasonably determines that the deductibility of such Company Transaction Expense is at least “more likely than not” to be sustained on the merits. In the event that, as a result of the resolution of any audit or Tax Proceeding, any deduction claimed by Purchaser or the Company in respect of Company Transaction Expenses for which Purchaser made a payment pursuant to this clause (iv) is subsequently required to be capitalized or otherwise disallowed, Seller shall promptly repay to Purchaser the portion of the Company Transaction Expenses Tax Benefits attributable to such disallowed deduction, together with any interest, penalties, or additional amounts imposed by a Taxing Authority on Purchaser or the Company.

(v)               No later than two (2) Business Days prior to the due date (taking into account extensions) for filing the consolidated U.S. federal income Tax Return of the Company for the taxable period that ends on the Closing Date, Seller shall pay to Purchaser an amount equal to the Purchaser Tax Period Carve- Out Entity Taxes. In the event that, as a result of the resolution of any audit or Tax Proceeding, the amount of Purchaser Tax Period Carve-Out Entity Taxes would be increased or decreased, Seller or Purchaser shall promptly make adjusting payments, together with any interest, penalties, or additional amounts imposed by a Taxing Authority on Purchaser or the Company in respect of such audit or Tax Proceeding attributable to the Carve-Out Entities.

(vi)             For the avoidance of doubt, no Person shall be entitled to recover more than once with respect to the same amount (i.e. no double- counting).

(b)               Tax Returns. Seller shall, at its own expense, be responsible for preparing and filing (i) all Tax Returns of the Company and its Subsidiaries (including, for this purpose, the Carve-Out Entities) for all periods ending on or prior to the Closing Date that are required to be filed on or prior to the Closing Date (taking into account any applicable extensions) (“Company Tax Returns”) and (ii) all Tax Returns that include the Company or any of its Subsidiaries, on the one hand, and Seller or any of its Affiliates other than the Company and its Subsidiaries or the Carve-Out Entities, on the other hand (“Combined Tax Returns” and, together with the Company Tax Returns, “Seller Tax Returns”). All Seller Tax Returns shall be prepared on a basis consistent with the past practices of Seller or its applicable Affiliate except to the extent (i) failure to do so would not adversely affect Purchaser or any of its Affiliates (including the Company and its Subsidiaries) or (ii) otherwise required by a change in Law. Seller shall deliver, or cause to be delivered, to Purchaser each Seller Tax Return (or in the case of any Combined Tax Returns, the relevant portions thereof) at least thirty (30) calendar days prior to the due date thereof (taking into account any extensions thereof) and shall reflect on the filed return any reasonable comments received from Purchaser in writing within twenty (20) calendar days following the date such Tax Returns are delivered by Seller to Purchaser. Seller shall file or cause to be filed all Seller Tax Returns and shall pay or cause to be paid any Taxes shown as due on such Seller Tax Returns.  Purchaser shall prepare and file all Tax Returns of the Company and its Subsidiaries that are not Seller Tax Returns (“Purchaser Tax Returns”), including, any consolidated federal income Tax Return of the Company and its Subsidiaries (including, for this purpose, the Carve-Out Entities) for periods ending on or prior to the Closing Date that are required to be filed after the Closing Date (taking into account any applicable extensions) and pay or cause to be paid any Taxes shown as due on such Tax Returns (subject to Purchaser’s right to indemnification for Excluded Taxes and payment for Purchaser Tax Period Carve-Out Entity Taxes). Notwithstanding anything to the contrary herein, Purchaser shall have no obligation to prepare or file any Tax Return for any Carve-Out Entities for any taxable period (or portion thereof) beginning after the date of the Carve-Out Transaction of such Carve-Out Entity. Purchaser Tax Returns for any Seller Tax Period or Straddle Period shall be prepared in a manner consistent with the past practices of the relevant entity except to the extent (i) failure to do so would not adversely affect Seller or any of its Affiliates (including the Company and its Subsidiaries), (ii) otherwise required by a change in Law, or (iii) Purchaser reasonably determines that there is not at least “substantial authority” for a material position reflected on such Tax Return, provided, that Purchaser shall provide Seller at least twenty (20) days to provide a written tax opinion, in form and substance reasonably acceptable to Seller, of a nationally recognized law firm or accounting firm experienced in Tax matters, concluding that there is at least “substantial authority” (as defined under Section 6662 of the Code (or successor provisions thereof)) for such position, and Purchaser agrees notwithstanding the provisions of Section 5.9(c) to file such Tax Return in a manner consistent with such written tax opinion. No later than two (2) Business Days prior to the due date (taking into account extensions) for Purchaser filing any Tax Return pursuant to this Section 5.9(b), Seller shall, or shall cause its Affiliates to, pay to Purchaser an amount equal to any

Excluded Taxes shown as due and payable with respect to such Tax Return. Notwithstanding anything to the contrary herein, except to the extent otherwise required pursuant to the resolution of any audit or Tax proceeding, neither Purchaser nor Seller shall take any Tax reporting position inconsistent with the fair market value of each Carve-Out Entity as used for purposes of calculating the payment pursuant to Section  2.2(c)(i)(A).

(c)                Seller Review of Tax Returns. With respect to any Purchaser Tax Return reflecting more than a de minimis amount of Excluded Taxes, Purchaser shall provide Seller with copies of such Tax Return promptly after Purchaser has prepared such Tax Return but in no event later than thirty (30) calendar days prior to the due date (taking into account extensions) for filing such Tax Return, provided, that in the case of any Tax Return required to be filed on a monthly basis, Purchaser shall provide Seller with copies of such Tax Return reasonably in advance of the due date therefor. If Seller disputes any items shown on any such Tax Return affecting Excluded Taxes, Seller shall notify Purchaser within twenty (20) calendar days after receiving such Tax Return. Purchaser and Seller shall negotiate in good faith and use commercially reasonable efforts to resolve any disputed items prior to the due date (taking into account extensions) for filing such Tax Return. In the event that Purchaser and Seller are unable to resolve any disputed items prior to the due date for filing such Tax Return, (i) Purchaser shall be permitted to file such Tax Return reflecting Purchaser’s position with respect to any disputed items, (ii) as promptly as practicable following the filing of such Tax Return, Seller and Purchaser shall cause a mutually selected independent accounting firm to resolve such dispute (the costs and expenses of which shall be borne equally by the parties), and (iii) to the extent necessary, Purchaser shall file an amended Tax Return to reflect the resolution of such disputed items by the independent accounting firm. No later than two (2) Business Days prior to the due date (taking into account extensions) for Purchaser filing any Tax Return pursuant to this Section 5.9(c), Seller shall, or shall cause its Affiliates to, pay to Purchaser an amount equal to any Excluded Taxes shown as due and payable with respect to such Tax Return.

(d)               Transfer Taxes. All Transfer Taxes shall be borne and paid fifty percent (50%) by Purchaser, on the one hand, and fifty percent (50%) by Seller, on the other hand. The party responsible under applicable Law for filing the Tax Returns with respect to such Transfer Taxes shall prepare and timely file such Tax Returns and promptly provide a copy of such Tax Returns to the other party. Purchaser and Seller shall, and shall cause their respective Affiliates to, reasonably cooperate to timely prepare and file any Tax Returns or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes.

(e)                Tax Sharing Agreements. Effective as of no later than the Closing, any and all Tax sharing or allocation agreements or arrangements to which the Company or any of its Subsidiaries is a party (other than any customary Tax indemnification provisions contained in commercial Contracts not primarily related to Taxes (such as financing Contracts with Tax gross-up obligations or leases with Tax escalation provisions)) shall be terminated, such that none of Purchaser or any of its Affiliates (including, after the Closing, the Company and its Subsidiaries) shall have any further liability thereunder; provided, that, as promptly as practicable following the Closing, Seller shall cause any amounts owing by BBVA (as defined in the Tax Sharing Agreement, dated August 1, 2014 to which it is a party) for taxable periods (or portions thereof) ending on or prior to the Closing Date to be paid in full.

(f)                Timing of Indemnity Payments. Except as otherwise provided in Section 5.9(a), Section 5.9(b) or Section 5.9(c), any payment required to be made pursuant to this Section 5.9 shall be made within ten (10) days after Purchaser makes written demand upon Seller (but, in the case of any payment required to be made to a Taxing Authority, shall not be required to be made sooner than two (2) Business Days prior to the due date thereof).

(g)               Cooperation in Tax Proceedings.

(i)                 Purchaser and Seller will cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns of, and any Tax Proceeding relating to the Company or any of its Subsidiaries (including, for this purpose, the Carve-Out Entities). Cooperation includes (A) the retention and (at the other party’s request) the provision of records and information in such party’s possession that are reasonably relevant to the filing of any such Tax Returns or Tax Proceeding and (B) making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Section  5.9(g).

(ii)               Each of Seller and Purchaser agree (A) to retain all books and records of the Company and its Subsidiaries (including, for this purpose, the Carve-Out Entities) with respect to Tax matters pertinent to the Company and its Subsidiaries (including, for this purpose, the Carve-Out Entities) relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and any extensions thereof) of the respective taxable periods,

(B) to abide by all record retention agreements entered into with any Governmental Authority and (C) to give the other party reasonable written notice before transferring, destroying or discarding any books and records and, if the other party so requests, allow such other party to take possession of the books and records.

(iii)             Purchaser and Seller further agree, and agree to cause their respective Affiliates, to, upon request, use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or customer of the Company or any of its Subsidiaries or any other Person as may be reasonably necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated hereby.

(iv)             Without limiting the foregoing provisions of this Section 5.9(g), if any claim or demand for Taxes that could reasonably be expected to give rise to a claim for indemnification under Section 5.9(a) is asserted by any Governmental Authority, the party first receiving notice of such claim or demand shall notify the other party of such claim or demand promptly; provided, however, that the failure of Purchaser to give such prompt notice shall not relieve Seller of any of its indemnification obligations, except to the extent that Seller is actually prejudiced by such failure. The Controlling Party shall, at its own expense, control any such Tax Proceeding of or with respect to the Company or any of its Subsidiaries (including, for this purpose, the Carve-Out Entities) for any taxable period ending on or before the Closing Date (other than a Tax Proceeding described in Section 5.9(g)(v)) for which Seller may be obligated to indemnify Purchaser under Section 5.9(a); provided  that, (A) the Controlling Party shall provide the Non-Controlling Party with a timely and reasonably detailed account of each stage of such Tax Proceeding, (B) the Controlling Party shall allow the Non-Controlling Party to consult in good faith at the Non-Controlling Party’s expense on the positions taken in such Tax Proceeding, (C) the Controlling Party shall defend such Tax Proceeding diligently and in good faith as if it were the only Person affected by such Tax Proceeding, (D) the Non-Controlling Party and its representatives shall have the right to participate in such Tax Proceeding, assist in the preparation of any written materials in such Tax Proceeding and attend any meetings or telephone conversations with the applicable Governmental Authority, in each case, at the Non-Controlling Party’s expense, and (E) the Controlling Party shall not settle or compromise any such Tax Proceeding, if such settlement or compromise could increase the liability for Taxes (including under this Agreement) by more than a de minimis amount or reduce any Tax attributes of the Non-Controlling Party or any of its Subsidiaries by more than a de minimis amount, without obtaining the prior written consent of the Non-Controlling Party (which consent shall not be unreasonably withheld, conditioned or delayed). For purposes of this Section 5.9(g)(iv), the “Controlling Party” with respect to a Tax Proceeding shall mean Purchaser unless Seller is reasonably expected to bear a greater liability under Section 5.9(a) as a result of such Tax Proceeding and provides prompt written notice to Purchaser of its intent to control such Tax Proceeding, and the “Non-Controlling Party” shall mean whichever of Seller or Purchaser is not the Controlling Party. Whether or not Seller chooses to defend or prosecute any claim it is entitled to defend or prosecute hereunder, all of the parties shall reasonably cooperate in the defense or prosecution thereof.

(v)               Notwithstanding anything to the contrary in this Agreement, (A) Seller shall have the exclusive right to control in all respects, and neither Purchaser nor any of its Affiliates shall be entitled to participate in, any

Tax Proceeding with respect to (I) any Tax Return of Seller or any of its Subsidiaries (other than the Company and its Subsidiaries) and (II) any Tax Return of an affiliated, consolidated, combined, unitary or similar group that includes Seller or any of its Subsidiaries (other than the Company and its Subsidiaries) and (B) Purchaser shall have the exclusive right to control in all respects, and neither Seller nor any of its Affiliates shall be entitled to participate in, any Tax Proceedings with respect to (I) any Tax Return of Purchaser or any of its Subsidiaries (other than the Company and its Subsidiaries) and (II) any Tax Return of an affiliated, consolidated, combined, unitary or similar group that includes Purchaser or any of its Subsidiaries.

(vi)             Except as otherwise provided in this Section 5.9(g), Purchaser shall have the exclusive right to control all Tax Proceedings with respect to the Company and its Subsidiaries, provided  that in no event may Purchaser settle or compromise any Tax Proceeding to the extent such resolution would reasonably be expected to increase Seller’s liability for Excluded Taxes under Section 5.9(a) by more than a de minimis amount without the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed).

(h)               Purchase Price Adjustment. Any amounts paid pursuant to this Section 5.9 or Section 8.1 shall be treated as an adjustment to the Closing Purchase Price for all income Tax purposes to the extent permitted by applicable Law.

(i)                 Survival and Coordination. Anything to the contrary in this Agreement notwithstanding, (i) indemnification with respect to Taxes and the procedures relating thereto shall be governed exclusively by this Section 5.9, and the provisions of Article VIII shall not apply, and (ii) the covenants and agreements contained in this Section 5.9 and the representations and warranties set forth in Section 3.15 shall survive until thirty (30) days following the expiration of the full period of all statutes of limitations (giving effect to any extensions thereof), provided  that any right to indemnification for breach of covenant, agreement, representation or warranty in respect of which indemnification may be sought under this Section 5.9 shall survive the time at which it would otherwise terminate pursuant to Section 5.9(i) if notice of the right to indemnification or of the breach or inaccuracy giving rise to such right of indemnification shall have been given prior to such time.

Section 5.10     Employee  Matters.

(a)                Purchaser agrees that Purchaser shall provide, or shall cause to be provided, with respect to each employee of the Bank, the Company and its other Subsidiaries who is employed as of immediately prior to the Effective Time (each, a “Current Employee”), (i) during the period commencing at the Effective Time and ending on the one (1) year anniversary of the Closing Date, base salary or base wage, as applicable, which are no less favorable than those provided by the Bank, the Company and its other Subsidiaries immediately prior to the

Effective Time to each such Current Employee, and (ii) during the period commencing at the Effective Time and ending on December 31, 2021, (x) annual cash bonus opportunities which are no less favorable than the annual cash bonus opportunities (including any portion thereof treated as deferred compensation) provided by the Bank, the Company and its other Subsidiaries immediately prior to the Effective Time to each such Current Employee, (y) pension and welfare benefits that are no less favorable in the aggregate to those provided by the Bank, the Company and its other Subsidiaries immediately prior to the Effective Time to each such Current Employee, and (z) subject to the applicable Current Employee’s execution and non-revocation of a release of claims, cash severance benefits that are no less favorable than the cash severance benefits provided by the Bank, the Company and its other Subsidiaries immediately prior to the Effective Time as set forth on Section 5.10(a) of the Seller’s Disclosure Schedule.

(b)               To the extent permitted by applicable Law, for purposes of vesting, benefit accrual, vacation and sick time credit and eligibility to participate under the employee benefit plans, programs and policies of Purchaser and its Subsidiaries which may provide benefits to any Current Employee after the Effective Time (including the Company Benefit Plans) (the “New Plans”), each Current Employee shall be credited with his or her years of service with the Seller, the Bank, the Company and its other Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Current Employee was entitled, before the Effective Time, to credit for such service under any similar Benefit Plan in which such Current Employee participated or was eligible to participate immediately prior to the Effective Time; provided  that the foregoing shall not apply (i) to the extent that its application would result in a duplication of benefits with respect to the same period of service, or (ii) with respect to (A) benefit accrual, including level of pay credits, under any employee pension benefit plan, (B) any benefit plan that is a frozen benefit plan or provides grandfathered benefits, (C) any retiree medical plans or arrangements or (D) any equity incentive awards granted by Purchaser. In addition, and without limiting the generality of the foregoing, Purchaser shall use commercially reasonable efforts to cause (i) each Current Employee to be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is replacing comparable coverage under a Benefit Plan in which such Current Employee participated immediately before the Effective Time, and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Current Employee, any evidence of insurability requirements, all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Current Employee and his or her covered dependents, to the extent such conditions were inapplicable or waived under the comparable Benefit Plan. Purchaser shall use commercially reasonable efforts to cause any eligible expenses incurred by any Current Employee and his or her covered dependents during the portion of the plan year of the Benefit Plan ending on the date such Current Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Current Employee and his or her covered dependents for the applicable plan year.

(c)                Purchaser hereby acknowledges that a “change in control” or “change of control” or term or concept of similar import for the Company Benefit Plans identified in Section 5.10(c) of the Seller’s Disclosure Schedule will occur upon the Effective Time.

(d)               Effective as of immediately prior to the Effective Time, if requested in writing by Purchaser at least ten (10) Business Days prior to the Effective Time, the Company shall terminate any and all 401(k) plans maintained by the Bank, the Company and its other Subsidiaries (collectively, the “Company 401(k) Plan”). In the event that Purchaser requests that the Company 401(k) Plan be terminated, Seller shall provide Purchaser with evidence that the Company 401(k) Plan has been so terminated, provided that prior to amending or terminating the Company 401(k) Plan, Seller shall provide Purchaser with the form and substance of any applicable resolutions or amendments for review and approval (which approval shall not be unreasonably withheld, conditioned or delayed).  In connection with the termination of such plan, Purchaser shall permit each Current Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, including all participant loans) in cash or notes (in the case of participant loans) in an amount equal to the eligible rollover distribution portion of the account balance distributed to each such Current Employee from such plan to an “eligible retirement plan” (within the meaning of Section 401(a)(31) of the Code) of Purchaser or one of its Affiliates. If the Company 401(k) Plan is terminated as described herein, the Current Employees shall be eligible to commence participation in a 401(k) plan maintained by Purchaser or one of its Affiliates as soon as administratively practicable following the Closing Date.

(e)                Seller or the applicable Affiliate shall take all actions necessary to cause all benefits under a Seller Benefit Plan (including, but not limited to, any equity or equity-based awards and deferred compensation benefits) held by or with respect to each employee, officer, director and independent contractor of the Bank, the Company and its other Subsidiaries (other than the Carve-Out Employees or Other U.S. Employees) to become vested in full no later than five (5) Business Days prior to the Closing (subject to any applicable bank regulatory Laws and regulations), and to be paid within thirty (30) days following vesting or, if later, at the earliest time that would not result in the application of a penalty under Section 409A of the Code; provided, that any retention bonus amounts under the Retention Letters (as defined in the Seller’s Disclosure Schedule) will vest and be paid in accordance with their terms.

(f)                Seller shall take all actions necessary to cause all Carve-Out Employees and all Other U.S. Employees to cease employment with the Bank, the Company and its other Subsidiaries and to cause all Carve-Out Employees and all Other U.S. Employees (and their eligible dependents) to cease participating in the Company Benefit Plans prior to the Effective Time and for the liabilities and obligations with respect to the Carve-Out Employees and Other

U.S. Employees under a Company Benefit Plan to be assumed by a Seller Benefit Plan, such that from and after the Effective Time, Purchaser and its Affiliates (including the Company and its Subsidiaries) and the Company Benefit Plans shall have no liabilities or obligations to the Carve- Out Employees or the Other U.S. Employees (and their eligible dependents). In addition, Seller shall take all actions necessary to transfer the sponsorship of any Company Benefit Plans which are sponsored by the Company or any of its Subsidiaries but primarily maintained for the benefit of current or former employees, officers, directors or independent contractors of the Seller or its Affiliates (other than the Company and any of its Subsidiaries) to Seller or one of its Affiliates (other than the Company and any of its Subsidiaries), which plans shall be considered Seller Benefit Plans.

(g)               The provisions of this Section 5.10 are solely for the benefit of the parties to this Agreement, and nothing in this Agreement, whether express or implied, is intended to, or shall, (i) constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise be treated as an amendment or modification of any Benefit Plan, New Plan or other benefit plan, agreement or arrangement, (ii) limit the right of Seller, the Bank, the Company, Purchaser or their respective Subsidiaries or Affiliates to amend, terminate or otherwise modify any Benefit Plan, New Plan or other benefit plan, agreement or arrangement following the Effective Time, (iii) interfere or restrict in any way the rights of Purchaser or any of its Affiliates to discharge or terminate the services of any Current Employee or other Person for any reason whatsoever, with or without cause, or (iv) create any third-party beneficiary or other right (A) in any Person, including any current or former employee of the Company, the Bank or any other Subsidiary of the Company, any participant in any Benefit Plan, New Plan or other benefit plan, agreement or arrangement (or any dependent or beneficiary thereof) or (B) to continued employment with Seller, the Bank, the Company, any other Subsidiary of the Company or Purchaser or any of its Affiliates.

Section 5.11     Intellectual  Property.

(a)                Except as expressly provided in this Section 5.11 or pursuant to the Transitional Trademark License, Purchaser, on behalf of itself and its Affiliates (which, for the avoidance of doubt, shall include throughout this Section 5.11 the Company and its Subsidiaries following the Closing), acknowledges and agrees that neither Purchaser nor any of its Affiliates is purchasing, acquiring, licensing or otherwise obtaining any right, title or interest in, any trademarks, service marks, logos, designs, symbols, trade names, corporate names or other similar identifiers of origin (collectively, “Marks”) or under any Intellectual Property, in each case, owned by Seller or any of its Affiliates (except for the Intellectual Property owned by the Bank, the Company and its other Subsidiaries (other than the Carve-Out Entities) as of the date hereof or immediately prior to Closing) including the names “BBVA” or any Internet domain name, social media handle, Mark, word or name related thereto, or employing the words “BBVA”, or any derivation, variation, translation or adaptation thereof, or any Internet domain name, social media handle, Mark, word or name confusingly similar thereto or embodying any of the foregoing, whether alone or in combination with any other words, name or Marks, and whether registered or unregistered (collectively, the “Seller Marks”), and that to the extent the Bank, the Company or any of its other Subsidiaries has any such rights, such rights shall be, and hereby are, assigned to Seller effective as of the Closing. After the Closing, Purchaser shall cause the Bank, the Company and its Subsidiaries (i) to terminate any and all uses of any of the Seller Marks in accordance with the terms of the Transitional Trademark License, (ii) to execute and deliver to Seller at such time a written disclaimer of any rights to the Seller Marks and an acknowledgment that the Seller Marks and the goodwill associated therewith are proprietary rights belonging to Seller or an Affiliate of Seller (other than the Bank, the Company and its other Subsidiaries) and that such entities are the sole owners of all trademark and other rights, titles and interests in and to the Seller Marks, and (iii) execute such other documents reasonably requested by Seller from time-to-time to effectuate or evidence the foregoing. Purchaser acknowledges and agrees that neither the Bank, the Company nor any of its other Subsidiaries shall, after the Closing, use, seek to use, adopt, register or apply for registration of any Seller Mark except in accordance with the terms of the Transitional Trademark License.

(b)               Except as expressly provided in this Section 5.11 or pursuant to the Transitional Trademark License, Seller, on behalf of itself and its Affiliates, acknowledges and agrees that neither Seller nor any of their Affiliates has any right, title or interest in, any Marks or other Intellectual Property, in each case, owned by the Company, the Bank or any of their Subsidiaries (other than the Seller Marks) including the names “Covault,” “Upturn,” “Simple,” “Azlo,” “Mission Street Capital,” and “Open” or any Internet domain name, social media handle, Mark, word or name related thereto, or employing the words “Covault,” “Upturn,” “Simple,” “Azlo,” “Mission Street Capital,” and “Open”, or any derivation, variation, translation or adaptation thereof, or any Internet domain name, social media handle, Mark, word or name confusingly similar thereto or embodying any of the foregoing, whether alone or in combination with any other words, name or Marks, and whether registered or unregistered (collectively, the “Company Marks”), and that to the extent Seller or any of its Affiliates has any such rights, such rights shall be, and hereby are, assigned to the Company effective as of the Closing. After the Closing, Seller shall and shall cause their Affiliates (i) to terminate any and all uses of any of the Company Marks promptly following the Closing, (ii) to execute and deliver to Purchaser at such time a written disclaimer of any rights to the Company Marks and an acknowledgment that the Company Marks and the goodwill associated therewith are proprietary rights belonging to the Company or a Subsidiary of the Company and that such entities are the sole owners of all trademark and other rights, titles and interests in and to the Company Marks, and (iii) execute such other documents reasonably requested by Purchaser from time-to-time to effectuate or evidence the foregoing. Seller acknowledges and agrees that neither Seller nor any of their Affiliates shall after the Closing, use, seek to use, adopt, register or apply for registration of any Company Mark.

(c)                Prior to Closing, the Bank, the Company and the other Subsidiaries shall transfer to Seller (or an Affiliate of Seller designated by Seller) (i) any Seller Marks owned by the Bank, the Company and the other Subsidiaries and (ii) any Intellectual Property that is owned by the Bank, the Company or the other Subsidiaries and exclusively used in, or exclusively related to, the businesses of the Carve-Out Entities. For the avoidance of doubt, no Intellectual Property owned by the Carve-Out Entities as of the date hereof, or developed by or on behalf of the Carve-Out Entities after the date hereof and prior to Closing, shall be transferred from the Carve-Out Entities to the Bank, the Company or the other Subsidiaries as part of the Carve-Out Transactions.

Section 5.12     Intercompany Items. Except as set forth in Section 5.12 of the Seller’s Disclosure Schedule, prior to the Closing, Seller shall take, or cause to be taken, all such actions necessary so that (i) all Related Party Contracts are terminated (except as necessary to effectuate the delivery of services under the Transitional Services Agreement, Reverse Transitional Services Agreement or Transitional Trademark License) and (ii) all outstanding Intercompany Receivables or Intercompany Payables shall have been settled or paid (except for any Intercompany Payables or Intercompany Receivables solely involving the Carved-Out Entities, which shall be excluded from the Transactions pursuant to Section 5.14); provided  that the parties hereby agree to work in good faith to agree upon mutually acceptable procedures for the settlement or payment of (i) such amounts in a tax-efficient manner and (ii) any trailing activities. In addition, notwithstanding the foregoing, prior to the Closing, Seller shall cause Grupo Financiero BBVA Bancomer, S.A. de C.V., as well as Seller’s other non-U.S. banks that act as receiving banks and paying agents for money transmissions with BBVATransfer Services, Inc., to enter into amendments to the current agreements or arrangements in respect of the distribution agreements between BBVA Transfer Services, Inc. and such Persons, such that the agreements and arrangements continue for an initial one-year period following the Closing (notwithstanding any change-of-control provisions currently existing) on their current terms (subject to ongoing compliance by BBVA Transfer Services, Inc. with AML Laws in a manner substantially similar as of immediately prior to the Closing and under specific terms (including termination rights in connection with non-compliance of AML Laws) to be negotiated in good faith by the parties prior to the Closing). Following the date hereof and prior to the Closing Date, the parties shall negotiate in good faith arms-length arrangements related to a five (5) year extension of the BBVA Transfer Services, Inc. distribution agreements.

Section 5.13     Insurance. Following the Closing Date, the Company and its Subsidiaries shall no longer be insured under any insurance policy of Seller or any of its Affiliates, which are identified in Section 3.16 of the Seller’s Disclosure Schedule.

Section 5.14     Carve-Out Transactions. Prior to the Closing, Seller, Company and Purchaser, as applicable, shall take all such actions as are necessary and sufficient to effectuate the Carve-Out Transactions. It is understood and agreed that, pursuant to the BSI Transfer, Seller, Company, and Purchaser shall work in good faith to cause PNC Investment Company, LLC to become the ultimate beneficial owner of BSI’s U.S. retail brokerage accounts, and, as promptly as practicable following the date hereof, the Seller and the Purchaser shall engage with their respective clearing brokers and FINRA with respect to the proposed structuring and execution of the BSI Transfer, and, to the extent reasonably practicable, Seller and Purchaser shall implement any changes in respect of such proposed structuring as may be required or deemed advisable by such clearing brokers or FINRA. Seller, Company and the Purchaser shall undertake the matters contemplated by this Section 5.14 in a manner that does not, in any way prevent or impair in any material respect the consummation of the Transactions.

Section 5.15     Release. At or prior to the Closing, subject to Section 5.12 and the provisions of the Transitional Services Agreement, Reverse Transitional Services Agreement, Trademark License and any other Contract that may be entered into among the parties following the Closing, (a) the Company, the Bank and Company’s other Subsidiaries shall execute releases acquitting, releasing and discharging Seller, any of its Affiliates or Representatives (including the directors of the Company) from any and all liabilities to the Company, the Bank and Company’s other Subsidiaries that exist as of the Closing Date or that arise in the future from events or occurrences taking place prior to or as of the Closing Date (provided that the foregoing shall not apply to the extent that any such Person is a Purchaser Indemnified Party exercising rights under Section 8.1), and (b) Seller shall execute releases acquitting, releasing and discharging (i) the Company, the Bank and Company’s other Subsidiaries and their respective Representatives from any and all liabilities to Seller or its Affiliates (other than the Company, the Bank and Company’s other Subsidiaries) that exist as of the Closing Date or that arise in the future from events or occurrences taking place prior to or as of the Closing Date and from any obligations under Contracts to which Seller or any of its Affiliates (other than the Company, the Bank and Company’s other Subsidiaries) is a party (x) under which the Company, the Bank and Company’s other Subsidiaries are provided with services, property or other assets that are used in the conduct of their respective businesses, (y) that contain any exclusive dealing or third party referral arrangements imposed on the Company, the Bank or Company’s other Subsidiaries, or any non-competition or non-solicitation covenants that purport to limit the freedom from and after the Closing of the Company, the Bank and Company’s other Subsidiaries to compete in any line of business or with any Person or in any area, or (z) for which there are any costs or expenses that would be incurred by the Company, the Bank and Company’s other Subsidiaries from and after the Closing in connection with the termination of such Contracts.

Section 5.16     Further Assurances. Before, at and after the Closing, consistent with the terms and conditions hereof, Seller and Purchaser shall, and shall cause each of their respective Subsidiaries to, and shall use reasonable best efforts to cause their Affiliates to, promptly execute, acknowledge and deliver such instruments, certificates and other documents and take such other action as a party may reasonably require in order to carry out any of the Transactions. Following the Closing, the parties shall cooperate with one another to prepare and file all documents and forms and amendments thereto as may be required by applicable Law with respect to the Transactions.

Section 5.17     Removal; Resignations. On or prior to the Closing Date, Seller will deliver to Purchaser evidence of the removal of, or executed resignations of, each director and/or officer of the Company and each of the Company Subsidiaries who is an employee of Seller or any of its Affiliates (other than solely the Company or any of the Company Subsidiaries) from his or her position as director and/or officer of the Company and/or each applicable Company Subsidiary, effective as of the Effective Time.

Section 5.18     D&O Indemnification and Insurance.

(a)                Except with respect to any case involving fraud, from and after the Effective Time, in the event of any threatened or actual Action in the U.S., whether civil, criminal or administrative, in which any Person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries, or who is or was serving at the request of the Company or any of its Subsidiaries as a director or officer or agent of another Person, is, or is threatened to be, made a party or witness based in whole or in part on, or arising in whole or in part out of, or pertaining in whole or in part to, (i) the fact that such Person is serving or did serve in any such capacity, (ii) this Agreement or the Transactions, whether asserted or arising before or after the Effective Time, (iii) any liability or obligation of the Company or any of its Subsidiaries, or (iv) any action or failure to take action by any such director, officer or agent in his or her capacity as such occurring in whole or in part prior to the Effective Time, the Company shall, and Purchaser shall cause the Company to, indemnify, defend and hold harmless, as and to the fullest extent permitted or required by applicable Law, each such Person against any Losses (including reimbursement for legal and other fees and expenses incurred in advance of the final disposition of any such matter or investigation to the fullest extent permitted by applicable Law, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), judgments, fines and amounts paid in settlement in connection with any such threatened or actual Action in the

U.S. Such Persons shall reasonably cooperate with the Purchaser, the Company and their Subsidiaries in the defense of any such threatened or actual Action and none of the Purchaser, the Company or any of their Subsidiaries shall have any liability hereunder in respect of any compromise or settlement of any action or claim effected without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed).

(b)               Without limiting the indemnification and other rights provided in Section 5.18(a), all rights to indemnification and all limitations on Losses existing in favor of the directors, officers and employees of the Company and its Subsidiaries as provided in their respective Constituent Documents as in effect as of the date of this Agreement or in any indemnification agreement in existence on the date of this Agreement with the Company or any of its Subsidiaries shall continue in full force and effect to the fullest extent permitted by Law and shall be honored by the Company and its Subsidiaries or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto. To the extent not already in effect at Closing, as soon as practicable after Closing, the Purchaser shall, and shall cause the Company or the Bank, as applicable, to use its reasonable best efforts to obtain a “tail” insurance policy with respect to directors’ and officers’ liability insurance that covers for a period of six (6) years from the Effective Time the individuals serving as directors and officers of the Company or any of its Subsidiaries immediately prior to the Effective Time for acts or omissions occurring prior to the Effective Time, with coverage and amounts appropriate for the size and scope of the Company and its Subsidiaries in amounts consistent with the coverage existing as of the Closing, with respect to acts or omissions occurring prior to the Closing that were committed by such officers and directors in their capacity as such; provided, however, that in no event shall the Purchaser, Company or Bank be required to expend for such insurance policy an annual premium amount in excess of two-hundred fifty percent (250%) of the annual premiums currently paid by the Company for such insurance.

Section 5.19     Other Offers. None of the Seller, the Company, the Bank, or any other Subsidiary of the Company shall, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the acquisition of the Shares or shares, or substantially all the assets, of the Company or the Bank (an “Acquisition Proposal”) (other than acquisition of OREO property held by the Bank or certain Subsidiaries of the Company in the ordinary course of their business in accordance with past practices), or otherwise disclose any non-public information or afford access to the properties, books or records of the Company or the Bank to any person or entity who has indicated an intention to make or has made an Acquisition Proposal.

Section 5.20     Transaction Documents. On the Closing Date, Purchaser and Seller shall cause to be executed and delivered (i) a Transitional Services Agreement, substantially in the form attached hereto as Annex B (the “Transitional Services Agreement”),

(ii)   a Reverse Transitional Services Agreement, substantially in the form attached hereto as Annex C (the “Reverse Transitional Services Agreement”) and (iii) a Transitional Trademark License, substantially in the form attached hereto as Annex D (the “Transitional Trademark License”).

Section 5.21     Updated Financial Information. From the date of this Agreement until the Closing Date or the termination of this Agreement pursuant to ARTICLE VII, Seller will provide to Purchaser (i) at the same time that it receives such materials from the Company, unredacted copies of all future monthly financial packages of the type included in Section 1.2.3. of the Dataroom and (ii) as promptly as practicable, but in no event later than the thirtieth (30th) day following the end of the relevant quarter-end month, the quarterly unaudited consolidated financial statements (including any related notes and schedules thereto) of the Company that are prepared for management purposes, for each of the quarters ended thereafter (the “Quarterly  Unaudited Financial Statements”). Each of the statements of financial condition included in the Quarterly Unaudited Financial Statements fairly presents, or will fairly present, in all material respects the consolidated financial position of the Company as of its date, and each of the statements of income and changes in stockholders’ equity and cash flows or equivalent statements included in the Quarterly Unaudited Financial Statements fairly presents or will fairly present in all material respects the consolidated results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of the Company for the periods set forth therein, in each case in accordance with GAAP, in each case, to (A) any matter to the extent disclosed in the Quarterly Unaudited Financial Statements (or the notes thereto, if applicable), and (B) to normal year-end adjustments.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1     Conditions to the Obligations of Purchaser and Seller. The obligations of the parties hereto to effect the Closing are subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

(a)                No Prohibitions. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Government Order permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Transactions;

(b)               Required Approvals. All Requisite Regulatory Approvals set forth in Annex A hereto shall have been obtained, and any applicable waiting periods relating thereto shall have expired or been terminated early; and

(c)                Carve-Out Transactions. The Carve-Out Transactions shall have been consummated.

Section 6.2     Conditions to the Obligations of Purchaser. The obligation of

Purchaser to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

(a)                Representations and Warranties. (i) Each of the Seller’s Fundamental Warranties shall be true and correct in all but de minimis respects on and as of the date hereof and the Closing Date; and (ii) other than the Seller’s Fundamental Warranties, the representations and warranties of Seller contained in Article III of this Agreement (not giving effect to any “material” or “Material Adverse Effect” or other similar qualifiers) shall be true and correct as of the Closing Date (except for any such representations and warranties that are made as of another specific date which shall be required to be so true and correct only as of such date), except where the failures of such representations and warranties in clause (ii) to be true and correct as of such dates has not had, individually or in the aggregate, a Material Adverse Effect);

(b)               Covenants. All the covenants and agreements required by this Agreement to be complied with and performed by either of Seller, the Company, the Bank or any of the other Subsidiaries of the Company on or before the Closing Date shall have been duly complied with and performed in all material respects;

(c)                Deliverables. Purchaser shall have received all certificates, documents, evidence and agreements required to be delivered to it at the Closing under the Agreement, all in form and substance reasonably satisfactory to Purchaser; and

(d)               Officer’s Certificate. Purchaser shall have received a certificate, signed by a duly authorized officer of Seller and dated the Closing Date, (i) certifying that the conditions set forth in Section 6.2(a) through Section 6.2(c) have been satisfied.

Section 6.3     Conditions to the Obligations of Seller. The obligation of Seller to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

(a)                Representations and Warranties. (i) Each of the Purchaser’s Fundamental Warranties shall be true and correct in all but de minimis respects on and as of the date hereof and the Closing Date; and (ii) other than the Purchaser’s Fundamental Warranties, the representations and warranties of Purchaser contained in Article IV of this Agreement (not giving effect to any “material” or “Purchaser Material Adverse Effect” or other similar qualifiers) shall be true and correct as of the Closing Date (except for any such representations and warranties that are made as of another specific date which shall be required to be so true and correct only as of such date), except where the failures of such representations and warranties in clause (ii) to be true and correct as of such dates has not had, individually or in the aggregate, a Purchaser Material Adverse Effect);

(b)               Covenants. All the covenants and other agreements required by this Agreement to be complied with and performed by Purchaser on or before the Closing Date shall have been duly complied with and performed in all material respects;

(c)                Deliverables. Seller shall have received all certificates, documents, evidence and agreements required to be delivered to it at the Closing pursuant to Section 2.2(c); and

(d)               Officer’s Certificate. Seller shall have received a certificate, signed by a duly authorized officer of Purchaser and dated the Closing Date, to the effect that the conditions set forth in Section 6.3(a) through Section 6.3(c) have been satisfied.

ARTICLE VII

TERMINATION

Section 7.1     Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)                by mutual written consent of Purchaser and Seller;

(b)               by Purchaser or Seller by giving written notice to the other party if (i) any Governmental Authority that must grant a Requisite Regulatory Approval has denied such approval and such denial has become final and non-appealable or (ii) any Governmental Authority of competent jurisdiction shall have issued a final non-appealable order enjoining or otherwise prohibiting the consummation of the Transactions;

(c)                by Purchaser or Seller by giving written notice to the other party if the Closing shall not have occurred on or before the Outside Date, unless the failure of the Closing to occur by such date arises out of, or results from, a material breach by the party seeking to terminate this Agreement of any representation, warranty, covenant or agreement of such party or its Affiliates in this Agreement; provided  that, at the option of either party (if such party would be permitted to terminate this Agreement pursuant to this Section 7.1), the Outside Date may be extended, by giving written notice to the other party, to the date that is fifteen (15) months after the date hereof in the event that the Requisite Regulatory Approvals have not yet been obtained and are reasonably capable of being obtained during such extension period;

(d)               by Purchaser by giving written notice to the Seller, if Seller has breached any of its covenants or agreements or any of its representations or warranties contained in this Agreement, which breach, individually or in the aggregate, would cause the conditions set forth in Section 6.2 to not be satisfied, and such breach is not cured within 45 days following written notice of such breach to Seller or cannot, by its nature, be cured prior to the Outside Date; provided that Purchaser is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement; or

(e)                by Seller by giving written notice to the Purchaser, if Purchaser has breached any of its covenants or agreements or any of its representations or warranties contained in this Agreement, which breach, individually or in the aggregate, would cause the conditions set forth in Section 6.3 to not be satisfied, and such breach is not cured within 45 days following written notice to Purchaser of such breach or cannot, by its nature, be cured prior to the Outside Date; provided  that Seller is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement.

Section 7.2     Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, and none of Seller, Purchaser, any of their respective Affiliates or any of the officers, directors or stockholders of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the Transactions, except (i) Section 5.5 (Confidentiality) and Article VIII (General Provisions) shall survive any termination of this Agreement, and (ii) termination will not relieve any party from liability for any willful and material breach prior to such termination.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1     Survival of Representations and Warranties; Indemnification.

(a)                The representations and warranties of the parties shall survive until the date that is eighteen (18) months following the Closing Date, provided  that the Seller’s Fundamental Representations and the Purchaser’s Fundamental Representations shall survive until the expiration of the applicable statute of limitations, and provided, further, that survival of the representations and warranties set forth in Section 3.15 shall be governed by Section 5.9(i). Except as provided in Section 5.9(i), the covenants and agreements contained in this Agreement shall survive the Effective Time until fully performed in accordance with their respective terms, provided that the covenants and agreements contained in this Agreement that by their terms apply or are to be performed entirely prior to the Effective Time shall only survive until the period specified in the immediately preceding sentence. Notwithstanding the preceding sentences, any breach of representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate if (and to the extent) prior to such time notice of the breach giving rise to such right of indemnity shall have been given in accordance with this Section 8.1 to the party against whom indemnity is sought, in which case such breach shall survive until final resolution of such claim (or, if earlier, the latest date permitted by applicable Law).

(b)               Effective at and after the Closing and subject to the other provisions of this Section 8.1, Seller hereby agrees to indemnify Purchaser and its Affiliates (including the Company and its Subsidiaries) and their respective Representatives (collectively, the “Purchaser Indemnified Parties”) against and agrees to hold each of them harmless from, and reimburse any Purchaser Indemnified Party for, any and all Losses suffered by a Purchaser Indemnified Party as a result of or relating to:

(i)                 any breach or inaccuracy of any Seller Fundamental Representation or the certificate delivered at Closing in respect thereof determined without giving effect to any limitations as to materiality or “Material Adverse Effect” set forth therein;

(ii)               any breach or inaccuracy of any representation and warranty made by Seller set forth in this Agreement or the certificate delivered at Closing in respect thereof (other than the Seller Fundamental Representations and the representations and warranties set forth in Section 3.15 (which matters are addressed in Section 5.9) without giving effect to any limitations as to materiality or “Material Adverse Effect” set forth therein (other than in Section  3.6(g));

(iii)             any breach, failure, nonfulfillment or default by Seller in the performance of or compliance with any of the covenants or agreements made or to be performed by Seller pursuant to this Agreement;

(iv)             any Company Transaction Expenses that were not (A) paid in full at or prior to the Closing, (B) borne entirely by Seller or any of its Affiliates (other than the Company and its Subsidiaries), or (C) deducted from the Purchase Price paid pursuant to Section  2.2(c)(i);

(v)               (x) the Seller Benefit Plans and any (y) liabilities with respect to current or former employees of Seller (other than the Current Employees and former employees whose final service within Seller’s controlled group (as defined in Sections 414(b) and (c) of the Code) was with the Company or any of its Subsidiaries); and

(vi)             any Carve-Out Entity, the Carve-Out Employees, the Other

U.S. Employees and the Carve-Out Transactions.

Notwithstanding any other provision to the contrary, Seller shall not be required to indemnify or hold harmless any Purchaser Indemnified Party against, or reimburse any Purchaser Indemnified Party for, any Losses pursuant to Section 8.1(b)(ii) (A) with respect to any claim (or series of claims arising from similar or related underlying facts, events or circumstances, including as more specifically described in Section 8.1(b) of the Seller’s

Disclosure Schedule) unless such claim (or series of claims arising from similar or related underlying facts, events or circumstances, including as more specifically described in Section 8.1(b) of the Seller’s Disclosure Schedule) involves Losses in excess of $200,000 (nor shall any such claim (or series of claims arising from similar or related underlying facts, events or circumstances, including as more specifically described in Section 8.1(b) of the Seller’s Disclosure Schedule) that does not meet such $200,000 threshold be applied to or considered for purposes of calculating the aggregate amount of the Purchaser Indemnified Parties’ Losses for which Seller has responsibility under Section 8.1(b)(ii)), in which event all such Losses for such claim (or series of claims) shall be considered for purposes of calculating the aggregate amount of the Purchaser Indemnified Parties’ Losses for which Seller has responsibility under Section  8.1(b)(ii), and (B) until the aggregate amount of the Purchaser Indemnified Parties’ Losses exceeds $100,000,000 (such amount, the “Basket”), after which Seller shall be obligated for all such Losses of the Purchaser Indemnified Parties in excess of the amount of the Basket.

Notwithstanding any other provision to the contrary, the cumulative aggregate indemnification obligation of Seller under Section 8.1(b)(ii) shall not exceed $1,200,000,000 (the “Cap”), and the cumulative aggregate indemnification obligation of Seller under Sections  8.1(b)(i)–(ii)  shall not exceed the Closing Purchase Price (as adjusted hereunder), other than in respect of Losses arising as a result of fraud.

(c)                Effective at and after the Closing and subject to the other provisions of this Section 8.1, Purchaser hereby indemnifies Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnified Parties”) against and agrees to hold each of them harmless from, and reimburse any Seller Indemnified Party for, any and all Losses suffered by a Seller Indemnified Party as a result of or relating to:

(i)                 any breach or inaccuracy of any Purchaser Fundamental Representation or the certificate delivered at Closing in respect thereof determined without giving effect to any limitations as to materiality or “Purchaser Material Adverse Effect” set forth therein;

(ii)               any breach or inaccuracy of any representation and warranty made by Purchaser set forth in this Agreement or the certificate delivered at  Closing  in  respect  thereof  (other  than  the  Purchaser  Fundamental Representations) determined without giving effect to any limitations as to materiality or “Purchaser Material Adverse Effect” set forth therein; or

(iii)             any breach, failure, nonfulfillment or default by Purchaser in the performance of or compliance with any of the covenants or agreements made or to be performed by Purchaser pursuant to this Agreement.

Notwithstanding any other provision to the contrary, Purchaser shall not be required to indemnify or hold harmless any Seller Indemnified Party against, or reimburse any Seller Indemnified Party for, any Losses pursuant to Section 8.1(c)(ii) (A) with respect to any claim (or series of related claims arising from similar or related underlying facts, events or circumstances) unless such claim (or series of related claims arising from similar or related underlying facts, events or circumstances) involves Losses in excess of $200,000 (nor, subject to the foregoing, shall any such item that does not meet such $200,000 threshold be applied to or considered for purposes of calculating the aggregate amount of the Seller Indemnified Parties’ Losses for which Purchaser has responsibility under Section 8.1(c)(ii)), in which event all such Losses for such claim (or series of claims) shall be considered for purposes of calculating the aggregate amount of the Seller Indemnified Parties’ Losses for which Purchaser has responsibility under Section 8.1(c)(ii), and (B) until the aggregate amount of the Seller Indemnified Parties’ Losses exceeds the Basket, after which Purchaser shall be obligated for all such Losses of the Seller Indemnified Parties in excess of the amount of the Basket.

Notwithstanding any other provision to the contrary, the cumulative aggregate indemnification obligation of Purchaser under Section 8.1(c)(ii) shall not exceed the Cap, and the cumulative aggregate indemnification obligation of Purchaser under Section 8.1(c)(i)-(ii) shall not exceed the Closing Purchase Price (as adjusted hereunder), other than in respect of Losses arising as a result of fraud.

(d)               If an Indemnified Purchaser Party or an Indemnified Seller Party (each, an “Indemnified Party”) believes that a claim, demand or other circumstance exists that has given or may reasonably be expected to give rise to a right of indemnification under this Section 8.1, such Indemnified Party shall assert its claim for indemnification by giving written notice thereof (a “Claim Notice”) to the Seller (if indemnification is sought from the Seller) or Purchaser (if indemnification is sought from Purchaser) (in either such case, the “Indemnifying Party”) (i) if the event or occurrence giving rise to such claim for indemnification is, or relates to, a claim, suit, action or proceeding brought by a Person not a party to this Agreement or affiliated with any such party (a “Third Party”), promptly following receipt of notice of such claim, suit, action or proceeding by such Indemnified Party, or (ii) if the event or occurrence giving rise to such claim for indemnification is not, or does not relate to, a claim, suit, action or proceeding brought by a Third Party, promptly after the discovery by the Indemnified Party of the circumstances giving rise to such claim for indemnity; provided, however, that any failure or delay in providing such notice shall not release the Indemnifying Party from any of its obligations under this Section 8.1 except to the extent the Indemnifying Party is prejudiced by such failure or delay. Each Claim Notice shall describe the claim in reasonable detail including (i) the legal and factual basis of the claim, (ii) an estimate of the amount of Losses which are, or are to be, the subject of the claim and (iii) such other information as is reasonably necessary to enable the Indemnifying Party to assess the merits of the claim (in each case in (i)-(iii), to the extent then known or reasonably ascertainable).

(e)                If any claim or demand by an Indemnified Party under this Section 8.1 relates to an action or claim filed or made against an Indemnified Party by a Third Party, the Indemnifying Party may, at its option, assume and control the defense of such action or claim (including, subject to the remainder of this Section 8.1(e), any negotiation relating thereto and the settlement or compromise thereof) at its sole cost and expense and with its own counsel (which counsel shall be reasonably acceptable to the Indemnified Party), if the Indemnifying

Party elects to assume such defense within thirty (30) days of the Claim Notice; provided, however, that an Indemnifying Party shall not have the right to assume and control the defense of any criminal or regulatory action or claim, any claim seeking non-monetary remedies, or any claim where the portion of the claim for which the Indemnified Party would not be indemnified is reasonably likely to exceed the portion of the claim for which it would be indemnified. The parties shall cooperate in the defense of such action or claim, and, unless and until the Indemnifying Party shall have so assumed the defense of such action or claim, the reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Indemnified Party in connection with the defense, settlement or compromise of such claim or action shall be a Loss subject to indemnification hereunder to the extent provided herein. Any Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, and the reasonable out-of-pocket costs and expenses incurred by the Indemnified Party’s separate counsel in connection with the defense, settlement or compromise of such claim or action shall be a Loss subject to indemnification hereunder provided  (i) the Indemnifying Party is not entitled to assume and control the defense of such action or claim pursuant to this Section 8.1(e) or shall have failed within thirty (30) days after receipt of a Claim Notice in respect of such action or claim to assume the defense of such action or claim or to notify the Indemnified Party in writing that it will assume the defense of such action or claim; (ii) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party at the Indemnifying Party’s expense; (iii) the Indemnified Party’s counsel shall have concluded that there is or may be a conflict of interest or one or more legal defenses or counterclaims available to such Indemnified Party or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party such that it would be inappropriate or inadvisable in the reasonable judgment of Indemnified Party’s counsel for the same counsel to represent both the Indemnified Party and the Indemnifying Party; or

(iv) the Indemnifying Party ceases to diligently defend such Claims.

(f)                No Indemnifying Party shall be liable to indemnify any Indemnified Party for any compromise or settlement of any action or claim effected without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed), but if settled with the consent of the Indemnifying Party, or if there be final judgment for the plaintiff in any such action that the Indemnified Party is required to pay by the court at the time paid, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against any Loss by reason of such settlement or judgment, subject to the terms and conditions of this Section 8.1.  If the Indemnifying Party shall assume the defense of any claim in accordance with the provisions of this Section 8.1, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) before entering into any settlement of such claim unless (i) the relief consists solely of monetary damages to be paid entirely by the Indemnifying Party (or a liability insurer thereof) (other than the Deductible, if any, to be paid by the Indemnified Party), (ii) the settlement includes no admission or finding of any violation of Law or admission of wrongdoing by the Indemnified Party, and (iii) the settlement includes a provision whereby the plaintiff or claimant releases the Indemnified Parties from all liability with respect thereto. Each Indemnified Party shall make available to the Indemnifying Party all information reasonably available to such

Indemnified Party relating to such action or claim the provision of which would not, in the reasonable judgment of the Indemnified Party, violate or jeopardize any applicable attorney- client or other privilege. In addition, the parties shall render to each other such assistance as may reasonably be requested in order to help ensure the proper and adequate defense of any such action or claim. The party in charge of the defense shall keep the other parties reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.

(g)               Purchaser and, after the Closing, the Company shall take and shall cause its Affiliates to use commercially reasonable efforts to mitigate any Loss for which any of them could be entitled to indemnification under this Section 8.1 upon becoming aware of any event which would reasonably be expected to, or does actually, give rise thereto, including incurring costs to the extent necessary to remedy the breach which gives rise to such Loss (which costs, for the avoidance of doubt, shall be considered Loss).

(h)               The amount which the Indemnifying Party is or may be required to pay to any Indemnified Party pursuant to this Section 8.1 shall be reduced (retroactively, if necessary) by any insurance proceeds or other amounts actually recovered by or on behalf of such Indemnified Party in reduction of the related Loss, net of any deductibles or other expenses incurred in connection therewith. If an Indemnified Party shall have received the payment required by this Agreement from the Indemnifying Party in respect of Loss and shall subsequently receive insurance proceeds or other amounts in respect of such Loss, then such Indemnified Party shall promptly repay to the Indemnifying Party a sum equal to the amount of such net insurance proceeds or other net amounts actually received. In calculating the amount of any Loss, there shall be deducted an amount equal to any net Tax benefit actually realized (including, without limitation, the utilization of a Tax loss or Tax credit carried forward) as a result of such Loss by the Indemnified Party claiming such Loss in the taxable year in which such Loss occurred (determined on a “with and without” basis).

(i)                 With respect to the indemnification obligation set forth in this Section 8.1, in no event shall (i) the Indemnifying Party have any liability to the Indemnified Party or any of its Affiliates for any consequential, indirect, speculative, incidental, special or punitive damages, except to the extent awarded to Third Party by a court of competent jurisdiction, (ii) the Indemnified Party or any of its Affiliates be entitled to recover from the Indemnifying Party under this Section 8.1 more than once in respect of the same Loss; or (iii) the Indemnifying Party be liable for any Loss which is contingent unless and until such contingent Loss becomes an actual liability and is due and payable.

(j)                 The indemnification provided in this Section 8.1 shall be the exclusive remedy available to any party hereto with respect to any breach of any representation, warranty, covenant or agreement in this Agreement, or otherwise in respect of the transactions contemplated by this Agreement or any claims relating to this Agreement or any certificate delivered pursuant hereto, except (i) in the case of fraud or willful misconduct, or with respect to matters for which the remedy of specific performance, injunctive relief or other non-monetary equitable remedies are available in accordance with Section 8.5, (ii) with respect to Taxes (the indemnification for which shall be governed exclusively by Section 5.9), or (iii) as otherwise expressly provided in this Agreement.

Section 8.2     Waiver; Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party or parties against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 8.3     Entire Agreement. The Transaction Documents and the Confidentiality Agreement represent the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede any and all other oral or written agreements heretofore made.

Section 8.4     Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Any attempted or purported assignment in contravention of this provision shall be null and void.

Section 8.5     Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not to be performed as required by their specific terms or were to be otherwise breached, including, for the avoidance of doubt, a breach of Section 5.5, irreparable damage will occur, no adequate remedy at law would exist and damages would be difficult to determine, and that such parties shall be entitled, without the necessity of posting a bond or other security, to an injunction or injunctions to prevent breaches, and to specific performance of the terms, of this Agreement, in addition to any other remedy at law or equity.

Section 8.6     Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile, email or other electronic means such as “.pdf” or “.tiff” files), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

Section 8.7     Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, or otherwise, (b) on the first (1st) Business Day after being sent if delivered utilizing a next-day service by an internationally recognized overnight courier that issues a receipt or other confirmation of delivery, (c) on the earlier of confirmed receipt or the third (3rd) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) when transmitted to the email address set out below, as applicable (provided, that no “error” message or other notification of non-delivery is generated). All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to Seller, to:

Banco Bilbao Vizcaya Argentaria, S.A.

Calle Azul 4

Madrid U3 28050

Spain

Attention:       Victoria del Castillo Marchese;

Jacobo de Nicolás de Benito

Email:             victoria.castillo@bbva.com;

jacobo.nicolas@bbva.com

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:        H. Rodgin Cohen

Mitchell S. Eitel

William D. Torchiana

Facsimile:       +1 (212) 291 9028

+1 (212) 291 9046

+33 1 7304 1010

Email:             Cohenhr@sullcrom.com

Eitelm@sullcrom.com

Torchianaw@sullcrom.com

If to Purchaser, to:

PNC Bank, N.A.

The Tower at PNC

300 Fifth Avenue

Pittsburgh, PA 15222

Mail Stop: PT-PTWR-21-1

Attention: Mergers & Acquisitions Department

Email: david.williams@pnc.com

with a copy to:

PNC Bank, National Association

The Tower at PNC

300 Fifth Avenue

Pittsburgh, PA 15222

Mail Stop: PT-PTWR-18-1

Attention: Laura Long, Deputy General Counsel, M&A

Facsimile: +1 (412) 762-5988

Email: laura.long@pnc.com

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:       Edward D. Herlihy

Nicholas G. Demmo

Facsimile:       +1 (212) 403-2207

+1 (212) 403-2381

Email:             EDHerlihy@wlrk.com

NGDemmo@wlrk.com

Section 8.8     Provisions  Separable.

(a)                The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is found by a court or other Governmental Authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability, of such provision, or the application thereof, in any other jurisdiction.

(b)               Without limiting generality of the foregoing, the parties acknowledge and agree that (i) the covenants and agreements set forth in Section 5.7 and Section 5.8 were a material inducement to the parties to enter into this Agreement and to perform their respective obligations hereunder, and (ii) if any portion of any provisions in Section 5.7 or Section 5.8 is held invalid or unenforceable, the remaining provisions of Section 5.7 and Section 5.8 will remain in full force and effect to the maximum extent permitted by Law.

Section 8.9     Parties in Interest. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 5.18, nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement upon any Person other than the parties hereto and their successors or permitted assigns.

Section 8.10     Expenses. Except as otherwise specifically provided in the Transaction Documents, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby (it being understood and agreed that all such expenses incurred by or on behalf of the Company, any of its Subsidiaries or any of the Carve-Out Entities shall be the responsibility of the Seller).

Section 8.11     Deadlines. If the last day of the time period for the giving of any notice or the taking of any action required under this Agreement falls on a day that is not a Business Day, the time period for giving such notice or taking such action shall be extended through the Business Day immediately following the original expiration date of such action.

Section 8.12     Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH, OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER ACTION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED INSTRUMENTS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

Section 8.13     Governing Law; Consent to Jurisdiction. The execution, interpretation, and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to any conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any other jurisdiction other than the State of New York. EACH PARTY HERETO, TO THE EXTENT IT MAY LAWFULLY DO SO, HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF SUCH PARTY’S OBLIGATIONS UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY (OTHER THAN THE CONFIDENTIALITY AGREEMENT), AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.7 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

Section 8.14     Waiver of Force Majeure Event. Each party hereby waives any force majeure, impossibility, impracticability, frustration of purpose or similar defenses against non-performance under common law or otherwise.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, this Agreement has been executed on behalf of each of the parties hereto as of the date first above written.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:    /s/ Victoria del Castillo Marchese_________
    Name: Victoria del Castillo Marchese
    Title: Global Head of Strategy and M&A

THE PNC FINANCIAL SERVICES GROUP, INC.

By:    /s/ Bill Demchak______________________
    Name: William S. Demchak
    Title: President and Chief Executive Officer

ANNEX A

Requisite Regulatory Approvals

1.    Termination or expiration of any mandatory waiting period under the HSR Act.

2.    U.S. bank regulatory approvals or non-objection notices in respect of the Stock Sale and the post-Closing combination of the Bank with PNC Bank, National Association, including from the:

a.       Alabama State Banking Department

b.      Federal Reserve

c.       OCC

3.    Other approvals or non-objections in respect of the Transactions from the following Governmental Authorities:

a.       In connection with the BSI Transfer:

i.       FINRA

ii.       The state securities regulators in Florida, Kentucky, New Mexico, South Dakota and West Virginia

b.      In connection with the money transmitter, BBVA Transfer Services, Inc.:

i.       State financial regulators in the 50 states and the District of Columbia (other than Montana, which does not regulate money transmitter businesses)

c.       In connection with the insurance agency, BBVA Insurance Agency, Inc.:

i.       Texas Department of Insurance

d.      In connection with Simple Finance Technology Corp.’s consumer finance licensing:

i.       New Jersey Department of Banking and Insurance

e.       In connection with Bank’s premium finance license:

i.       Texas Department of Insurance

ANNEX B

Transitional Services Agreement

FINAL FORM

CONFIDENTIAL

NO AGREEMENT, ORAL OR WRITTEN, REGARDING OR RELATING TO ANY OF THE MATTERS COVERED BY THIS DRAFT AGREEMENT HAS BEEN ENTERED INTO BETWEEN THE PARTIES. THIS DOCUMENT, IN ITS PRESENT FORM OR AS IT MAY BE HEREAFTER REVISED BY ANY PARTY, WILL NOT BECOME A BINDING AGREEMENT OF THE PARTIES UNLESS AND UNTIL IT HAS BEEN SIGNED BY ALL PARTIES. THE EFFECT OF THIS LEGEND MAY NOT BE CHANGED BY ANY ACTION OF THE PARTIES.

TRANSITIONAL SERVICES AGREEMENT BY AND BETWEEN

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

AND

THE PNC FINANCIAL SERVICES GROUP, INC.

dated as of [●]

Page

ARTICLE I

DEFINITIONS

Section 1.1	General	4
Section 1.2	Interpretation; Construction	5

ARTICLE II

SERVICES

ARTICLE III

PAYMENT

ARTICLE IV

INDEMNIFICATION; LIMITATION OF LIABILITIES

Section 4.7	Disclaimer of Warranties.	14
Section 4.8	Exclusive Remedy	15

ARTICLE V

COOPERATION; ACCESS; CONFIDENTIALITY; OWNERSHIP OF DATA

Section 5.1	Cooperation.	15
Section 5.2	IT Security.	16
Section 5.3	Intellectual Property.	17
Section 5.4	Confidentiality	18

ARTICLE VI

TERM; TERMINATION

Section 6.1	Term and Service Termination Dates.	18
Section 6.2	Suspension Due to Force Majeure.	20
Section 6.3	Effect of Termination; Survival.	21
Section 6.4	Return or Destruction of Information.	21

ARTICLE VII

DISPUTE RESOLUTION

Section 7.1	Negotiation	21

ARTICLE VIII

MISCELLANEOUS

SCHEDULES

Schedule A	Services Provided by Service Provider to Service Recipients	A-1
Schedule B	Initial Transition Service Representatives	B-1
Schedule C	Excluded Services	C-1
Schedule D	Data Processor Obligations	D-1

TRANSITIONAL SERVICES AGREEMENT

This TRANSITIONAL SERVICES AGREEMENT (this “Agreement”) is made and entered into as of [●] (the “Effective Date”), by and between Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain (“Seller”), and The PNC Financial Services Group, Inc., a corporation organized under the laws of Pennsylvania (“Purchaser”). Seller and Purchaser are each referred to herein individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, Seller has entered into that certain Stock Purchase Agreement, dated as of November 15, 2020 (as it may be amended or modified from time to time, the “Purchase  Agreement”), with Purchaser, whereby Seller will sell, and Purchaser will purchase, the all the issued and outstanding shares of capital stock of BBVA USA Bancshares, Inc., a corporation organized under the laws of the state of Texas (“Company”) and a financial holding company conducting its business operations primarily through its commercial banking subsidiary BBVA USA, an Alabama-chartered bank (“Bank”), upon the terms and subject to the conditions set forth in the Purchase Agreement (the “Transaction”);

WHEREAS, pursuant to the Purchase Agreement, Seller and Purchaser agreed to duly execute a Transitional Services Agreement substantially in the form of Exhibit B to the Purchase Agreement at the Closing;

WHEREAS, in connection with the Transaction, and in order to ensure an orderly transition under the Purchase Agreement, following the Closing, Seller shall, and shall cause any Service Provider (as defined herein) to provide to Company, Bank, BBVA Transfer Services, Inc. (“BTS”) and any other subsidiaries of the Bank that, according to past practice, is receiving the Services (as defined below) following the Closing (each, a “Service Recipient”) the Services as described herein for a transitional period;

WHEREAS, each of the Parties understands that the Services provided hereunder are transitional in nature and are furnished for the purpose of facilitating the Transaction; and

NOW, THEREFORE, the Parties hereto, in consideration of the premises and the mutual covenants contained herein, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1     General. As used in this Agreement, all capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

Section 1.2     Interpretation; Construction. Section 1.2 of the Purchase Agreement shall apply to this Agreement mutatis  mutandis.

ARTICLE II

SERVICES

Section 2.1     Services. On the terms and subject to the conditions set forth in this Agreement, Seller shall provide, or cause to be provided, to the applicable Service Recipient each service specified in Schedule A,1 as such Schedule A may be supplemented or modified from time to time in accordance with the provisions of this Agreement (each, a “Service” and collectively, the “Services”) for the term in accordance with Section 6.1(b). At its option, Seller may cause any Service it is required to provide hereunder to be provided (i) by one or more of its Affiliates (an “Affiliate Service Provider”, and together with Seller, the “Service Provider”) or

(ii)   to the extent consistent with past practice or any change therein generally applicable to similar services provided to Service Provider’s Affiliates, by any contractor, subcontractor, vendor or other third party (a “Third-Party Service Provider”); provided  that Service Provider shall at all times remain responsible for the performance of, or failure to perform, the Services in accordance with the terms of this Agreement, and Service Provider shall be liable for any breach of this Agreement by its subcontractors.

Section 2.2     Standard of Service.

(a)                In performing each Service (subject to the terms and conditions of such Service set forth in Schedule A), Service Provider shall provide, or cause to be provided, substantially the same level of service and use substantially the same degree of care as its personnel provided and used in providing such Service during the twelve (12)-month period preceding the Effective Date, and in no event shall Service Provider have an obligation to perform any Service in any other manner or quality (enhanced, increased or otherwise). Purchaser shall, and shall cause the Service Recipient[s] to, provide reasonable assistance to Service Provider in order to receive such Service. Purchaser agrees that all the Services shall be for the sole use and benefit of Service Recipient[s] and not any other Affiliate[s] of Purchaser and solely for the purpose of conducting the business of the Service Recipient[s] in a manner substantially consistent with the manner in which it was conducted in the twelve (12)-month period preceding the Effective Date.

(b)               Notwithstanding anything to the contrary contained in this Agreement, with respect to any Service, (i) Service Provider shall not be bound to apply a standard of care higher than the standard which Service Provider customarily applies in its own affairs and

(ii) Service Provider may, in its sole discretion, (A) perform or cause its Affiliates to perform such Service substantially consistent with any improved or enhanced practice as Service Provider deems reasonably prudent and (B) with respect to any Service that is provided by Service

_________________________________________

1 Note to Draft: Schedule A is a sample schedule, which is to be revised and agreed between the parties from signing to closing.

Provider to other segments of its own business, otherwise make changes from time to time in the manner in which such Service is provided so  long  as  (1) Service Provider is making similar changes in the manner in which such Service is provided for its own businesses in good faith,

(2)   Service Provider consults in good faith with Purchaser with respect to such change,

(3)  Service Provider furnishes to Purchaser a notice in advance which shall describe such change to be made and any increase in the Service Fee (as defined below) related thereto and (4) Purchaser agrees to pay such increased Service Fee; provided, that if Purchaser does not agree to the increased Service Fee (if any) set forth in the notice required by this Section 2.2(b) within thirty (30) days from receipt of notice, neither Service Provider nor any of its Affiliates shall have any obligation to provide the applicable Service thereafter, either as modified or as in existence immediately prior to such change; provided, further, that no such increase shall exceed 10% of the relevant Service Fees in effect as of immediately prior to such change.

Section 2.3     Additional Services. If, at any time during the term of this Agreement, a Service Recipient identifies in writing a service that such Service Recipient desires to obtain from Service Provider that (a) is not listed on Schedule A and (b) Service Provider has previously provided to the Service Recipient as part of Service Provider’s ordinary course of business consistent with past practice and such Service Recipient reasonably needs such service in order for such Service Recipient to continue to operate its business in substantially the same manner in which it was operated in the twelve (12) months preceding the Closing, then the Parties shall negotiate in good faith mutually agreeable terms and conditions (which shall be consistent with the terms of this Agreement and past practice, including with respect to fees to be paid by Purchaser or such Service Recipient to Service Provider for the provision of such requested services, which shall be calculated consistent with Section 3.1 (such additional services, the “Additional Services”); provided, however, that Service Provider shall have no obligation to agree to provide any such Additional Services that are listed on Schedule C as Excluded Services. Any such Additional Services so provided by Service Provider shall constitute a Service under this Agreement and be subject in all respects to the provisions of this Agreement as if fully set forth in Schedule A as of the date hereof.

Section 2.4     Change in Services. Subject to Section 2.2(b), each of the Parties shall be entitled to request modifications or amendments to the Services provided hereunder, or to the terms and conditions of any Service as set forth in Schedule A, and if so requested, the Parties shall negotiate in good faith mutually agreeable modifications or amendments (including with respect to fees to be paid by Purchaser or such Service Recipient to Service Provider for the provision of such services as modified or amended); provided, however, that no Party shall have any obligation to agree to any such modification or amendment. In the event that Service Provider and Purchaser, each in its sole discretion, mutually agree in writing to any such modification or amendment, such Service as so modified or amended shall constitute a Service under this Agreement and be subject in all respects to the provisions of this Agreement as if fully set forth in Schedule A as of the date hereof.

Section 2.5     Transitional Nature of Services. The Parties acknowledge the transitional nature of the Services. Accordingly, as promptly as practicable following the execution of this Agreement, Purchaser agrees to use, and cause [each][the] Service Recipient[s] to use, its commercially reasonable efforts to transition each Service to its own internal organization or, to the extent that such Service is not intended to be provided by its own internal organization, to obtain alternate services from a third party by the Termination Date (as defined below in Section 6.1(b)) corresponding to each Service, as set forth in Schedule A.

Section 2.6     Transition Service Representative. The Parties shall each appoint two (2) representatives (each, a “Transition Service Representative”) to facilitate communications and performance under this Agreement. Each Party may treat an act of a Transition Service Representative of another Party as being authorized by such other Party without inquiring behind such act or ascertaining whether such Transition Service Representative had authority to so act. Each Party shall have the right at any time and from time to time to replace its Transition Service Representative by giving notice in writing to the other Party. The initial Transition Service Representative of each Party is set forth in Schedule  B.

Section 2.7     TSA Committee. A committee (the “TSA Committee”), consisting initially of the Parties’ Transition Service Representatives, will meet periodically to confer and act reasonably as may be necessary to coordinate the provision of Services. Such meetings shall occur on dates and times as the parties may in good faith agree from time to time, or as the parties may otherwise agree. No decision of the TSA Committee may be made without at least one (1) Transition Service Representative from each Party being present at a meeting. For the avoidance of doubt, the TSA Committee shall not have the right to amend this Agreement in any manner.

Section 2.8     Compliance with Laws; License and Permits. Each Party shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement; provided, that Purchaser shall, and shall cause the Service Recipient[s] to, comply with the reasonable and applicable standard operating procedures and policies of Service Provider specifically relating to the Services provided hereunder, as may be specified in writing to Purchaser and the Service Recipient[s] by Service Provider.

Section 2.9     Limitation on Services.

(a)                Notwithstanding anything to the contrary contained herein, Service Provider shall have no obligation under this Agreement to provide any Service if the provision of such Service (i) would violate any Law, (ii) would result in a breach by Service Provider or any of its Affiliates of any Contract to which it is subject or any other violations of Third Party’s rights (provided that Seller shall have used commercially reasonable efforts to obtain any consent or approval required to avoid such breach or violation) or (iii) would result in the disclosure of information subject to any applicable privileges (including the attorney-client or similar privilege) or confidentiality obligations (including restrictions on the sharing of confidential supervisory information) (provided, however, that in any such situation, the parties shall use commercially reasonable efforts to make other arrangements that would enable such Service to be provided without contravening such privilege or obligation).

(b)               Subject to Section 2.2, Service Provider shall have the right, in its sole discretion, to (i) designate which personnel it will assign to perform a Service and (ii) remove and replace such personnel at any time and without notice to Purchaser or the Service

Recipient[s]. In performing their respective duties hereunder, all such personnel of Service Provider and its applicable Affiliates shall be under the direction, control and supervision of Service Provider or such Affiliates, and Service Provider or such Affiliates shall have the sole right to exercise all authority with respect to the employment (including termination or suspension of employment), engagement, assignment and compensation of such personnel, as applicable. For the avoidance of doubt, neither Service Provider nor any of its Affiliates shall have any obligations to retain or provide incentives to any particular employee or any particular - Third-Party Service Provider or to employ additional personnel in order to provide any Services.

Section 2.10     Information From Service Provider; No Duty of Verification.

Service Provider shall not be liable for any impairment of any Service caused by its not receiving information or access to persons and documents or required decisions on the part of Service Recipient, either timely or at all, provided, that Service Provider has notified Service Recipient’s Transition Service Representative of such failure to receive such information, access or decision and the impact of such failure on Service Provider’s provision of the Services, or by its receiving inaccurate or incomplete information from Service Recipient that is required or reasonably requested by Service Provider. Service Provider shall not have any responsibility for verifying the accuracy or completeness of any information given to it by or on behalf of Service Recipient for the purpose of providing any Service.

Section 2.11     Emergency Maintenance and Shutdowns.

(a)                If Service Provider determines that it is necessary to temporarily suspend a Service due to emergency maintenance, modification, repairs, alterations or replacements (any such event, a “Shutdown”), Service Provider shall use commercially reasonable efforts to (i) provide Purchaser with reasonable prior notice of such Shutdown (including reasonable information regarding the nature and the projected length of such Shutdown), unless it is not reasonably practicable under the circumstances to provide such prior notice, in which case Service Provider shall provide notice as soon as reasonably practicable and (ii) restart the Service as soon as reasonably practicable.  In no event shall Service Provider discriminate against Service Recipient relative to its own businesses receiving similar services in connection with such actions.

(b)               In the event the obligations of Service Provider to provide any Service shall be suspended in accordance with this Section 2.11 and Service Provider has used commercially reasonable efforts to avoid or mitigate the impact of such Shutdown, Service Provider shall not have any liability to Purchaser or the applicable Service Recipient arising out of or relating to such suspensions of Service Provider’s provision of such Service.

ARTICLE III

PAYMENT

Section 3.1     General. In consideration of the provision of the Services,

Purchaser shall, or shall cause [one of] the Service Recipient[s] to, pay to Service Provider (a) a service fee for each such Service (all such fees with respect to each Service, the “Service Fee”,

and collectively for all Services, the “Service Fees”) in the amount equal to the fee set forth in Schedule A with respect to such Service, which amounts reflect the cost of providing such Services, are consistent with past practice, and the corresponding costs are consistent with those reflected in the Financial Statements, (b) any additional reasonable out-of-pocket costs or expenses, including postage and other delivery costs, telephone, telecopy and similar expenses, incurred by Service Provider, any of its Affiliates or any Third-Party Service Provider related to the provision of such Service hereunder and any payments or costs that would otherwise not be incurred but for the provision of the Services hereunder in connection with any ongoing license, grant or provision of rights or services and (c) any applicable value added, goods and services, sales, use, consumption, excise, service, transfer, stamp, documentary, filing, recordation Taxes or similar Taxes (a Tax shall not be considered to be similar if it is imposed on net or gross income) that may be imposed with respect to the provision of the Services hereunder.

Section 3.2     Withholding. Purchaser and each Service Recipient shall be entitled to deduct and withhold from any payments hereunder such amounts as are required to be deducted and withheld pursuant to applicable Tax Law. The Parties shall reasonably cooperate with each other in order to eliminate or to reduce any such deduction or withholding, including providing forms or other evidence that would mitigate, reduce or eliminate such deduction or withholding.

Section 3.3     Invoices.

(a)                All payments shall be made by Purchaser or [one of] the Service Recipient[s] within thirty (30) days (a “Payment Period”) after receipt of an invoice therefor. Service Provider shall send invoices on a monthly basis for payments to be made under this Agreement. If any Service is terminated in accordance with Section 6.1, and such termination is effective prior to the last day of any calendar month, the amount due for such Service for such final month will be pro-rated based on the number of days in such month prior to the effectiveness of such termination. Such invoices shall specify the costs and expenses to be reimbursed by Purchaser or [one of] the Service Recipient[s] and enclose any invoices from the relevant third parties.  All payments made by Purchaser or [one of] the Service Recipient[s] under this Agreement shall be by wire transfer of immediately available funds of the payment amount to Service Provider’s account identified in Schedule A attached hereto or other account notified in writing by Service Provider to Purchaser or Service Recipient, as applicable. All such payments shall be effective upon receipt.

(b)               Purchaser shall, or shall cause [one of] the Service Recipient[s] to, pay Service Provider the full amount due on any invoice and other amounts required to be paid by Purchaser under this Agreement and shall not set-off any amount; provided  that the Service Recipient may withhold payments for any portion(s) of amounts alleged to be due that it disputes in good-faith.  In the event Purchaser disputes in good faith any portion of the amount due on any invoice, then Purchaser shall, or shall cause [one of] the Service Recipient[s] to, pay any undisputed amount in accordance with this ARTICLE III, but shall notify Service Provider in writing of the nature and basis (in reasonable detail) of the dispute concurrently with or prior to the date that such payment is due. If no notification is provided to Service Provider in accordance with the immediately preceding sentence, the invoiced amount shall be deemed to be accurate and correct and shall not be subject to dispute or contest by either Party or any Affiliate thereof. In the event notification is so provided to Service Provider, the Parties shall use their commercially reasonable efforts to resolve the dispute promptly. There shall be no right of set- off or counterclaim with respect to any claim, debt or obligation against payments to Service Provider under this Agreement; provided  that the Service Recipient may net any amount payable to Service Provider under this Agreement against any amount that Service Provider is obligated to pay or transmit to the Service Recipient pursuant to the Services.

Section 3.4     Failure to Pay; Interest. Any amounts not received by Service Provider within the applicable Payment Period shall be subject to a late payment fee computed daily at a rate equal to [the prime lending rate as quoted in the Wall Street Journal on the last Business Day of the month of such overdue invoice per annum plus two-hundred (200) basis points] from the due date of such amount to the date such amount is paid in full. Purchaser agrees to pay, or cause [one of] the Service Recipient[s] to pay, Service Provider’s reasonable attorneys’ fees and other costs incurred in collection of any amounts owed to Service Provider hereunder and not paid when due. Notwithstanding anything to the contrary contained herein, in the event Purchaser or such Service Recipient fails to make a payment of any amount when due hereunder, and such failure continues for a period of sixty (60) days following delivery of notice to Purchaser or such Service Recipient in receipt of the applicable Service of such failure, Service Provider shall have the right to suspend provision of all Services to Service Recipients until such overdue payment (and any applicable late payment fee accrued with respect thereto) is paid in full. Such right of Service Provider shall not in any manner limit or prejudice any of Service Provider’s other rights or remedies as provided in this Agreement.

Section 3.5     Access to Records.

(a)                Each Party shall, in accordance with its respective generally applicable recordkeeping policies and procedures, keep reasonable books and records of all Services for the other Party to verify all charges made under this Agreement and to comply with applicable Law. Each Party shall, upon the other Party’s reasonable request and at such requesting Party’s sole cost and expense, make such books and records available to such requesting Party, upon reasonable notice and during normal business hours for the sole purpose of verifying any charges made hereunder or complying with any applicable Law (other than in connection with a dispute, claim or litigation between Service Provider and Purchaser or any Affiliate of Service Provider or Purchaser). Nothing in this Section 3.5 shall require any Party to maintain its books and records relating to any Services in connection with this Agreement indefinitely or in a manner, or for a length of time, inconsistent with the manner or length of time that it generally maintains its books and records with respect to its other businesses. If any access request reveals an overpayment by any Service Recipient, Service Provider will promptly refund the amount of such overpayment. If any access request reveals an underpayment by any Service Recipient, such Service Recipient will promptly pay to Service Provider the amount of such underpayment.

(b)               Upon Purchaser’s request, Seller shall provide copies of all periodic independent third-party or internal audits or certifications performed in respect of Seller’s data center locations.

Section 3.6     Compliance with Data Privacy Laws; Cyber-Security.

(a)                Each Party shall comply in all material respects with all Applicable Laws related to the collection, use and security of data in connection with the provision or receipt of Services pursuant to this Agreement. If any Party has access to or receives Personal Information data pursuant to this Agreement, it shall only use the data to the extent strictly necessary for the performance of such Party's obligations under this Agreement.

(b)               Each Party shall maintain commercially reasonable administrative, technical and physical safeguards for all confidential information, including Personal Information, disclosed to, accessed or obtained by such Party in connection with this Agreement (collectively, “Protected Information”), consistent with such Party’s past practice, to (a) restrict the use and disclosure of such Protected Information within Service Provider to those individuals performing actions in connection with this Agreement or as required by Applicable Law, (b) ensure the security and confidentiality of Protected Information, (c) protect against any anticipated threats or hazards to the security or integrity of Protected Information, and (d) protect against unauthorized access to or use of Protected Information. If a Party becomes aware of any actual or suspected security breach such Party or any of its subcontractors suffers or learns of, that either compromises or could reasonably compromise any Protected Information of the other Party (including but not limited to physical trespass of a secure facility, computing systems intrusion/hacking, loss/theft of a computer or personal computer, loss/theft of printed material, etc.) (collectively, a “Security Breach”), to the extent permitted by Applicable Law, such Party will promptly notify the other Party of such Security Breach and will take reasonable actions to investigate and remediate the Security Breach.

ARTICLE IV

INDEMNIFICATION; LIMITATION OF LIABILITIES

Section 4.1     Indemnification by Service Provider. Subject to the limitations set forth in Section 4.3 and the other provisions of this Agreement, Service Provider agrees to indemnify, defend and hold harmless [each][the] Service Recipient, [their][its] respective Affiliates and their respective officers, directors, employees, agents, successors and assigns (each, a “Service Recipient Indemnified Person”, and collectively, the “Service Recipient Indemnified Persons”) from and against, and shall reimburse the Service Recipient Indemnified Persons for, all Losses actually sustained, incurred or suffered by any Service Recipient Indemnified Person to the extent resulting from, arising out of or relating to (a) Service Provider’s breach of this Agreement, or (b) the gross negligence, willful misconduct or fraud of any Service Provider Indemnified Person (as defined below) in connection with its performance of obligations under this Agreement, other than Losses resulting from, arising out of or relating to any Service Recipient Indemnified Person’s gross negligence, willful misconduct, fraud or breach of its obligations pursuant to this Agreement.

Section 4.2     Indemnification by Service Recipient. Subject to the limitations set forth in Section 4.3 and the other provisions of this Agreement, Purchaser, on behalf of itself and the Service Recipient[s], agrees to indemnify, defend and hold harmless each of Service Provider, its Affiliates and their respective officers, directors, employees, agents, successors and assigns (each, a “Service Provider Indemnified Person”, and collectively, the “Service Provider Indemnified Persons”) from and against, and shall reimburse the Service Provider Indemnified Persons for, all Losses actually sustained, incurred or suffered by any Service Provider Indemnified Person to the extent resulting from, arising out of or relating to (a) Service Recipient’s breach of this Agreement, or (b) any Service Recipient Indemnified Person’s gross negligence, willful misconduct or fraud in connection with its performance of obligations under this Agreement, other than Losses resulting from, arising out of or relating to any Service Provider Indemnified Person’s gross negligence, willful misconduct, fraud or breach of its obligations pursuant to this Agreement.

Section 4.3     Limitation of Liability; Mitigation.

(a)                Neither Party’s aggregate liability for Losses with respect to the matters contemplated by this Agreement shall exceed the aggregate amount of Service Fees actually paid or payable pursuant to this Agreement in the twelve (12)-month period after the Closing (or portion thereof).

(b)               Notwithstanding anything to the contrary contained in this Agreement, (i) no Service Provider or Service Recipient shall have any liability to any Service Recipient Indemnified Person or Service Provider Indemnified Person, respectively, for any consequential, indirect, speculative, incidental, punitive, or special damages, opportunity cost or lost prospective economic advantage, or other similar damages or Losses as a result of or arising from or relating to this Agreement, the provision of or the failure to provide the Services hereunder or any other transactions contemplated hereby and (ii) no “multiple of profits” or “multiple of cash flow” or other valuation methodology or performance metric shall be used in calculating the amount of Losses.

(c)                Each indemnified Party (the “Indemnified Party”) shall use its respective reasonable best efforts to mitigate any Loss in respect of which such Indemnified Party is entitled to recover from an indemnifying Party (the “Indemnifying Party”) pursuant to this ARTICLE IV upon acquiring actual knowledge of any event which would be reasonably likely to, or does, give rise to such Loss. In the event an Indemnified Party fails to so use its reasonable best efforts to mitigate an indemnifiable Loss in accordance with the preceding sentence, the portion of such Loss that could reasonably have been avoided had the Indemnified Party made the efforts required by this Section 4.3(c) shall not be recoverable from the Indemnifying Party pursuant to this ARTICLE  IV.

(d)               Any indemnity payment made by the Indemnifying Party to the Indemnified Party pursuant to this ARTICLE IV in respect of a Loss shall be net of an amount equal to (i) any insurance proceeds actually received and any other amounts actually recovered from third parties (whether by payment, discount, credit, relief, insurance or otherwise) by the Indemnified Party or an Affiliate in respect of such claim, less  (ii) any related costs and expenses of such receipt or recovery, including any deductible or similar cost and the aggregate cost of pursuing any related insurance claims. If the Indemnified Party or an Affiliate thereof receives any amounts under applicable insurance policies, or from any other Person alleged to be responsible for any Losses, subsequent to an indemnification payment by the Indemnifying Party, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment up to the amount received by the Indemnified Party or its Affiliate, net of any deductible or similar cost and reasonable documented out-of-pocket expenses incurred by such Indemnified Party in collecting such amount.

(e)                Any amount paid by the Indemnifying Party to the Indemnified Party pursuant to this ARTICLE IV in respect of a Loss shall be reduced by an amount equal to any net Tax benefit actually realized (including, without limitation, the utilization of a Tax loss or Tax credit carried forward) as a result of such Loss by the Indemnified Party claiming such Loss in the taxable year in which such Loss occurred (determined on a “with and without” basis).

(f)                In no event shall either Party be responsible or liable pursuant to this ARTICLE IV or otherwise for (i) any specific act or omission to act by such Party if such specific action or omission to act is taken at the express written direction of the other Party or any Affiliate of the other Party, or (ii) any Losses to the extent caused by or resulting from the failure of the other Party or any of the other Party’s Affiliates to perform any of their obligations under this Agreement.

(g)               The limitations contained in this Section 4.3 are an essential part of this Agreement between the Parties and are intended to be enforced (by a court or otherwise) as written. In any legal proceedings for damages, each Party agrees to explicitly waive any claim for damages in conflict with these limitations.

Section 4.4     Claims Procedures. If an Indemnified Party becomes aware of any fact, matter or circumstance that may give rise to a claim for indemnification under this ARTICLE IV, the Indemnified Party shall give prompt written notice (“Claim Notice”) thereof to the Indemnifying Party. The Indemnifying Party may elect to direct the defense or settlement of any such claim by giving prompt written notice to the Indemnified Party; provided, however, that an Indemnifying Party shall not have the right to assume and control the defense of any criminal or regulatory action or claim, any claim seeking non-monetary remedies, or any claim where the portion of the claim for which the Indemnified Party would not be indemnified is reasonably likely to exceed the portion of the claim for which it would be indemnified. If the Indemnifying Party elects to direct the defense or settlement of any claim, it will have the right to employ counsel reasonably acceptable to the Indemnified Party to defend any such claim, or to compromise, settle or otherwise dispose of the same, if the Indemnifying Party deems it advisable to do so, all at the expense of the Indemnifying Party; provided  that the Indemnifying Party will not settle, or consent to any entry of judgment in, any proceeding relating to the claim (“Proceeding”) without obtaining either: (i) an unconditional release of the Indemnified Party from all liability with respect to all claims underlying such claim in an arrangement where the only relief consists solely of monetary damages to be paid entirely by the Indemnifying Party (or a liability insurer thereof) ; or (ii) the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed. An Indemnified Party will not settle or consent to any entry of judgment in any Proceeding without obtaining the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed. The Indemnified Party and the Indemnifying Party will fully cooperate with each other in any such Proceeding and will make available to each other any books or records to the extent reasonably necessary for the defense of any such Proceeding.

Section 4.5     Third-Party IP Matters.

(a)                Notwithstanding anything else in this Agreement to the contrary, in the event of any breach of this Agreement by either party or the incurrence of any liability to the extent arising out of or relating to the failure of a third party to provide, or provide access to, the Intellectual Property rights licensed by such third party to the Service Provider (a “Third-Party IP Matter”) in respect of any Service, (i) Service Provider’s sole and exclusive obligation in respect of any such breach or liability (including the failure to provide any Services) shall be to use its commercially reasonable efforts to (A) enforce the terms of the applicable agreement between Service Provider and such third-party provider, and (B) to the extent Service Provider is unable to enforce the terms of such agreement with such third-party provider, to devise and implement a work-around solution pursuant to Section 4.5(b), and (ii) Service Recipient’s sole and exclusive remedy for such breach or liability is to request Service Provider to engage in the actions contemplated by clause (i) of this Section 4.5(a). Notwithstanding anything else in this Agreement to the contrary, in no event shall Service Provider otherwise be responsible or liable for any breach or liabilities to the extent that they arise out of or relate to any Third-Party IP Matter.

(b)               If Service Provider is unable to enforce the terms of an agreement between Service Provider and a third-party provider pursuant to Section 4.5(a)(i)(A), Service Provider shall use commercially reasonable efforts to promptly devise a work-around solution and provide notice of such proposal to the Service Recipient pursuant to Section 8.1, including any estimated costs associated with such proposal. If the Service Recipient accepts such proposal, Service Provider shall use commercially reasonable efforts to promptly implement such proposal, provided that the Service Recipient agrees to bear all reasonable and documented costs and expenses associated therewith.

Section 4.6     Survival of Indemnification Obligations. If any Indemnified Party does not give a Claim Notice to the Indemnifying Party of any claim pursuant to this Article IV within (a) three (3) months after the termination or expiration of the last Service to terminate or expire or (b) three (3) months after the date when such Indemnified Party becomes or ought to have become aware of the facts giving rise to such claim, whichever is later, such Party shall be deemed to have waived such claim.

Section 4.7     Disclaimer of Warranties. Purchaser hereby acknowledges that Service Provider and its Affiliates do not as part of its usual or regular conduct of business provide any or all of the Services, or any related services, on a commercial basis to third parties, as part of its business. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2.2, THE SERVICES ARE PROVIDED “AS IS” WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2.2, NONE OF SERVICE PROVIDER OR ANY OTHER PERSON MAKES ANY OTHER

REPRESENTATION OR WARRANTY, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF SERVICE PROVIDER OR ANY OF ITS AFFILIATES, THE BUSINESS, THE QUALITY, SUITABILITY, AVAILABILITY, RELIABILITY, SECURITY, PERFORMANCE, ACCURACY OR ADEQUACY OF THE SERVICES, AND NONE OF SERVICE PROVIDER OR ANY OTHER PERSON MAKES ANY REPRESENTATIONS OR WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, QUIET ENJOYMENT, NO ENCUMBRANCES, SYSTEM INTEGRATION, ACCURACY, WORKMANLIKE EFFORT, NONINFRINGEMENT AND WARRANTIES ARISING THROUGH THE COURSE OF DEALING OR USAGE OF TRADE. ANY SUCH OTHER REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED BY PURCHASER ON BEHALF OF ITSELF AND ITS AFFILIATES, INCLUDING THE OTHER SERVICE RECIPIENTS. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY SERVICE PROVIDER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF SERVICE PROVIDER’S OBLIGATIONS UNDER THIS AGREEMENT.

Section 4.8     Exclusive Remedy. Except in the case of (a) intentional fraud, or with respect to matters for which the remedy of specific performance, injunctive relief or other non-monetary equitable remedies are available in accordance with this Agreement or (b) as otherwise expressly provided in this Agreement, the rights and remedies under this ARTICLE IV are exclusive and in lieu of any and all other rights and remedies that Service Provider or any of its Affiliates may have against Purchaser or any of its Affiliates or Representatives, or Purchaser or any of its Affiliates may have against Service Provider or any of its Affiliates or Representatives under this Agreement or any failure to perform any covenant or agreement set forth in this Agreement. Each Party expressly waives any and all other rights, remedies and causes of action it or its Affiliates may have against the other Party or its Affiliates or Representatives now or in the future under any Law with respect to the transactions contemplated by this Agreement. The remedies expressly provided in this Agreement shall constitute the sole and exclusive basis for, and means of recourse between, the Parties and their Affiliates with respect to transactions contemplated by this Agreement.

ARTICLE V

COOPERATION; ACCESS; CONFIDENTIALITY; OWNERSHIP OF DATA

Section 5.1     Cooperation.

(a)                Each Party shall, and shall cause its Affiliates to, use their respective commercially reasonable efforts to (i) cooperate with the other Party, any of its Affiliates and any Third-Party Service Provider in all matters relating to the provision and receipt of the Services and (ii) enable Service Provider, any of its Affiliates providing a Service and any Third-Party Service Provider to provide the Services in accordance with this Agreement. Such cooperation shall include, but not be limited to, exchanging information and materials, providing electronic access to any necessary IT Assets (as defined below in Section 5.2(a)) required in connection with the provision or receipt of the Services, performing true-ups and adjustments and obtaining all consents, waivers, permits, licenses, sublicenses or approvals reasonably necessary to permit each Party to perform its obligations hereunder. Any costs and expenses payable to third parties (other than the respective Representatives of each of the Parties) in connection with the consents, waivers, permits, licenses, sublicenses or approvals required in connection with the provision of Services during the Term shall be mutually agreed to by the Parties and set forth on the Service Schedule.

(b)               Each Party agrees and acknowledges that Service Provider may not be able to provide certain Services unless certain data, information, material, personnel, facilities or assets are provided to Service Provider by Service Recipients and certain actions are taken by Service Recipients within a reasonable period of time prior to the commencement or completion of the Services. Service Provider shall not be deemed to be in breach of its obligations under this Agreement to the extent that Service Provider cannot provide any Services due to Service Recipients failing to timely deliver to Service Provider such data, information, material, personnel, facilities or assets as Service Provider reasonably requests, or failing to timely take any action reasonably requested by Service Provider, that is reasonably necessary to enable Service Provider to provide such Services.

(c)                Service Recipients shall (i) make available on a timely basis such information and materials as are reasonably requested by Service Provider, any of its Affiliates providing a Service or any Third-Party Service Provider to enable such Person to provide the Services; (ii) upon reasonable advance notice, provide to Service Provider, any of its Affiliates providing a Service or any Third-Party Service Provider reasonable access to its employees, personnel, premises and facilities during normal business hours and the equipment, systems, software and networks located therein, to the extent reasonably necessary, desirable or advisable for the purpose of providing the Services; and (iii) use its commercially reasonable efforts to maintain such premises, facilities, equipment, systems, software and networks located therein in proper working order and in compliance with all applicable workplace safety and applicable Laws.

Section 5.2     IT  Security.

(a)                While using or accessing the technology, devices, computers, software, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, or any other information technology equipment (collectively, “IT Assets”) of the other Party in connection with the provision or receipt of a Service, each Party shall, and shall cause each of its Affiliates and any Third-Party Service Providers (as applicable) to, adhere in all respects to the other Party’s controlled processes, policies and procedures (including with respect to confidential information, data, communications and system privacy, operation, security and proper use) as in effect on the Closing Date or as communicated from time to time in writing.

(b)               Each of the Parties shall maintain reasonable security measures (i) to prevent unauthorized access to its IT Assets used in connection with the provision and receipt of the Services; (ii) to prevent unauthorized access, use, destruction, alteration or loss of all data or other information contained in such IT Assets; (iii) to ensure that only authorized personnel gain access to such IT Assets, and such data and information; (iv) to ensure the security and integrity of all data or other information contained in such IT Assets; and (v) to ensure that no disabling code or instructions, spyware, viruses, Trojan horses, worms, ransomware, malware or other malicious code or software routines that facilitate or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other material is introduced to the other Party’s IT Assets. Such measures shall in no event be less stringent than, in each case of clauses (i), (ii), (iii) (iv), and (v), those used to safeguard such Party’s IT Assets not used in connection with the provision and receipt of the Services. Such measures shall include, where appropriate, the use of reasonable firewalls, virus screening software, multi-factor authentication, logon identification and passwords, encryption, intrusion detection systems, logging of incidents, periodic reporting, and prompt application of current security patches, virus definitions and other updates as needed.

(c)                Each of the Parties may immediately suspend the other Party’s (and its Affiliates’ and any Third-Party Service Providers’) access (if any) to its IT Assets following written notice to the extent reasonably practicable if, in such first Party’s reasonable opinion

(i) the integrity, security or performance of its IT Assets, or any data or other information stored therein, is being or is likely to be jeopardized by the activities of the other Party (or its Affiliates or any Third-Party Service Providers), or (ii) continued access to its IT Assets by the other Party (or by its Affiliates or any Third-Party Service Providers) would expose such first Party to any material Liability. In such a case, each of the Parties shall take appropriate corrective actions and if such actions fully resolve the matter (as determined by the Party providing such access to its IT Assets in its sole good faith discretion), the Party providing access to its IT Assets shall restore such access to the other Party as promptly as possible.

(d)               Each of the Parties shall cooperate with the other Party in the investigation of any actual or suspected unauthorized access of such other Party’s IT Assets implicating the first Party’s compliance with the terms of this Agreement.

(e)                Notwithstanding the foregoing, Service Provider reserves the right in its sole discretion to terminate all Services that provide access to its IT Assets that are impacted by Service Recipient’s breach of this Section 5.2, without termination liability, if Service Recipient remains in breach of this Section 5.2 ten (10) Business Days after receipt of notice of such breach, provided that Service Provider shall reasonably cooperate with Service Recipient, at Service Recipient’s expense, to cure such breach and restore such Services following such cure.

Section 5.3     Intellectual  Property.

(a)                Solely to the extent required for the provision or receipt of the Services in accordance with this Agreement, each Party, for itself and on behalf of its respective Affiliates, hereby grants to the other (and its respective Affiliates) a non-exclusive, fully paid-up, royalty- free, world-wide, revocable (only as expressly set forth herein), non-transferable (except as provided in Section 8.3), non-sublicensable (except to Third-Party Service Providers) license to such Intellectual Property that is owned and controlled by the granting Party, but only to the extent and for the duration necessary for the other Party to provide or receive the applicable Service as permitted by this Agreement. Upon the expiration or termination of such Service in accordance with Section 6.1, any license to any Intellectual Property relevant to such Service (and not required for the provision or receipt of any other Service) shall also automatically terminate; provided, however, that all licenses granted hereunder shall automatically terminate immediately upon the expiration or termination of this Agreement in accordance with the terms hereof.

(b)               Except as otherwise expressly set forth in this Agreement, the Purchase Agreement or the Transitional Trademark License, each Party and its respective Affiliates shall retain all right, title and interest in and to its respective Intellectual Property (and to any and all improvements, modifications and derivative works thereof), and no Party nor any of its Affiliates shall have any rights or licenses, express, implied or otherwise, with respect to any Intellectual Property (including rights to any software, hardware or other facility) of the other Party or its Affiliates. All rights and licenses not expressly granted in this Agreement are expressly reserved by each Party.

Section 5.4     Confidentiality.

(a)                Section 5.5 of the Purchase Agreement shall apply mutatis mutandis to this Agreement and any confidential information shared among [Seller,] Service Provider, Purchaser, the Service Recipient[s] and any Third-Party Service Provider, as applicable.

(b)               With respect to any Service, each Party agrees that (i) all software, hardware or data, procedures and materials provided to it by or on behalf of the other Party in connection with such Service are solely for purposes of the provision or receipt of such Service in connection with this Agreement; (ii) each Party agrees that it shall not copy, modify, reverse engineer, decompile, distribute or in any way alter or make derivative works of any software, hardware or data provided by the other Party for the provisions or receipt of the Services without the providing Party’s prior written consent and (iii) each Party shall comply with any and all usage guidelines pertaining to any Service and provided by or on behalf of the other Party, including any and all usage guidelines pertaining to software, data, or other intellectual property or proprietary rights. Nothing in this ARTICLE V shall be construed as obligating any Party to disclose its confidential information to any other Person, or as granting to or conferring on any other Person, expressly or by implication, any rights or license to the disclosing Party’s confidential information; provided, that the Parties acknowledge that, in order to perform the Services, Service Provider shall have custody and usage of certain of Service Recipient’s confidential information and Service Recipient hereby grants such rights to Service Provider solely for purposes of Service Provider’s performance under this Agreement.

ARTICLE VI

TERM; TERMINATION

Section 6.1     Term and Service Termination Dates.

(a)                Subject to Section 6.3 and any early termination of this Agreement in its entirety pursuant to Section 6.1(c), this Agreement shall terminate in its entirety upon the termination of all Services to be provided hereunder pursuant to Section 6.1(b) or Section 6.1(c), as applicable, unless otherwise mutually agreed by the Parties; provided, that the rights of the Parties in respect of any claims that have accrued prior to such termination shall survive such termination.

(b)               Each of the Services shall be provided commencing on the Effective Date and shall continue until the earlier to occur of (i) the applicable termination date set forth in Schedule A with respect to such Service (the “Termination Date”)2, unless otherwise mutually agreed by the Parties, (ii) termination of such Service in accordance with Section 3.4 or Section 5.2(c), and (iii) termination of this Agreement in accordance with the terms hereof prior to the Termination Date of such Service. Purchaser may terminate or reduce any Service prior to its Termination Date set forth in Schedule A by providing to Service Provider written notice thereof, not less than thirty (30) days prior to the date of such earlier termination or reduction except as otherwise specified in Schedule A; provided, that if the Service requested to be terminated or reduced prior to the Termination Date set forth on Schedule A is being provided by a Third-Party Service Provider, Purchaser shall be responsible for any payments due to such Third-Party Service Provider as a result of such early termination. The Parties agree that (A) if any Service is dependent on one or more of the other Services, then each such Service must be terminated or reduced together; and (B) any termination or reduction may be on a location by location basis if so indicated on Schedule A. In the event one or more, but less than all, of the Services are expired or terminated pursuant to the terms of this Agreement, (1) this Agreement will continue in full force and effect with respect to any of the Services not so discontinued, subject to the terms and conditions of this Agreement, (2) Service Provider will have no further obligation to provide such terminated Service, except as otherwise agreed by the Parties, (3) Purchaser shall remain obligated to Service Provider for any accrued and unpaid amount owed to Service Provider hereunder in respect of such terminated Service that was provided prior to the effective date of such termination and (4) any and all rights to Intellectual Property granted hereunder in connection with the provision of a terminated Service shall immediately cease upon such termination.

(c)                Early  Termination.

(i)                 Without limiting Section 3.4 or Section 5.2(d), in the event either Party materially breaches this Agreement, and if such breach is not excused or not cured within thirty (30) days after the receipt of written notice from the other Party specifying such breach, then the other Party may at any time thereafter terminate this Agreement in its entirety or any such Service that is the subject of such breach by giving five (5) days’ prior written notice.

_________________________________________

2 Note to draft: Term of 12 months, or such shorter period as may be agreed prior to Closing, including with respect to such Services that will be subject to conversion anticipated to occur over Columbus Weekend 2021; it being understood and agreed that (i) stand-alone platforms (e.g., Azlo) will only be converted (and related Services terminated) approximately three months after the primary bank conversion, and (ii) certain other services outside the primary bank platform and the stand-alone platforms will be converted (and related Services terminated) at a time thereafter, but not later than 12 months following Closing.

(ii)               In the event a Bankruptcy Event has occurred with respect to either Party, the other Party may at any time immediately terminate this Agreement.

For purposes of this Agreement, “Bankruptcy Event” with respect to a Party shall mean the filing of an involuntary petition in bankruptcy or similar proceeding against such Party seeking its reorganization, liquidation or the appointment of a receiver, trustee or liquidator for it or for all or substantially all of its assets, or if such Party shall (a) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets,

(b)   file a voluntary petition or admit in writing its inability to pay its debts as they become due,

(c)  make a general assignment for the benefit of creditors, (d) file a petition or an answer seeking reorganization or an arrangement with its creditors or take advantage of any insolvency law with respect to itself as debtor or (e) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency proceedings or any similar proceedings.

Section 6.2     Suspension Due to Force Majeure. The obligations of Service Provider under this Agreement with respect to any Service shall be suspended during the period and to the extent that Service Provider (or its Affiliates or a Third-Party Service Provider, as applicable) is prevented or hindered from providing such Service, or any Service Recipient is prevented or hindered from receiving such Service, due to any of the following causes beyond such Party’s reasonable control (such causes, “Force Majeure Events”): (a) acts of God;

(b) storm, earthquake, flood, fire or explosion; (c) acts of war (whether or not declared), armed hostilities or terrorism, cybersecurity breaches, or the escalation or worsening thereof, invasion, riot or other civil unrest; (d) Government Order or applicable Law; (e) embargoes or blockades;

(f) action by any Governmental Authority, including a Government Shutdown; (g) international, national or regional emergency, including a Contagion Event; (h) shortage of adequate power, raw materials or transportation facilities; (i) strikes, labor stoppages, slowdowns or disputes or other industrial disturbances; or (j) any other event which is beyond the reasonable control of such Party. The Party suffering a Force Majeure Event shall give notice of suspension as soon as reasonably practicable to the other Party stating the date and extent of such suspension and the cause thereof, and the Service Fee shall be equitably adjusted to reflect the reduced performance. Neither Service Provider nor Purchaser shall be liable for the nonperformance or delay in performance of its respective obligations under this Agreement when such failure is due to a Force Majeure Event; it being understood  that, (i) notwithstanding anything herein to the contrary, Purchaser’s obligation to make any payment due and payable hereunder for Services actually provided hereunder shall not be suspended in the case of a Force Majeure Event (except to the extent of Services not provided) and (ii) each affected Party shall use commercially reasonable efforts to minimize the effect of any such event and shall resume the performance of its duties and obligations hereunder as soon as reasonably practicable after the end of the Force Majeure Event. The time for completion for any Service so suspended shall be automatically extended for a period of time equal to the time lost by reason of such suspension. From and during the occurrence of a Force Majeure Event, Service Provider shall not be under any obligation to replace the affected Services; provided, however, that if Service Provider replaces comparable services for itself or its Affiliates, it shall do the same for Service Recipient.

Section 6.3     Effect of Termination; Survival. In the event this Agreement expires or is terminated in accordance with this ARTICLE VI, then (a) all Services will promptly cease and (b) no Party shall be released from any liability or obligation that has already accrued as of the effective date of such expiration or termination, and no rights already accrued hereunder shall be affected. The provisions of ARTICLE I, ARTICLE III, ARTICLE IV, ARTICLE VII, ARTICLE VIII, Section 3.5, Section 5.2(d), Section 5.4, Section 6.1, Section 6.4 and this Section

6.3  shall survive the expiration or termination of this Agreement.

Section 6.4     Return or Destruction of Information. Upon termination of a Service and/or the termination of this Agreement, (i) if a Party or any of its Affiliates holds any confidential information, records, files or databases, furnished by the other Party or its Affiliates in connection with the provision or receipt of the terminated Services (the “Materials”), such Party shall, and shall cause its Affiliates to, promptly return to the other Party or destroy, or cause to be returned to the other Party or destroyed, all such other Party’s or its Affiliates’ Materials, in each case upon the relevant termination; provided, that such Party or its Affiliates, as applicable, may retain one (1) copy of such Materials to the extent required to comply with applicable Law or bona fide document retention policies; provided, further, that such Party or its Affiliates, as applicable, must continue to treat such retained Materials in a manner consistent with the terms of Section 5.4, and (ii) if a Party or any of its Affiliates holds any tangible property owned or leased by the other Party or its Affiliates in connection with the provision or receipt of the terminated Services, such Party shall, and shall cause its Affiliates to, promptly return such tangible property to the other Party.

ARTICLE VII

DISPUTE RESOLUTION

Section 7.1     Negotiation. Subject to Section 3.4, Section 5.2(c) and Section

6.1(c), in the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including, without limitation, any claim based on contract, tort, statute or constitution (collectively, “Agreement Disputes”), the Parties shall cooperate in good faith to resolve all disputes through the Transition Service Representatives and the TSA Committee and negotiate in good faith for a reasonable period of time to settle such Agreement Dispute; provided, however, that such reasonable period shall not, unless otherwise agreed by the Parties in writing, exceed thirty (30) days from the time the Parties began such negotiations. If the Parties are unable to resolve such dispute within such thirty (30)-day negotiation period, then either Party may pursue its rights and remedies at law or in equity.

ARTICLE VIII

MISCELLANEOUS

Section 8.1     Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, or otherwise, (b) on the first (1st) Business Day after being sent if delivered utilizing a next-day service by an internationally recognized overnight courier that issues a receipt or other confirmation of delivery, (c) on the earlier of confirmed receipt or the third (3rd) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) when transmitted to the email address set out below, as applicable (provided, that no “error” message or other notification of non-delivery is generated). All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

To Seller:

Banco Bilbao Vizcaya Argentaria, S.A.

Calle Azul 4

Madrid U3 28050

Spain

Attention:       Victoria del Castillo Marchese;

Jacobo de Nicolás de Benito

Email:             victoria.castillo@bbva.com;

jacobo.nicolas@bbva.com

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:        H. Rodgin Cohen

Mitchell S. Eitel

William D. Torchiana

Facsimile:        +1 (212) 291 9028

+1 (212) 291 9046

+33 1 7304 1010

Email:             Cohenhr@sullcrom.com

Eitelm@sullcrom.com

Torchianaw@sullcrom.com

To Purchaser:

PNC Bank, N.A.

The Tower at PNC

300 Fifth Avenue

Pittsburgh, PA 15222

Mail Stop: PT-PTWR-21-1

Attention: Mergers & Acquisitions Department

Email: david.williams@pnc.com

with a copy to:

PNC Bank, National Association

The Tower at PNC

300 Fifth Avenue

Pittsburgh, PA 15222

Mail Stop: PT-PTWR-18-1

Attention: Laura Long, Deputy General Counsel, M&A

Facsimile: +1 (412) 762-5988

Email: laura.long@pnc.com

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:       Edward D. Herlihy

Nicholas G. Demmo

Facsimile:       +1 (212) 403-2207

+1 (212) 403-2381

Email:             EDHerlihy@wlrk.com

NGDemmo@wlrk.com

Section 8.2     Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by both Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective. The conditions to the obligations of either Party to consummate the transactions contemplated by this Agreement are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable Law. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 8.3     Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other Party, except (a) as provided in Section 2.1 and Section 8.7, and (b) that Service Provider may assign any and all of its rights or obligations under this Agreement in connection with a change of control (by operation of law or otherwise) of Service Provider without obtaining Purchaser’s consent and (c) that Purchaser may assign any and all of its rights under this Agreement to one or more of its Affiliates or wholly-owned Subsidiaries; provided, however, that, in each case, the assigning Party shall not be released from any liability or obligation under this Agreement and no assignment shall be permitted that would reasonably be expected to result in any greater cost or obligation being imposed upon either Party than would otherwise be so imposed pursuant to this Agreement. Any purported assignment in violation of this Agreement shall be null and void.

Section 8.4     Third Party Beneficiaries. Except as provided in ARTICLE IV only, which is intended to benefit, and to be enforceable by, the parties specified therein, this Agreement, together with the schedules hereto, are not intended to confer in or on behalf of any Person not a party to this Agreement any remedy, claim, liability, reimbursement, cause of action or other right including any right to contract or any right to employment or continued employment.

Section 8.5     Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the preparation, execution and performance of this Agreement shall be paid by the Party incurring such costs and expenses.

Section 8.6     Entire Agreement. This Agreement (including any schedules hereto), the Purchase Agreement and other Transaction Documents constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof. No Party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein or in any certificate delivered pursuant hereto.

Section 8.7     Fulfillment of Obligations. Any obligation of any Party to any other Party under this Agreement, or to any other Party under the Purchase Agreement or any other Transaction Document, which obligation is performed, satisfied or fulfilled completely by an Affiliate of such Party, and with respect to Service Provider, by a Third-Party Service Provider, shall be deemed to have been performed, satisfied or fulfilled by such Party.

Section 8.8     GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

(a)                The execution, interpretation, and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to any conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any other jurisdiction other than the State of New York. EACH PARTY HERETO, TO THE EXTENT IT MAY LAWFULLY DO SO, HEREBY SUBMITS

TO THE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF SUCH PARTY’S OBLIGATIONS UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY (OTHER THAN THE CONFIDENTIALITY AGREEMENT), AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS. The

parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.1 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(b)               EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH, OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER ACTION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED INSTRUMENTS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

Section 8.9     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

Section 8.10     Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is found by a court or other Governmental Authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability, of such provision, or the application thereof, in any other jurisdiction.

Section 8.11     Specific Performance. Subject to the provisions of Article VII, the parties hereto agree that if any of the provisions of this Agreement were not to be performed as required by their specific terms or were to be otherwise breached, irreparable damage will occur, no adequate remedy at law would exist and damages would be difficult to determine, and that such parties shall be entitled, without the necessity of posting a bond or other security, to an injunction or injunctions to prevent breaches, and to specific performance of the terms, of this Agreement, in addition to any other remedy at law or equity.

Section 8.12     Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it  being  understood  and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties, other than the relationship of independent contractor, nor be deemed to vest any rights, interest or claims in any third party. By this Agreement, the Parties do not intend to create an employer-employee relationship. Neither Party shall be bound by any representation, act or omission of the other Party. Neither Party has any right, power or authority to create any obligation, express or implied, on behalf of the other Party.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on behalf of the Parties as of the date first herein above written.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:_____________________________________

Name:

Title:

THE PNC FINANCIAL SERVICES GROUP, INC.

By:______________________________________

Name:

Title:

[Signature Page to Transition Services Agreement]

SCHEDULE A3

Description of Service	Service Fee	Termination Date

_________________________________________

3 Note to Draft: Sample schedule which is to be revised and agreed between the parties from signing to closing and may include all historical services other than the Excluded Services.

A-1

SCHEDULE B

Initial Transition Service Representatives

[●], Service Provider [●], Purchaser

B-1

SCHEDULE C

Excluded Services4

(A)             Advisory and consultancy services: Any service, analysis or advice in respect of any Tax matters.

(B)             Any analysis or advice, from internal or external individuals, in respect of legal, compliance or regulatory matters, including for the avoidance of doubt (i) corporate governance matters, (ii) derivatives contracts, (iii) regulatory Law in general, (iv) any litigation matters, including in respect of prevention and management, (v) the monitoring of compliance policies, regulations and procedures related to anti-money laundering or anti-terrorist regulations, (vi) monitoring of internal conduct codes, (vii) training activities related to compliance matters, and (vii) activities related to data protection and market integrity.

(C)             Any analysis or advice, from internal or external individuals, in respect of any compensation schemes or matters, budget control and management reports, incentives schemes, collective negotiations and analysis of compensation schemes in the financial industry, and the analysis and development of special incentive schemes for the management of Target Group Companies.

(D)             Any support for, or design or development of new functionality outside of supporting data mapping and migration.

(E)              Any  service  not  previously  provided  by  the  Service  Provider  to  the  Service  Recipient.

_________________________________________

4   Note to Draft: Excluded Services may be revised by mutual agreement between signing and closing.

C-1

SCHEDULE D5

Data Processor Obligations

In order to provide the Services, Service Provider must process Personal Data controlled by the relevant Service Recipient in accordance with the Data Privacy Laws and following terms and conditions:

(A)             The data shall be processed exclusively for the purposes of performing the Services and in compliance with (i) the applicable Data Privacy Laws, and (ii) this Agreement. The Service Provider shall immediately inform the Service Recipient if, in its opinion, any instruction infringes applicable Data Privacy Laws.

(B)             The confidential data shall be kept confidential by Service Provider, establishing adequate security measures to avoid unauthorized access to such data.

(C)             Maintain appropriate technical and organizational measures to ensure a security level in accordance with past practice and as required by applicable data Privacy Laws.

(D)             The data shall not be disclosed to any Person, except for subcontractor in accordance with past practice

_________________________________________

5    Note to Draft: Excluded Services may be revised by mutual agreement between signing and closing.

D-1

ANNEX C

Reverse Transitional Services Agreement

FINAL FORM

CONFIDENTIAL

NO AGREEMENT, ORAL OR WRITTEN, REGARDING OR RELATING TO ANY OF THE MATTERS COVERED BY THIS DRAFT AGREEMENT HAS BEEN ENTERED INTO BETWEEN THE PARTIES. THIS DOCUMENT, IN ITS PRESENT FORM OR AS IT MAY BE HEREAFTER REVISED BY ANY PARTY, WILL NOT BECOME A BINDING AGREEMENT OF THE PARTIES UNLESS AND UNTIL IT HAS BEEN SIGNED BY ALL PARTIES. THE EFFECT OF THIS LEGEND MAY NOT BE CHANGED BY ANY ACTION OF THE PARTIES.

__________________________________________________________________

REVERSE TRANSITIONAL SERVICES AGREEMENT BY AND BETWEEN

THE PNC FINANCIAL SERVICES GROUP, INC.

AND

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

dated as of [●]

Page

ARTICLE I

DEFINITIONS

Section 1.1	General	1
Section 1.2	Interpretation; Construction	2

ARTICLE II

SERVICES

ARTICLE III

PAYMENT

ARTICLE IV

INDEMNIFICATION; LIMITATION OF LIABILITIES

i

Section 4.7	Disclaimer of Warranties.	11
Section 4.8	Exclusive Remedy	12

ARTICLE V

COOPERATION; ACCESS; CONFIDENTIALITY; OWNERSHIP OF DATA

Section 5.1	Cooperation.	12
Section 5.2	IT Security.	13
Section 5.3	Intellectual Property.	14
Section 5.4	Confidentiality	15

ARTICLE VI

TERM; TERMINATION

Section 6.1	Term and Service Termination Dates.	16
Section 6.2	Suspension Due to Force Majeure.	17
Section 6.3	Effect of Termination; Survival.	18
Section 6.4	Return or Destruction of Information.	18

ARTICLE VII

DISPUTE RESOLUTION

Section 7.1	Negotiation	18

ARTICLE VIII

MISCELLANEOUS

Schedule A	Services Provided by Service Provider to Service Recipients	A-1
Schedule B	Initial Transition Service Representatives	B-1
Schedule C	Excluded Services	C-1

ii

REVERSE TRANSITIONAL SERVICES AGREEMENT

This REVERSE TRANSITIONAL SERVICES AGREEMENT (this

“Agreement”) is made and entered into as of [●] (the “Effective Date”), by and between The PNC Financial Services Group, Inc., a corporation organized under the laws of Pennsylvania (“Purchaser”) and Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain (“Seller”). Purchaser and Seller are each referred to herein individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, Purchaser has entered into that certain Stock Purchase Agreement, dated as of November 15, 2020 (as it may be amended or modified from time to time, the “Purchase Agreement”), with Seller, whereby Seller will sell, and Purchaser will purchase, the all the issued and outstanding shares of capital stock of BBVA USA Bancshares, Inc., a corporation organized under the laws of the state of Texas (“Company”) and a financial holding company conducting its business operations primarily through its commercial banking subsidiary BBVA USA, an Alabama-chartered bank (“Bank”), upon the terms and subject to the conditions set forth in the Purchase Agreement (the “Transaction”);

WHEREAS, pursuant to the Purchase Agreement, Seller and Purchaser agreed to duly execute a Reverse Transitional Services Agreement substantially in the form of Exhibit C to the Purchase Agreement at the Closing;

WHEREAS, in connection with the Transaction, and in order to ensure an orderly transition under the Purchase Agreement, following the Closing, Purchaser shall, and shall cause any Service Provider (as defined herein) to provide to certain Affiliates of Seller listed in Annex  1  hereto (each, a “Service Recipient”) the Services (as defined below) described herein for a transitional period;

WHEREAS, each of the Parties understands that the Services provided hereunder are transitional in nature and are furnished for the purpose of facilitating the Transaction; and

NOW, THEREFORE, the Parties hereto, in consideration of the premises and the mutual covenants contained herein, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1     General. As used in this Agreement, all capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

Section 1.2     Interpretation; Construction. Section 1.2 of the Purchase Agreement shall apply to this Agreement mutatis  mutandis.

ARTICLE II

SERVICES

Section 2.1     Services.  On the terms and subject to the conditions set forth in this Agreement, Purchaser shall provide, or cause to be provided, to the applicable Service Recipient each service specified in Schedule A, as such Schedule A may be supplemented or modified from time to time in accordance with the provisions of this Agreement (each, a “Service” and collectively, the “Services”) for the term in accordance with Section 6.1(b). At its option, Purchaser may cause any Service it is required to provide hereunder to be provided by

(i)   one or more of its Affiliates, including Company and Bank (an “Affiliate Service Provider”, and together with Purchaser, the “Service Provider”) or (ii) to the extent consistent with past practice or any change therein generally applicable to similar services provided to Service Provider’s Affiliates, by any contractor, subcontractor, vendor or other third party (a “Third- Party Service Provider”); provided  that Service Provider shall at all times remain responsible for the performance of, or failure to perform, the Services in accordance with the terms of this Agreement, and Service Provider shall be liable for any breach of this Agreement by its subcontractors.

Section 2.2     Standard of Service.

(a)                In performing each Service (subject to the terms and conditions of such Service set forth in Schedule A), Service Provider shall provide, or cause to be provided, substantially the same level of service and use substantially the same degree of care as its personnel provided and used in providing such Service during the twelve (12)-month period preceding the Effective Date, and in no event shall Service Provider have an obligation to perform any Service in any other manner or quality (enhanced, increased or otherwise). Seller shall, and shall cause the Service Recipients to, provide reasonable assistance to Service Provider in order to receive such Service. Seller agrees that all the Services shall be for the sole use and benefit of Service Recipients and not any other Affiliates of Seller and solely for the purpose of conducting the business of the Service Recipients in a manner substantially consistent with the manner in which it was conducted in the twelve (12)-month period preceding the Effective Date.

(b)               Notwithstanding anything to the contrary contained in this Agreement, with respect to any Service, (i) Service Provider shall not be bound to apply a standard of care higher than the standard which Service Provider customarily applies in its own affairs and

(ii)   Service Provider may, in its sole discretion, (A) perform or cause its Affiliates to perform such Service substantially consistent with any improved or enhanced practice as Service Provider deems reasonably prudent and (B) with respect to any Service that is provided by Service Provider to other segments of its own business, otherwise make 1changes from time to time in

___________________

1 Note to draft: Conforming change to TSA.

2

the manner in which such Service is provided so long as  (1) Service Provider is making similar changes in the manner in which such Service is provided for its own businesses in good faith,

(2)  Service Provider consults in good faith with Seller and the applicable Service Recipient with respect to such change, (3) Service Provider furnishes to Seller a notice in advance which shall describe such change to be made and any increase in the Service Fee (as defined below) related thereto and (4) Seller agrees to pay such increased Service Fee; provided, that if Seller does not agree to the increased Service Fee (if any) set forth in the notice required by this Section 2.2(b) within thirty (30) days from receipt of notice, neither Service Provider nor any of its Affiliates shall have any obligation to provide the applicable Service thereafter, either as modified or as in existence immediately prior to such change; provided, further, that no such increase shall exceed 10% of the relevant Service Fees in effect as of immediately prior to such change.

Section 2.3     Additional Services. If, at any time during the term of this Agreement, a Service Recipient identifies in writing a service that such Service Recipient desires to obtain from Service Provider that (a) is not listed on Schedule A and (b) Service Provider has previously provided to the Service Recipient as part of Service Provider’s ordinary course of business consistent with past practice and such Service Recipient reasonably needs such service in order for such Service Recipient to continue to operate its business in substantially the same manner in which it was operated in the twelve (12) months preceding the Closing, then the Parties shall negotiate in good faith mutually agreeable terms and conditions (which shall be consistent with the terms of this Agreement and past practice, including with respect to fees to be paid by Purchaser or such Service Recipient to Service Provider for the provision of such requested services, which shall be calculated consistent with Section 3.1 (such additional services, the “Additional Services”); provided, however, that Service Provider shall have no obligation to agree to provide any such Additional Services that are listed on Schedule C as Excluded Services. Any such Additional Services so provided by Service Provider shall constitute a Service under this Agreement and be subject in all respects to the provisions of this Agreement as if fully set forth in Schedule A as of the date hereof.

Section 2.4     Change in Services. Subject to Section 2.2(b), each of the Parties shall be entitled to request modifications or amendments to the Services provided hereunder, or to the terms and conditions of any Service as set forth in Schedule A, and if so requested, the Parties shall negotiate in good faith mutually agreeable modifications or amendments (including with respect to fees to be paid by Seller or such Service Recipient to Service Provider for the provision of such services as modified or amended); provided, however, that no Party shall have any obligation to agree to any such modification or amendment. In the event that Service Provider and Seller, each in its sole discretion, mutually agree in writing to any such modification or amendment, such Service as so modified or amended shall constitute a Service under this Agreement and be subject in all respects to the provisions of this Agreement as if fully set forth in Schedule A as of the date hereof.

Section 2.5     Transitional Nature of Services. The Parties acknowledge the transitional nature of the Services. Accordingly, as promptly as practicable following the execution of this Agreement, Seller agrees to use, and cause each Service Recipient to use, its commercially reasonable efforts to transition each Service to its own internal organization or, to the extent that such Service is not intended to be provided by its own internal organization, to

3

obtain alternate services from a third party by the Termination Date (as defined below in Section  6.1(b)) corresponding to each Service, as set forth in Schedule A.

Section 2.6     Transition Service Representative. The Parties shall each appoint two (2) representatives (each, a “Transition Service Representative”) to facilitate communications and performance under this Agreement. Each Party may treat an act of a Transition Service Representative of another Party as being authorized by such other Party without inquiring behind such act or ascertaining whether such Transition Service Representative had authority to so act. Each Party shall have the right at any time and from time to time to replace its Transition Service Representative by giving notice in writing to the other Party. The initial Transition Service Representative of each Party is set forth in Schedule  B.

Section 2.7     TSA Committee. A committee (the “TSA Committee”), consisting initially of the Parties’ Transition Service Representatives, will meet periodically to confer and act reasonably as may be necessary to coordinate the provision of Services. Such meetings shall occur on dates and times as the parties may in good faith agree from time to time, or as the parties may otherwise agree.. No decision of the TSA Committee may be made without at least one (1) Transition Service Representative from each Party being present at a meeting. For the avoidance of doubt, the TSA Committee shall not have the right to amend this Agreement in any manner.

Section 2.8     Compliance with Laws; License and Permits. Each Party shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement; provided, that Seller shall, and shall cause the Service Recipients to, comply with the reasonable and applicable standard operating procedures and policies of Service Provider specifically relating to the Services provided hereunder, as may be specified in writing to Seller and the Service Recipients by Service Provider.

Section 2.9     Limitation on Services.

(a)                Notwithstanding anything to the contrary contained herein, Service Provider shall have no obligation under this Agreement to provide any Service if the provision of such Service (i) would violate any Law, (ii) would result in a breach by Service Provider or any of its Affiliates of any Contract to which it is subject or any other violations of Third Party’s rights (provided  that Purchaser shall have used commercially reasonable efforts to obtain any consent or approval required to avoid such breach or violation) or (iii) would result in the disclosure of information subject to any applicable privileges (including the attorney-client or similar privilege) or confidentiality obligations (including restrictions on the sharing of confidential supervisory information) (provided, however, that in any such situation, the parties shall use commercially reasonable efforts to make other arrangements that would enable such Service to be provided without contravening such privilege or obligation).

(b)               Subject to Section 2.2, Service Provider shall have the right, in its sole discretion, to (i) designate which personnel it will assign to perform a Service and (ii) remove and replace such personnel at any time and without notice to Purchaser or the Service Recipients. In performing their respective duties hereunder, all such personnel of Service Provider and its

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applicable Affiliates shall be under the direction, control and supervision of Service Provider or such Affiliates, and Service Provider or such Affiliates shall have the sole right to exercise all authority with respect to the employment (including termination or suspension of employment), engagement, assignment and compensation of such personnel, as applicable. For the avoidance of doubt, neither Service Provider nor any of its Affiliates shall have any obligations to retain or provide incentives to any particular employee or any particular Third-Party Service Provider or to employ additional personnel in order to provide any Services.

Section 2.10     Information From Service Provider; No Duty of Verification.

Service Provider shall not be liable for any impairment of any Service caused by its not receiving information or access to persons and documents or required decisions on the part of Service Recipient, either timely or at all, provided, that Service Provider has notified in writing Service Recipient’s Transition Service Representative of such failure to receive such information, access or decision and the impact of such failure on Service Provider’s provision of the Services, or by its receiving inaccurate or incomplete information from Service Recipient that is required or reasonably requested by Service Provider. Service Provider shall not have any responsibility for verifying the accuracy or completeness of any information given to it by or on behalf of Service Recipient for the purpose of providing any Service.

Section 2.11     Emergency Maintenance and Shutdowns.

(a)                If Service Provider determines that it is necessary to temporarily suspend a Service due to emergency maintenance, modification, repairs, alterations or replacements (any such event, a “Shutdown”), Service Provider shall use commercially reasonable efforts to (i) provide Seller and the Service Recipients with reasonable prior notice of such Shutdown (including reasonable information regarding the nature and the projected length of such Shutdown), unless it is not reasonably practicable under the circumstances to provide such prior notice, in which case Service Provider shall provide notice as soon as reasonably practicable and

(ii) restart the Service as soon as reasonably practicable. In no event shall Service Provider discriminate against Service Recipient relative to its own businesses receiving similar services in connection with such actions.

(b)               In the event the obligations of Service Provider to provide any Service shall be suspended in accordance with this Section 2.11 and Service Provider has used commercially reasonable efforts to avoid or mitigate the impact of such Shutdown, Service Provider shall not have any liability to Seller or the applicable Service Recipient arising out of or relating to such suspensions of Service Provider’s provision of such Service.

ARTICLE III

PAYMENT

Section 3.1      General.  In consideration of the provision of the Services, Seller shall, or shall cause one of the Service Recipients to, pay to Service Provider (a) a service fee for each such Service (all such fees with respect to each Service, the “Service Fee”, and collectively for all Services, the “Service Fees”) in the amount equal to the fee set forth in Schedule A with

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respect to such Service, which amounts reflect the cost of providing such Services, are consistent with past practice, and the corresponding costs are consistent with those reflected in the Financial Statements, (b) any additional reasonable out-of-pocket costs or expenses, including postage and other delivery costs, telephone, telecopy and similar expenses, incurred by Service Provider, any of its Affiliates or any Third-Party Service Provider related to the provision of such Service hereunder and any payments or costs that would otherwise not be incurred but for the provision of the Services hereunder in connection with any ongoing license, grant or provision of rights or services and (c) any applicable value added, goods and services, sales, use, consumption, excise, service, transfer, stamp, documentary, filing, recordation Taxes or similar Taxes (a Tax shall not be considered to be similar if it is imposed on net or gross income) that may be imposed with respect to the provision of the Services hereunder.

Section 3.2     Withholding. Seller and each Service Recipient shall be entitled to deduct and withhold from any payments hereunder such amounts as are required to be deducted and withheld pursuant to applicable Tax Law. The Parties shall reasonably cooperate with each other in order to eliminate or to reduce any such deduction or withholding, including providing forms or other evidence that would mitigate, reduce or eliminate such deduction or withholding.

Section 3.3     Invoices.

(a)                All payments shall be made by Seller or one of the Service Recipients within thirty (30) days (a “Payment Period”) after receipt of an invoice therefor. Service Provider shall send invoices on a monthly basis for payments to be made under this Agreement. If any Service is terminated in accordance with Section 6.1, and such termination is effective prior to the last day of any calendar month, the amount due for such Service for such final month will be pro-rated based on the number of days in such month prior to the effectiveness of such termination. Such invoices shall specify the costs and expenses to be reimbursed by Seller or one of the Service Recipients and enclose any invoices from the relevant third parties. All payments made by Seller or one of the Service Recipients under this Agreement shall be by wire transfer of immediately available funds of the payment amount to Service Provider’s account identified in Schedule A attached hereto or other account notified in writing by Service Provider to Purchaser or Service Recipient, as applicable. All such payments shall be effective upon receipt.

(b)               Seller shall, or shall cause one of the Service Recipients to, pay Service Provider the full amount due on any invoice and other amounts required to be paid by Purchaser under this Agreement and shall not set-off any amount; provided  that the Service Recipient may withhold payments for any portion(s) of amounts alleged to be due that it disputes in good-faith. In the event Seller disputes in good faith any portion of the amount due on any invoice, then Seller shall, or shall cause one of the Service Recipients to, pay any undisputed amount in accordance with this ARTICLE III, but shall notify Service Provider in writing of the nature and basis (in reasonable detail) of the dispute concurrently with or prior to the date that such payment is due. If no notification is provided to Service Provider in accordance with the immediately preceding sentence, the invoiced amount shall be deemed to be accurate and correct and shall not be subject to dispute or contest by either Party or any Affiliate thereof. In the event notification is so provided to Service Provider, the Parties shall use their commercially reasonable efforts to

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resolve the dispute promptly. There shall be no right of set-off or counterclaim with respect to any claim, debt or obligation against payments to Service Provider under this Agreement; provided  that the Service Recipients may net any amount payable to Service Provider under this Agreement against any amount that Service Provider is obligated to pay or transmit to the Service Recipient pursuant to the Services.

Section 3.4     Failure to Pay; Interest. Any amounts not received by Service Provider within the applicable Payment Period shall be subject to a late payment fee computed daily at a rate equal to the prime lending rate as quoted in the Wall Street Journal on the last Business Day of the month of such overdue invoice per annum plus two-hundred (200) basis points from the due date of such amount to the date such amount is paid in full. Seller agrees to pay, or cause one of the Service Recipients to pay, Service Provider’s reasonable attorneys’ fees and other costs incurred in collection of any amounts owed to Service Provider hereunder and not paid when due. Notwithstanding anything to the contrary contained herein, in the event Purchaser or such Service Recipient fails to make a payment of any amount when due hereunder, and such failure continues for a period of sixty (60) days following delivery of notice to Purchaser or such Service Recipient in receipt of the applicable Service of such failure, Service Provider shall have the right to suspend provision of all Services to Service Recipients until such overdue payment (and any applicable late payment fee accrued with respect thereto) is paid in full. Such right of Service Provider shall not in any manner limit or prejudice any of Service Provider’s other rights or remedies as provided in this Agreement.

Section 3.5     Access to Records.

(a)                Each Party shall, in accordance with its respective generally applicable recordkeeping policies and procedures, keep reasonable books and records of all Services for the other Party to verify all charges made under this Agreement and to comply with applicable Law. Each Party shall, upon the other Party’s reasonable request and at such requesting Party’s sole cost and expense, make such books and records available to such requesting Party, upon reasonable notice and during normal business hours for the sole purpose of verifying any charges made hereunder or complying with any applicable Law (other than in connection with a dispute, claim or litigation between Service Provider and Seller or any Affiliate of Service Provider or Seller). Nothing in this Section 3.5 shall require any Party to maintain its books and records relating to any Services in connection with this Agreement indefinitely or in a manner, or for a length of time, inconsistent with the manner or length of time that it generally maintains its books and records with respect to its other businesses. If any access request reveals an overpayment by Seller or any Service Recipient, Service Provider will promptly refund the amount of such overpayment.  If any access request reveals an underpayment by any Seller or any Service Recipient, Seller or such Service Recipient will promptly pay to Service Provider the amount of such underpayment.

(b)               Upon Seller’s request, Purchaser shall provide copies of any periodic independent third-party or internal audits performed in respect of Purchaser’s data center locations.

Section 3.6     Compliance with Data Privacy Laws; Cyber-Security.

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(a)                  Each Party shall comply in all material respects with all Applicable Laws related to the collection, use and security of data in connection with the provision or receipt of Services pursuant to this Agreement. If any Party has access to or receives Personal Information data pursuant to this Agreement, it shall only use the data to the extent strictly necessary for the performance of such Party's obligations under this Agreement. .

(b)               Each Party shall maintain commercially reasonable administrative, technical and physical safeguards for all confidential information, including Personal Information, disclosed to, accessed or obtained by such Party in connection with this Agreement (collectively, “Protected Information”), consistent with such Party’s past practice, to (a) restrict the use and disclosure of such Protected Information within Service Provider to those individuals performing actions in connection with this Agreement or as required by Applicable Law, (b) ensure the security and confidentiality of Protected Information, (c) protect against any anticipated threats or hazards to the security or integrity of Protected Information, and (d) protect against unauthorized access to or use of Protected Information.If a Party becomes aware of any actual or suspected security breach such Party or any of its subcontractors suffers or learns of, that either compromises or could reasonably compromise any Protected Information of the other Party (including but not limited to physical trespass of a secure facility, computing systems intrusion/hacking, loss/theft of a computer or personal computer, loss/theft of printed material, etc.) (collectively, a “Security Breach”), to the extent permitted by Applicable Law, such Party will promptly notify the other Party of such Security Breach and will take reasonable actions to investigate and remediate the Security Breach.

INDEMNIFICATION; LIMITATION OF LIABILITIES

Section 4.1     Indemnification by Service Provider. Subject to the limitations set forth in Section 4.3 and the other provisions of this Agreement, Service Provider agrees to indemnify, defend and hold harmless Seller and each Service Recipient, their respective Affiliates and their respective officers, directors, employees, agents, successors and assigns (each, a “Service Recipient Indemnified Person”, and collectively, the “Service Recipient Indemnified Persons”) from and against, and shall reimburse the Service Recipient Indemnified Persons for, all Losses actually sustained, incurred or suffered by any Service Recipient Indemnified Person to the extent resulting from, arising out of or relating to (a) Service Provider’s breach of this Agreement, (b) the gross negligence, willful misconduct or fraud of any Service Provider Indemnified Person (as defined below) in connection with its performance of obligations under this Agreement other than Losses resulting from, arising out of or relating to any Service Recipient Indemnified Person’s gross negligence, willful misconduct, fraud or breach of its obligations pursuant to this Agreement.

Section 4.2     Indemnification by Service Recipient. Subject to the limitations set forth in Section 4.3 and the other provisions of this Agreement, Seller, on behalf of itself and the Service Recipients, agrees to indemnify, defend and hold harmless each of Service Provider, its Affiliates and their respective officers, directors, employees, agents, successors and assigns (each, a “Service Provider Indemnified Person”, and collectively, the “Service Provider Indemnified Persons”) from and against, and shall reimburse the Service Provider Indemnified Persons for, all Losses actually sustained, incurred or suffered by any Service Provider

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Indemnified Person to the extent resulting from, arising out of or relating to (a) Service Recipient’s breach of this Agreement, or (b) any Service Recipient Indemnified Person’s gross negligence, willful misconduct or fraud in connection with its performance of obligations under this Agreement, other than Losses resulting from, arising out of or relating to any Service Provider Indemnified Person’s gross negligence, willful misconduct, fraud or breach of its obligations pursuant to this Agreement.

Section 4.3     Limitation of Liability; Mitigation.

(a)                Neither Party’s aggregate liability for Losses with respect to the matters contemplated by this Agreement shall exceed the aggregate amount of Service Fees actually paid or payable pursuant to this Agreement in the twelve (12)-month period after the Closing (or portion thereof).

(b)               Notwithstanding anything to the contrary contained in this Agreement,

(i) no Service Provider or Service Recipient shall have any liability to any Service Recipient Indemnified Person or Service Provider Indemnified Person, respectively, for any consequential, indirect, speculative, incidental, punitive, or special damages, opportunity cost or lost prospective economic advantage, or other similar damages or Losses as a result of or arising from or relating to this Agreement, the provision of or the failure to provide the Services hereunder or any other transactions contemplated hereby and (ii) no “multiple of profits” or “multiple of cash flow” or other valuation methodology or performance metric shall be used in calculating the amount of Losses.

(c)                Each indemnified Party (the “Indemnified Party”) shall use its respective reasonable best efforts to mitigate any Loss in respect of which such Indemnified Party is entitled to recover from an indemnifying Party (the “Indemnifying Party”) pursuant to this ARTICLE IV upon acquiring actual knowledge of any event which would be reasonably likely to, or does, give rise to such Loss. In the event an Indemnified Party fails to so use its reasonable best efforts to mitigate an indemnifiable Loss in accordance with the preceding sentence, the portion of such Loss that could reasonably have been avoided had the Indemnified Party made the efforts required by this Section 4.3(c) shall not be recoverable from the Indemnifying Party pursuant to this ARTICLE  IV.

(d)               Any indemnity payment made by the Indemnifying Party to the Indemnified Party pursuant to this ARTICLE IV in respect of a Loss shall be net of an amount equal to (i) any insurance proceeds actually received and any other amounts actually recovered from third parties (whether by payment, discount, credit, relief, insurance or otherwise) by the Indemnified Party or an Affiliate in respect of such claim, less  (ii) any related costs and expenses of such receipt or recovery, including any deductible or similar cost and the aggregate cost of pursuing any related insurance claims. If the Indemnified Party or an Affiliate thereof receives any amounts under applicable insurance policies, or from any other Person alleged to be responsible for any Losses, subsequent to an indemnification payment by the Indemnifying Party, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment up to the amount received by the Indemnified Party or its

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Affiliate, net of any deductible or similar cost and reasonable documented out-of-pocket expenses incurred by such Indemnified Party in collecting such amount.

(e)                Any amount paid by the Indemnifying Party to the Indemnified Party pursuant to this ARTICLE IV in respect of a Loss shall be reduced by an amount equal to any net Tax benefit actually realized (including, without limitation, the utilization of a Tax loss or Tax credit carried forward) as a result of such Loss by the Indemnified Party claiming such Loss in the taxable year in which such Loss occurred (determined on a “with and without” basis).

(f)                In no event shall either Party be responsible or liable pursuant to this ARTICLE IV or otherwise for (i) any specific act or omission to act by such Party if such specific action or omission to act is taken at the express written direction of the other Party or any Affiliate of the other Party, or (ii) any Losses to the extent caused by or resulting from the failure of the other Party or any of the other Party’s Affiliates to perform any of their obligations under this Agreement.

(g)               The limitations contained in this Section 4.3 are an essential part of this Agreement between the Parties and are intended to be enforced (by a court or otherwise) as written. In any legal proceedings for damages, each Party agrees to explicitly waive any claim for damages in conflict with these limitations.

Section 4.4     Claims Procedures. If an Indemnified Party becomes aware of any fact, matter or circumstance that may give rise to a claim for indemnification under this ARTICLE IV, the Indemnified Party shall give prompt written notice (“Claim Notice”) thereof to the Indemnifying Party. The Indemnifying Party may elect to direct the defense or settlement of any such claim by giving prompt written notice to the Indemnified Party; provided, however, that an Indemnifying Party shall not have the right to assume and control the defense of any criminal or regulatory action or claim, any claim seeking non-monetary remedies, or any claim where the portion of the claim for which the Indemnified Party would not be indemnified is reasonably likely to exceed the portion of the claim for which it would be indemnified. If the Indemnifying Party elects to direct the defense or settlement of any claim, it will have the right to employ counsel reasonably acceptable to the Indemnified Party to defend any such claim, or to compromise, settle or otherwise dispose of the same, if the Indemnifying Party deems it advisable to do so, all at the expense of the Indemnifying Party; provided  that the Indemnifying Party will not settle, or consent to any entry of judgment in, any proceeding relating to the claim (“Proceeding”) without obtaining either: (i) an unconditional release of the Indemnified Party from all liability with respect to all claims underlying such claim in an arrangement where the only relief consists solely of monetary damages to be paid entirely by the Indemnifying Party (or a liability insurer thereof) ; or (ii) the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed. An Indemnified Party will not settle or consent to any entry of judgment in any Proceeding without obtaining the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed.

The Indemnified Party and the Indemnifying Party will fully cooperate with each other in any such Proceeding and will make available to each other any books or records to the extent reasonably necessary for the defense of any such Proceeding.

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Section 4.5     Third-Party IP Matters.

(a)                Notwithstanding anything else in this Agreement to the contrary, in the event of any breach of this Agreement by either party or the incurrence of any liability to the extent arising out of or relating to the failure of a third party to provide, or provide access to, the Intellectual Property rights licensed by such third party to the Service Provider (a “Third-Party IP Matter”) in respect of any Service, (i) Service Provider’s sole and exclusive obligation in respect of any such breach or liability (including the failure to provide any Services) shall be to use its commercially reasonable efforts to (A) enforce the terms of the applicable agreement between Service Provider and such third-party provider, and (B) to the extent Service Provider is unable to enforce the terms of such agreement with such third-party provider, to devise and implement a work-around solution pursuant to Section 4.5(b), and (ii) Seller’s sole and exclusive remedy for such breach or liability is to request Service Provider to engage in the actions contemplated by clause (i) of this Section 4.5(a).  Notwithstanding anything else in this Agreement to the contrary, in no event shall Service Provider otherwise be responsible or liable for any breach or liabilities to the extent that they arise out of or relate to any Third-Party IP Matter.

(b)               If Service Provider is unable to enforce the terms of an agreement between Service Provider and a third-party provider pursuant to Section 4.5(a)(i)(A), Service Provider shall use commercially reasonable efforts to promptly devise a work-around solution and provide notice of such proposal to Seller pursuant to Section 8.1, including any estimated costs associated with such proposal. Seller will have five (5) Business Days from receipt of such notice to accept or reject such proposal.  If Seller does not respond within five (5) Business Days, Seller will be deemed to have rejected such proposal. If Seller accepts such proposal within five (5) Business Days of receipt of notice, Service Provider shall use commercially reasonable efforts to promptly implement such proposal, provided  that Seller agrees to bear all reasonable and documented costs and expenses associated therewith.

Section 4.6     Survival of Indemnification Obligations. If any Indemnified Party does not give a Claim Notice to the Indemnifying Party of any claim pursuant to this Article IV within (a) three (3) months after the termination or expiration of the last Service to terminate or expire or (b) three (3) months after the date when such Indemnified Party becomes or ought to have become aware of the facts giving rise to such claim, whichever is later, such Party shall be deemed to have waived such claim.

Section 4.7     Disclaimer of Warranties. Seller hereby acknowledges that Service Provider and its Affiliates do not as part of its usual or regular conduct of business provide any or all of the Services, or any related services, on a commercial basis to third parties, as part of its business. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2.2, THE SERVICES ARE PROVIDED “AS IS” WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2.2, NONE OF SERVICE PROVIDER OR ANY OTHER PERSON MAKES ANY OTHER REPRESENTATION OR WARRANTY, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF SERVICE PROVIDER OR ANY OF ITS AFFILIATES, THE BUSINESS, THE QUALITY, SUITABILITY, AVAILABILITY, RELIABILITY, SECURITY, PERFORMANCE, ACCURACY OR ADEQUACY OF THE

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SERVICES, AND NONE OF SERVICE PROVIDER OR ANY OTHER PERSON MAKES ANY REPRESENTATIONS OR WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, QUIET ENJOYMENT, NO ENCUMBRANCES, SYSTEM INTEGRATION, ACCURACY, WORKMANLIKE EFFORT, NONINFRINGEMENT AND WARRANTIES ARISING THROUGH THE COURSE OF DEALING OR USAGE OF TRADE. ANY SUCH OTHER REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED BY SELLER ON BEHALF OF ITSELF AND ITS AFFILIATES, INCLUDING THE SERVICE RECIPIENTS. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY SERVICE PROVIDER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF SERVICE PROVIDER’S OBLIGATIONS UNDER THIS AGREEMENT.

Section 4.8     Exclusive Remedy. Except in the case of (a) intentional fraud, or with respect to matters for which the remedy of specific performance, injunctive relief or other non-monetary equitable remedies are available in accordance with this Agreement or (b) as otherwise expressly provided in this Agreement, the rights and remedies under this ARTICLE IV are exclusive and in lieu of any and all other rights and remedies that Service Provider or any of its Affiliates may have against Purchaser or any of its Affiliates or Representatives, or Purchaser or any of its Affiliates may have against Service Provider or any of its Affiliates or Representatives under this Agreement or any failure to perform any covenant or agreement set forth in this Agreement. Each Party expressly waives any and all other rights, remedies and causes of action it or its Affiliates may have against the other Party or its Affiliates or Representatives now or in the future under any Law with respect to the transactions contemplated by this Agreement. The remedies expressly provided in this Agreement shall constitute the sole and exclusive basis for, and means of recourse between, the Parties and their Affiliates with respect to transactions contemplated by this Agreement.

ARTICLE V

COOPERATION; ACCESS; CONFIDENTIALITY; OWNERSHIP OF DATA

Section 5.1     Cooperation.

(a)                Each Party shall, and shall cause its Affiliates to, use their respective commercially reasonable efforts to (i) cooperate with the other Party, any of its Affiliates and any Third-Party Service Provider in all matters relating to the provision and receipt of the Services and (ii) enable Service Provider, any of its Affiliates providing a Service and any Third-Party Service Provider to provide the Services in accordance with this Agreement. Such cooperation shall include, but not be limited to, exchanging information and materials, providing electronic access to any necessary IT Assets (as defined below in Section 5.2(a)) required in connection with the provision or receipt of the Services, performing true-ups and adjustments and obtaining all consents, waivers, permits, licenses, sublicenses or approvals reasonably necessary to permit each Party to perform its obligations hereunder. Any costs and expenses payable to third parties (other than the respective Representatives of each of the Parties) in

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connection with any consents, waivers, permits, licenses, sublicenses or approvals required in connection with the provision of Services during the Term shall be mutually agreed to by the Parties and set forth on the Service Schedule.

(b)               Each Party agrees and acknowledges that Service Provider may not be able to provide certain Services unless certain data, information, material, personnel, facilities or assets are provided to Service Provider by Service Recipients and certain actions are taken by Service Recipients within a reasonable period of time prior to the commencement or completion of the Services. Service Provider shall not be deemed to be in breach of its obligations under this Agreement to the extent that Service Provider cannot provide any Services due to Service Recipients failing to timely deliver to Service Provider such data, information, material, personnel, facilities or assets as Service Provider reasonably requests, or failing to timely take any action reasonably requested by Service Provider, 2that is reasonably necessary to enable Service Provider to provide such Services.

(c)                Service Recipients shall (i) make available on a timely basis such information and materials as are reasonably requested by Service Provider, any of its Affiliates providing a Service or any Third-Party Service Provider to enable such Person to provide the Services; (ii) upon reasonable advance notice, provide to Service Provider, any of its Affiliates providing a Service or any Third-Party Service Provider reasonable access to its employees, personnel, premises and facilities during normal business hours and the equipment, systems, software and networks located therein, to the extent reasonably necessary, desirable or advisable for the purpose of providing the Services; and (iii) use its commercially reasonable efforts to maintain such premises, facilities, equipment, systems, software and networks located therein in proper working order and in compliance with all applicable workplace safety and applicable Laws.

Section 5.2     IT  Security.

(a)                While using or accessing the technology, devices, computers, software, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, or any other information technology equipment (collectively, “IT Assets”) of the other Party in connection with the provision or receipt of a Service, each Party shall, and shall cause each of its Affiliates and any Third-Party Service Providers (as applicable) to, adhere in all respects to the other Party’s controlled processes, policies and procedures (including with respect to confidential information, data, communications and system privacy, operation, security and proper use) as in effect on the Closing Date or as communicated from time to time in writing.

(b)               Each of the Parties shall maintain reasonable security measures (i) to prevent unauthorized access to its IT Assets used in connection with the provision and receipt of the Services; (ii) to prevent unauthorized access, use, destruction, alteration or loss of all data or other information contained in such IT Assets; (iii) to ensure that only authorized personnel gain

___________________

2 Note to draft: conforming change to TSA.

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access to such IT Assets, and such data and information; (iv) to ensure the security and integrity of all data or other information contained in such IT Assets; and (v) to ensure that no disabling code or instructions, spyware, viruses, Trojan horses, worms, ransomware, malware or other malicious code or software routines that facilitate or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other material is introduced to the other Party’s IT Assets. Such measures shall in no event be less stringent than, in each case of clauses (i), (ii), (iii) (iv), and (v), those used to safeguard such Party’s IT Assets not used in connection with the provision and receipt of the Services. Such measures shall include, where appropriate, the use of reasonable firewalls, virus screening software, multi-factor authentication, logon identification and passwords, encryption, intrusion detection systems, logging of incidents, periodic reporting, and prompt application of current security patches, virus definitions and other updates as needed.

(c)                Each of the Parties may immediately suspend the other Party’s (and its Affiliates’ and any Third-Party Service Providers’) access (if any) to its IT Assets following written notice to the extent reasonably practicable if, in such first Party’s reasonable opinion

(i) the integrity, security or performance of its IT Assets, or any data or other information stored therein, is being or is likely to be jeopardized by the activities of the other Party (or its Affiliates or any Third-Party Service Providers), or (ii) continued access to its IT Assets by the other Party (or by its Affiliates or any Third-Party Service Providers) would expose such first Party to any material Liability. In such a case, each of the Parties shall take appropriate corrective actions and if such actions fully resolve the matter (as determined by the Party providing such access to its IT Assets in its sole good faith discretion), the Party providing access to its IT Assets shall restore such access to the other Party as promptly as possible.

(d)               Each of the Parties shall cooperate with the other Party in the investigation of any actual or suspected unauthorized access of such other Party’s IT Assets implicating the first Party’s compliance with the terms of this Agreement.

(e)                Notwithstanding the foregoing, Service Provider reserves the right in its sole discretion to terminate all Services that provide access to its IT Assets that are impacted by Service Recipient’s breach of this Section 5.2, without termination liability, if Service Recipient remains in breach of this Section 5.2 ten (10) Business Days after receipt of notice of such breach, provided that Service Provider shall reasonably cooperate with Service Recipient, at Service Recipient’s expense, to cure such breach and restore such Services following such cure.

Section 5.3     Intellectual  Property.

(a)                Solely to the extent required for the provision or receipt of the Services in accordance with this Agreement, each Party, for itself and on behalf of its respective Affiliates, hereby grants to the other (and its respective Affiliates) a non-exclusive, fully paid-up, royalty- free, world-wide, revocable (only as expressly set forth herein), non-transferable (except as provided in Section 8.3), non-sublicensable (except to Third-Party Service Providers) license to such Intellectual Property that is owned and controlled by the granting Party, but only to the extent and for the duration necessary for the other Party to provide or receive the applicable Service as permitted by this Agreement. Upon the expiration or termination of such Service in

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accordance with Section 6.1, any license to any Intellectual Property relevant to such Service (and not required for the provision or receipt of any other Service) shall also automatically terminate; provided, however, that all licenses granted hereunder shall automatically terminate immediately upon the expiration or termination of this Agreement in accordance with the terms hereof.

(b)               Except as otherwise expressly set forth in this Agreement, the Purchase Agreement or the Transitional Trademark License, each Party and its respective Affiliates shall retain all right, title and interest in and to its respective Intellectual Property (and to any and all improvements, modifications and derivative works thereof), and no Party nor any of its Affiliates shall have any rights or licenses, express, implied or otherwise, with respect to any Intellectual Property (including rights to any software, hardware or other facility) of the other Party or its Affiliates. All rights and licenses not expressly granted in this Agreement are expressly reserved by each Party.

Section 5.4     Confidentiality.

(a)                Section 5.5 of the Purchase Agreement shall apply mutatis mutandis to this Agreement and any confidential information shared among Seller, Service Provider, Purchaser, the Service Recipients and any Third-Party Service Provider, as applicable.

(b)               With respect to any Service, each Party agrees that (i) all software, hardware or data, procedures and materials provided to it by or on behalf of the other Party in connection with such Service are solely for purposes of the provision or receipt of such Service in connection with this Agreement; (ii) each Party agrees that it shall not copy, modify, reverse engineer, decompile, distribute or in any way alter or make derivative works of any software, hardware or data provided by the other Party for the provisions or receipt of the Services without the providing Party’s prior written consent and (iii) each Party shall comply with any and all usage guidelines pertaining to any Service and provided by or on behalf of the other Party, including any and all usage guidelines pertaining to software, data, or other intellectual property or proprietary rights. Nothing in this ARTICLE V shall be construed as obligating any Party to disclose its confidential information to any other Person, or as granting to or conferring on any other Person, expressly or by implication, any rights or license to the disclosing Party’s confidential information; provided, that the Parties acknowledge that, in order to perform the Services, Service Provider shall have custody and usage of certain of Service Recipient’s confidential information and Service Recipient hereby grants such rights to Service Provider solely for purposes of Service Provider’s performance under this Agreement.

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ARTICLE VI

TERM; TERMINATION

Section 6.1     Term and Service Termination Dates3.

(a)                Subject to Section 6.3 and any early termination of this Agreement in its entirety pursuant to Section 6.1(c), this Agreement shall terminate in its entirety upon the termination of all Services to be provided hereunder pursuant to Section 6.1(b) or Section 6.1(c), as applicable, unless otherwise mutually agreed by the Parties; provided, that the rights of the Parties in respect of any claims that have accrued prior to such termination shall survive such termination.

(b)               Each of the Services shall be provided commencing on the Effective Date and shall continue until the earlier to occur of (i) the applicable termination date set forth in Schedule A with respect to such Service (the “Termination Date”), unless otherwise mutually agreed by the Parties, (ii) termination of such Service in accordance with Section 3.4 or Section 5.2(c), and (iii) termination of this Agreement in accordance with the terms hereof prior to the Termination Date of such Service. Seller may terminate or reduce any Service prior to its Termination Date set forth in Schedule A by providing to Service Provider written notice thereof, not less than thirty (30) days prior to the date of such earlier termination or reduction except as otherwise specified in Schedule A; provided, that if the Service requested to be terminated or reduced prior to the Termination Date set forth on Schedule A is being provided by a Third-Party Service Provider, Seller shall be responsible for any payments due to such Third- Party Service Provider as a result of such early termination. The Parties agree that (A) if any Service is dependent on one or more of the other Services, then each such Service must be terminated or reduced together; and (B) any termination or reduction may be on a location by location basis if so indicated on Schedule A. In the event one or more, but less than all, of the Services are expired or terminated pursuant to the terms of this Agreement, (1) this Agreement will continue in full force and effect with respect to any of the Services not so discontinued, subject to the terms and conditions of this Agreement, (2) Service Provider will have no further obligation to provide such terminated Service, except as otherwise agreed by the Parties, (3) Seller shall remain obligated to Service Provider for any accrued and unpaid amount owed to Service Provider hereunder in respect of such terminated Service that was provided prior to the effective date of such termination and (4) any and all rights to Intellectual Property granted hereunder in connection with the provision of a terminated Service shall immediately cease upon such termination.

___________________

3 Note to draft: Term of 12 months, or such shorter period as may be agreed prior to Closing, including with respect to such Services that will be provided following Closing by bank systems that are subject to conversion.

To be clear, following the primary bank system conversion, Planet will not be able to provide reverse services that are dependent on the Company’s current systems/providers, as discussed by the parties. The term for reverse services must end at month end preceding the month in which conversion occurs (which is expected to occur Columbus Weekend 2021).

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(c)                Early  Termination.

(i)                 Without limiting Section 3.4 or Section 5.2(d), in the event either Party materially breaches this Agreement, and if such breach is not excused or not cured within thirty (30) days after the receipt of written notice from the other Party specifying such breach, then the other Party may at any time thereafter terminate this Agreement in its entirety or any such Service that is the subject of such breach by giving five (5) days’ prior written notice.

(ii)               In the event a Bankruptcy Event has occurred with respect to either Party, the other Party may at any time immediately terminate this Agreement.

For purposes of this Agreement, “Bankruptcy Event” with respect to a Party shall mean the filing of an involuntary petition in bankruptcy or similar proceeding against such Party seeking its reorganization, liquidation or the appointment of a receiver, trustee or liquidator for it or for all or substantially all of its assets, or if such Party shall (a) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets,

(b)   file a voluntary petition or admit in writing its inability to pay its debts as they become due,

(c)  make a general assignment for the benefit of creditors, (d) file a petition or an answer seeking reorganization or an arrangement with its creditors or take advantage of any insolvency law with respect to itself as debtor or (e) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency proceedings or any similar proceedings.

Section 6.2     Suspension Due to Force Majeure. The obligations of Service Provider under this Agreement with respect to any Service shall be suspended during the period and to the extent that Service Provider (or its Affiliates or a Third-Party Service Provider, as applicable) is prevented or hindered from providing such Service, or any Service Recipient is prevented or hindered from receiving such Service, due to any of the following causes beyond such Party’s reasonable control (such causes, “Force Majeure Events”): (a) acts of God;

(b) storm, earthquake, flood, fire or explosion; (c) acts of war (whether or not declared), armed hostilities or terrorism, cybersecurity breaches, or the escalation or worsening thereof, invasion, riot or other civil unrest; (d) Government Order or applicable Law; (e) embargoes or blockades;

(f) action by any Governmental Authority, including a Government Shutdown; (g) international, national or regional emergency, including a Contagion Event; (h) shortage of adequate power, raw materials or transportation facilities; (i) strikes, labor stoppages, slowdowns or disputes or other industrial disturbances; or (j) any other event which is beyond the reasonable control of such Party. The Party suffering a Force Majeure Event shall give notice of suspension as soon as reasonably practicable to the other Party stating the date and extent of such suspension and the cause thereof, and the Service Fee shall be equitably adjusted to reflect the reduced performance. Neither Service Provider nor Seller shall be liable for the nonperformance or delay in performance of its respective obligations under this Agreement when such failure is due to a Force Majeure Event; (i) notwithstanding anything herein to the contrary, Seller’s obligation to make any payment due and payable hereunder for Services actually provided hereunder shall not be suspended in the case of a Force Majeure Event (except to the extent of Services not provided) and (ii) each affected Party shall use commercially reasonable efforts to minimize the effect of any such event and shall resume the performance of its duties and obligations hereunder

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as soon as reasonably practicable after the end of the Force Majeure Event. The time for completion for any Service so suspended shall be automatically extended for a period of time equal to the time lost by reason of such suspension. From and during the occurrence of a Force Majeure Event, Service Provider shall not be under any obligation to replace the affected Services; provided, however, that if Service Provider replaces comparable services for itself or its Affiliates, it shall do the same for Service Recipient.

Section 6.3     Effect of Termination; Survival. In the event this Agreement expires or is terminated in accordance with this ARTICLE VI, then (a) all Services will promptly cease and (b) no Party shall be released from any liability or obligation that has already accrued as of the effective date of such expiration or termination, and no rights already accrued hereunder shall be affected. The provisions of ARTICLE I, ARTICLE III, ARTICLE IV, ARTICLE VII, ARTICLE VIII, Section 3.5, Section 5.2(d), Section 5.4, Section 6.1, Section 6.4 and this Section

6.3  shall survive the expiration or termination of this Agreement.

Section 6.4     Return or Destruction of Information. Upon termination of a Service and/or the termination of this Agreement, (i) if a Party or any of its Affiliates holds any confidential information, records, files or databases, furnished by the other Party or its Affiliates in connection with the provision or receipt of the terminated Services (the “Materials”), such Party shall, and shall cause its Affiliates to, promptly return to the other Party or destroy, or cause to be returned to the other Party or destroyed, all such other Party’s or its Affiliates’ Materials, in each case upon the relevant termination; provided, that such Party or its Affiliates, as applicable, may retain one (1) copy of such Materials to the extent required to comply with applicable Law or bona fide document retention policies; provided, further, that such Party or its Affiliates, as applicable, must continue to treat such retained Materials in a manner consistent with the terms of Section 5.4, and (ii) if a Party or any of its Affiliates holds any tangible property owned or leased by the other Party or its Affiliates in connection with the provision or receipt of the terminated Services, such Party shall, and shall cause its Affiliates to, promptly return such tangible property to the other Party.

ARTICLE VII

DISPUTE RESOLUTION

Section 7.1     Negotiation. Subject to Section 3.4, Section 5.2(c) and Section

6.1(c), in the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including, without limitation, any claim based on contract, tort, statute or constitution (collectively, “Agreement Disputes”), the Parties shall cooperate in good faith to resolve all disputes through the Transition Service Representatives and the TSA Committee and negotiate in good faith for a reasonable period of time to settle such Agreement Dispute; provided, however, that such reasonable period shall not, unless otherwise agreed by the Parties in writing, exceed thirty (30) days from the time the Parties began such negotiations. If the Parties are unable to resolve such dispute within such thirty (30)-day negotiation period, then either Party may pursue its rights and remedies at law or in equity.

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ARTICLE VIII

MISCELLANEOUS

Section 8.1     Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, or otherwise, (b) on the first (1st) Business Day after being sent if delivered utilizing a next-day service by an internationally recognized overnight courier that issues a receipt or other confirmation of delivery, (c) on the earlier of confirmed receipt or the third (3rd) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) when transmitted to the email address set out below, as applicable (provided, that no “error” message or other notification of non-delivery is generated). All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

To Purchaser:

PNC Bank, N.A.

The Tower at PNC

300 Fifth Avenue

Pittsburgh, PA 15222

Mail Stop: PT-PTWR-21-1

Attention: Mergers & Acquisitions Department

Email: david.williams@pnc.com

with a copy to:

PNC Bank, National Association

The Tower at PNC

300 Fifth Avenue

Pittsburgh, PA 15222

Mail Stop: PT-PTWR-18-1

Attention: Laura Long, Deputy General Counsel, M&A

Facsimile: +1 (412) 762-5988

Email: laura.long@pnc.com

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:       Edward D. Herlihy

Nicholas G. Demmo

Facsimile:       +1 (212) 403-2207

+1 (212) 403-2381

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Email:             EDHerlihy@wlrk.com

NGDemmo@wlrk.com

To Seller:

Banco Bilbao Vizcaya Argentaria, S.A.

Calle Azul 4

Madrid U3 28050

Spain

Attention:       Victoria del Castillo Marchese;

Jacobo de Nicolás de Benito

Email:             victoria.castillo@bbva.com;

jacobo.nicolas@bbva.com

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:        H. Rodgin Cohen

Mitchell S. Eitel

William D. Torchiana

Facsimile:        +1 (212) 291 9028

+1 (212) 291 9046

+33 1 7304 1010

Email:             Cohenhr@sullcrom.com

Eitelm@sullcrom.com

Torchianaw@sullcrom.com

Section 8.2     Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by both Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective. The conditions to the obligations of either Party to consummate the transactions contemplated by this Agreement are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable Law. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 8.3     Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party to this Agreement may assign any of its rights or delegate any of its

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obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other Party, except (a) as provided in Section 2.1 and Section 8.7, and (b) that Service Provider may assign any and all of its rights or obligations under this Agreement in connection with a change of control (by operation of law or otherwise) of Service Provider without obtaining Purchaser’s consent and (c) that Purchaser may assign any and all of its rights under this Agreement to one or more of its Affiliates or wholly-owned Subsidiaries; provided, however, that, in each case, the assigning Party shall not be released from any liability or obligation under this Agreement and no assignment shall be permitted that would reasonably be expected to result in any greater cost or obligation being imposed upon either Party than would otherwise be so imposed pursuant to this Agreement. Any purported assignment in violation of this Agreement shall be null and void.

Section 8.4     Third Party Beneficiaries. Except as provided in ARTICLE IV only, which is intended to benefit, and to be enforceable by, the parties specified therein, this Agreement, together with the schedules hereto, are not intended to confer in or on behalf of any Person not a party to this Agreement any remedy, claim, liability, reimbursement, cause of action or other right including any right to contract or any right to employment or continued employment.

Section 8.5     Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the preparation, execution and performance of this Agreement shall be paid by the Party incurring such costs and expenses.

Section 8.6     Entire Agreement. This Agreement (including any schedules hereto), the Purchase Agreement and other Transaction Documents constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof. No Party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein or in any certificate delivered pursuant hereto.

Section 8.7     Fulfillment of Obligations. Any obligation of any Party to any other Party under this Agreement, or to any other Party under the Purchase Agreement or any other Transaction Document, which obligation is performed, satisfied or fulfilled completely by an Affiliate of such Party, and with respect to Service Provider, by a Third-Party Service Provider, shall be deemed to have been performed, satisfied or fulfilled by such Party.

Section 8.8     GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

(a)                The execution, interpretation, and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to any conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any other jurisdiction other than the State of New York. EACH PARTY HERETO, TO THE EXTENT IT MAY LAWFULLY DO SO, HEREBY SUBMITS TO THE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE

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JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF SUCH PARTY’S OBLIGATIONS UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY (OTHER THAN THE CONFIDENTIALITY AGREEMENT), AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS. The

parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.1 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(b)               EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH, OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER ACTION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED INSTRUMENTS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

Section 8.9     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

Section 8.10     Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is found by a court or other Governmental Authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such

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invalidity or unenforceability affect the validity or enforceability, of such provision, or the application thereof, in any other jurisdiction.

Section 8.11     Specific Performance. Subject to the provisions of Article VII, the parties hereto agree that if any of the provisions of this Agreement were not to be performed as required by their specific terms or were to be otherwise breached, irreparable damage will occur, no adequate remedy at law would exist and damages would be difficult to determine, and that such parties shall be entitled, without the necessity of posting a bond or other security, to an injunction or injunctions to prevent breaches, and to specific performance of the terms, of this Agreement, in addition to any other remedy at law or equity.

Section 8.12     Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties, other than the relationship of independent contractor, nor be deemed to vest any rights, interest or claims in any third party. By this Agreement, the Parties do not intend to create an employer-employee relationship. Neither Party shall be bound by any representation, act or omission of the other Party. Neither Party has any right, power or authority to create any obligation, express or implied, on behalf of the other Party.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on behalf of the Parties as of the date first herein above written.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:_______________________________________

Name:

Title:

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:______________________________________

Name:

Title:

[Signature Page to Transition Services Agreement]

ANNEX 1

Service Recipients

BSI

Grupo Financiero BBVA Bancomer, S.A. de C.V.’s Houston agency PV

Seller’s New York branch

A-1

SCHEDULE A

Description of Service	Service Fee	Termination Date

A-2

SCHEDULE B

Initial Transition Service Representatives

[●], Service Provider

[●], Seller

B-1

SCHEDULE C

Excluded Services

Other than the transitional services for support of (i) tax compliance, (ii) filing federal and local state tax returns, and (iii) potential tax audits involving BSI (“Tax Filings”), any Services that are Excluded Services under the Transitional Services Agreement.

Services shall:

•         not include the provision of advice or analysis relating to legal, tax (provided, for the avoidance of doubt, that the Services shall include the Tax Filings), regulatory or compliance matters, or require Purchaser or its Affiliates (including the Company and its Subsidiaries following  the  Closing)  to  file  Suspicious  Activity  Reports  on  behalf  of  NYB or BSI; and

•         other than in respect of (i) the Tax Filings and (ii) the Talent & Culture services, the Services shall consist of access to/use of systems and applications and shall not include any direct support from the employees of Purchaser or its Affiliates (including the Company and its Subsidiaries following the Closing), other than the support of IT personnel incidental to the above access/use.

For the avoidance of doubt, no employees of Seller or its Affiliates after the Closing shall be permitted to participate in any Benefit Plans of Purchaser or its Affiliates (including the Company and its Subsidiaries).

C-1

ANNEX D

Transitional Trademark License

FINAL FORM

TRANSITIONAL TRADEMARK LICENSE

This TRANSITIONAL  TRADEMARK  LICENSE  (this  “Agreement”)  is  entered  into  as  of [●] (the “Effective Date”), by and among Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain (“Seller”) and BBVA USA Bancshares, Inc., a corporation organized under the laws of the state of Texas (the “Company”). Seller and the Company may be referred to herein individually as a “Party,” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and The PNC Financial Services Group, Inc., a corporation organized under the  laws  of  Pennsylvania  (“Purchaser”)  are  party  to  that  certain  Share  Purchase  Agreement, dated as  of  November  15,  2020  (the  “Purchase  Agreement”)  pursuant  to  which  Purchaser  acquired the all the issued and outstanding shares of Capital Stock of the Company; and

WHEREAS, the Company desires to use the Marks and Internet domain names set forth on Exhibit A (collectively, the “Seller Marks”) in connection with its operation of its and its Subsidiaries respective businesses, and Seller is willing to grant the Company a license to use the Seller Marks on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein and in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I.

SELLER LICENSE TO THE COMPANY

Section 1.1     License Grant.

(a)                Subject to the terms and conditions of this Agreement, Seller, on behalf of itself and its Affiliates, hereby grants the Company and its Subsidiaries a non-exclusive, limited, non-transferable, sublicensable (solely to service providers in connection with the provision of services to  the  Company  and  its  Subsidiaries),  royalty-free,  fully  paid-up  license  to  use  and  display the Seller Marks in the United States of America for the six (6) month period immediately following the Closing Date (except as set forth in Section 1.2), solely for the uses set forth in Exhibit B (“Licensed Uses”), subject to, and in accordance with the terms of this Agreement. For clarity, the use or display by the Company, its Subsidiaries or its or their permitted sublicensees of the Seller Marks outside of the United States of America shall be permitted under this Section 1.1(a) in the event that such use or display takes place by means of either (i) the internet, social media, or another means of distributing information in an electronic format to multiple countries in the world and which permits access to that information in those countries, or (ii) other promotions in the United States of America or print media in distribution in the United States of America, in each case (i) or (ii), that are directed primarily to customers or potential customers located in the United States of America. The Company shall not, and shall cause its Subsidiaries and its and their permitted sublicensees to not, modify or edit the appearance of the Seller Marks, and the Company’s, its Subsidiaries’ and its and their permitted sublicensees’ use of the Seller Marks shall  conform  to  the  manner  such  Seller  Marks  were  used  in  connection  with  the  Company’s and its Subsidiaries’ respective businesses immediately prior to the Effective Date.

(b)               In addition to the license grant in Section 1.1(a), Seller, on behalf of itself and its Affiliates, shall permit use of the Seller Marks by the Company and its Affiliates (i) for reference to the historical relationship between Seller, on the one hand, and the Company and its Subsidiaries, on the other hand, which reference is factually accurate, (ii) for retention of any books, records or other materials for internal archival purposes only (and not public display), (iii) for compliance  with  applicable  Laws  in  connection  with  any  corporate  filings  and  documents  filed by the  Company  or  any  of  its  Affiliates  with  any  Governmental  Authority  on  or  after  the  Effective Date, and (iv) to continue existing references in any Contract existing as of the Effective Date (or any Contract that is an automated form agreement existing on the systems of the Company or its Subsidiaries to the extent created at any time prior to the conversion (and related de-conversion) of the Bank’s systems platform to those of Purchaser) to the names of the Company and/or its Subsidiaries in such Contract of the Company or any of its Subsidiaries, in each case (i) through (iv), provided that the Company shall not, and shall cause its Affiliates to not, modify or edit the appearance of Seller Marks in connection with such uses. Such uses shall be considered a fair use of the Seller Marks and shall conform to the manner such Seller Marks were used in connection with the  Company’s  and  its  Subsidiaries’  respective  businesses  immediately  prior  to  the  Effective Date.

Section 1.2     Change Corporate Name.  Notwithstanding anything to the contrary set   forth in Section 1.1, within thirty (30) Business Days following the Closing Date, the Company shall, and shall cause each of its Subsidiaries (other than the Bank) to (i) file with the relevant Governmental Authority the necessary or required documents in order to amend or terminate any registration or certificate of assumed name, fictitious name, d/b/a filing, or other similar filings containing any Seller Marks or otherwise in order to change any corporate name, assumed name, fictitious name, d/b/a or other legal identity (each, a “Legal Identity”), and (ii) not use any Legal Identity containing  any  Seller  Mark  in  any  legal  instruments  or  contracts  executed  (or  amended  or extended) thereafter. The Company shall cause the Bank to take the actions set forth in clause (i), and refrain from taking the actions set forth in clause (ii), in all respects within ten (10) Business Days following the earlier of (x) End Date (as defined below) or (y) the conversion (and related de-conversion) of the Bank’s systems platform to those of Purchaser. For purposes of this Section  1.2, “End Date” means October 31, 2021, if the Closing occurs on or before July 1, 2021, or, if later, the four (4) month anniversary of the Closing (subject to an extension of up to two (2) months, if necessary, to ensure vendor ability to participate in the conversion (and related de- conversion) of the Bank’s systems platform to those of Purchaser.

Section 1.3     Removal and Discontinuation of Use.  Upon expiration or termination of   the license set forth in Section 1.1(a), the Company, its Affiliates and its and their permitted sublicensees shall immediately cease the use and display of and cause the removal or obliteration of the  Seller  Marks,  and  an  officer  or  other  authorized  representative  of  the  Company  shall  certify to Seller that the foregoing was completed, provided that the Company and its Affiliates shall not be obligated  to  remove  or  obliterate  uses  of  the  applicable  Seller  Marks  to  the  extent  that  such  uses are permitted under Section  1.1(b).

Section 1.4     Limited Rights. Except as expressly provided in Section 1.1, no other right or authorization  to  use  the  Seller  Marks  is  granted  by  Seller  or  any  of  its  Affiliates  to  the  Company or its  Affiliates,  whether  by  implication  or  otherwise,  and  nothing  hereunder  permits  the  Company or its Affiliates: (a) to use the Seller Marks in any manner, other than in connection with the Licensed Uses in accordance with Section 1.1(a), or as permitted in Section 1.1(b), (b) to use any other Marks of Seller or (c) to register or seek to register, or to cause any third party to register or to seek to register, any of the Seller Marks in any jurisdiction. Other than as set forth in Section  1.1, the Company shall not, and shall cause its Affiliates and its and their permitted sublicensees not to, use, display, register or adopt any Seller Mark, or any Mark or domain name confusingly similar thereto. The Company shall not (and shall ensure that its Subsidiaries and permitted sublicensees do  not)  use  the  Seller  Marks  in  combination  with  any  Mark  of  Purchaser  or  any  of  its Affiliates, in a manner that results in the creation of a composite mark under applicable Law.

Section 1.5     Quality Control. The Company shall ensure that its, its Subsidiaries and its and their permitted sublicensees use of the Seller Marks shall be only with respect to goods and services of  a  level  of  quality  equal  to  or  greater  than  the  quality  of  goods  and  services  with  respect to which Seller used the Seller Marks in connection with the Company’s and its Subsidiaries’ respective businesses immediately prior to the Closing Date. In any event, and, without limiting any of the Company’s obligations under this Article I, the Company shall not, and shall cause its Subsidiaries and  its  and  their  permitted  sublicensees  not  to  (i)  use  the  Seller  Marks  in  any  manner that would  damage  or  tarnish  in  a  material  way  the  reputation  of  Seller  or  its  Affiliates  (other  than the Company and its Subsidiaries) or the goodwill associated with the Seller Marks or (ii) do, or omit to do, or expressly permit to be done, any act which will, in Seller’s reasonable opinion, weaken, damage or be detrimental to, in a material way, the Seller Marks or the reputation or goodwill associated with the Seller Marks or Seller, or otherwise bring the Seller Marks or Seller into material disrepute.

Section 1.6     Use and Maintenance of Domain Names. The Company shall maintain the domain names included in the Seller Marks, including all uniform resource locators (URLS) that incorporate such domain names (collectively, the “Domain Names”), in compliance with all Privacy Laws and security and privacy policies posted or referenced on the respective Domain Names. The Company shall make commercially reasonable efforts to prevent any unauthorized access to the Domain Names and the data contained, processed or displayed thereon, and shall immediately notify Seller if it becomes aware of any actual or likely instance of unauthorized access to the Domain Names or such data. The Company shall ensure that, at all times until the expiration or termination of the license set forth in Section 1.1(a), there shall appear, prominently placed on the Domain Names, language to be agreed between the Parties describing the relationship between the Company, Seller and their respective Affiliates that is intended to avoid consumer confusion as to the identity of the Parties and their Affiliates and the products and services provided  thereby,  and  shall,  in  particular,  state  that  the  Company’s  use  and  display  of  the Seller Marks thereon is made pursuant to a transitional license granted by Seller. Until the expiration or termination of the license set forth in Section 1.1(a), Seller shall not materially alter the content  of  the  Domain  Names  other  than  as  reasonably  necessary  to  address  any  breach  of  this Section 1.6 that is not promptly addressed by the Company.

Section 1.7     Ownership. The Company hereby acknowledges that Seller owns all right, title and interest in and to the Seller Marks and all goodwill associated therewith. Any and all goodwill associated with the Seller Marks generated by the Company, its Subsidiaries and its and their permitted  sublicensees  shall  inure  solely  to  the  benefit  of  Seller.  All  rights  to  the  Seller  Marks not expressly granted herein are reserved by Seller and its Affiliates, as applicable. The Company and its  Affiliates  agree  not  to  object  to,  oppose,  seek  cancellation  of,  or  take  any  other  action  with respect to or proceed in any way against, or to assist or encourage any other Person to do any of the foregoing with respect to, (i) the registration or renewal by Seller, Seller’s Affiliates (other than the  Company  and  its  Subsidiaries),  or  other  licensees,  or  any  of  its  or  their  successors,  of  any of the Seller Marks or any Marks confusingly similar thereto, in any jurisdiction, or (ii) the use or display by Seller, Seller’s Affiliates (other than the Company and its Subsidiaries) or other licensees, or any of its or their successors, of any of the Seller Marks or any Marks confusingly similar thereto, in any jurisdiction.

Section 1.8     Enforcement.  Any claims for infringement, dilution or other violation of  any Seller Marks may be brought (or not brought) in Seller’s sole discretion. The Company shall give Seller all reasonable assistance in respect of any such proceedings, including, without limitation, lending their name where necessary to any proceedings brought or defended by Seller to the extent relating to any use of the Seller Marks pursuant to this Agreement. Any recovery obtained from such proceedings shall accrue solely to the benefit of Seller and Seller shall indemnify the Company in respect of all costs reasonably incurred by the Company in assisting Seller with any such proceedings.

ARTICLE II.

DISCLAIMERS OF REPRESENTATIONS AND WARRANTIES

Section 2.1     SELLER DISCLAIMER  OF  WARRANTIES.  EXCEPT  AS  OTHERWISE SET  FORTH  IN  THE  PURCHASE  AGREEMENT  OR  THIS  AGREEMENT,  (A) SELLER, ON BEHALF OF ITSELF AND ITS AFFILIATES, SPECIFICALLY DISCLAIMS ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SELLER MARKS, INCLUDING ANY IMPLIED WARRANTY OF NONINFRINGEMENT, SUFFICIENCY, QUALITY, USEFULNESS, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE AND  (B)  THE  COMPANY  ACKNOWLEDGES  AND  AGREES  THAT  THE SELLER MARKS ARE PROVIDED “AS IS” WITHOUT WARRANTY OF ANY KIND.

ARTICLE III.

ADVERSE EVENTS; INDEMNITY

Section 3.1     Adverse Events.  The Company shall notify Seller as soon as practicable if it is aware of any actual or impending event or circumstance that occurs during the term of the license granted pursuant to Section 1.1(a) in the United States of America which it considers will or is  likely  to  adversely  affect  the  quality  or  reputation  of  the  Seller  Marks  in  any  material  respect due to the Company’s, its Subsidiaries’ or its or their permitted sublicensees’ use of such Seller Marks (each, an “Adverse Event”). The Parties shall work together in good faith to remedy any adverse effects of any Adverse Event as quickly as possible. In the event of an Adverse Event, each Party shall (i) use commercially reasonable efforts to provide any press release regarding such Adverse  Event  to  the  other  Party  in  advance  of  publication,  (ii)  consider  the  other  Party’s comments to all such press releases in good faith, and (iii) include a disclaimer regarding the Parties not being affiliated in all such press releases.

Section 3.2     Company Indemnity. In addition to any and all other remedies available to Seller and its Affiliates (other than the Company and its Subsidiaries), including pursuant to the Purchase Agreement, the Company shall indemnify and hold harmless Seller and its Affiliates (other than the Company and its Subsidiaries) and their respective officers, directors, partners, members, employees, agents, representatives, successors and permitted assigns (the “Seller  Indemnified Parties”) from and against any and all third-party claims against any of the Seller Indemnified Parties, or damages, costs, losses or expenses actually suffered by any of the Seller Indemnified Parties,  in  each  case,  that  arise  out  of  (a)  the  Company’s  or  any  of  its  Subsidiaries’  or any of  its  or  their  permitted  sublicensees’  use  of  the  Seller  Marks,  other  than  such  claims,  damages, costs, losses or expenses relating to an allegation that the use or display of the Seller Marks pursuant to the Licensed Uses infringes, misappropriates, conflicts with, dilutes or otherwise violates the Intellectual Property rights of any Person or (b) an Adverse Event. Notwithstanding anything in this Agreement to the contrary, the Company hereby acknowledges and agrees that in the event of any breach or threatened breach of this Agreement by the Company, any of its Subsidiaries or any of its or their permitted sublicensees, Seller, in addition to any other remedies available to it, (i) shall be entitled to seek a preliminary injunction, temporary restraining order or other equivalent relief restraining the Company, any of its Affiliates and any of its or their permitted sublicensees from any such breach or threatened breach and (ii) shall not be required to provide any bond or other security in connection with any such injunction, order or other relief.

Section 3.3     Seller Indemnity. In addition to any and all other remedies available to the Company (including pursuant to the Purchase Agreement), Seller shall indemnify and hold harmless the Company, its Subsidiaries, and its and their respective officers, directors, partners, members, employees, agents, representatives, successors and permitted sublicensees (the “Buyer  Indemnified Parties”) from and against any and all third-party claims against any of the Buyer Indemnified Parties, or damages, costs, losses or expenses actually suffered by any of the Buyer Indemnified Parties, in each case, that arise out of any claim that the use or display of the Seller Marks pursuant to the Licensed Uses infringes, misappropriates, conflicts with, dilutes or otherwise violates the Intellectual Property rights of any third party.

ARTICLE IV.

TERM AND TERMINATION

Section 4.1     Term. This Agreement shall be effective for the six (6) month period immediately following the Effective Date, unless earlier terminated pursuant to Section 4.2, provided that Seller will consider in good faith any extension request made by Purchaser during the thirty  (30)  days  prior  to  the  termination  of  such  six  (6)  month  period  and  will  not  unreasonably withhold consent to such request (provided that no such request shall be for more than an incremental three (3) month period).

Section 4.2     Termination.  Seller may terminate the license and other rights granted to  the Company (and its Affiliates) under this Agreement if (i) the Company materially breaches the terms of  this  Agreement,  (ii)  Seller  provides  notice  of  such  breach  to  the  Company,  including reasonable details thereof, and (iii) the Company does not cure such breach within thirty (30) days from receipt of Seller’s notice thereof.

Section 4.3     Survival. Sections 1.1(b), 1.2, 1.3, 1.4, 1.7, and 4.3, and Articles II, III  and V  shall survive the expiration or termination of this Agreement.

ARTICLE V.

MISCELLANEOUS

Section 5.1     Expenses.  Except as otherwise specified in this Agreement, each Party  hereto will  bear  all  expenses  incurred  by  it  in  connection  with  this  Agreement  and  the  transactions contemplated hereby.

Section 5.2     Notices. All notices and other communications  hereunder  shall  be  in writing and  shall  be  deemed  duly  given  (a)  on  the  date of delivery  if  delivered  personally,  or  if  by facsimile, upon written confirmation of receipt by facsimile, or otherwise, (b) on the first (1st) Business Day after being sent if delivered utilizing a next-day service by an internationally recognized overnight courier that issues a receipt or other confirmation of delivery, (c) on the earlier of confirmed receipt or the third (3rd) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) when transmitted to  the  email  address  set  out  below,  as  applicable  (provided,  that  no  “error”  message  or other notification of non-delivery is generated). All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to Seller, to:

Banco Bilbao Vizcaya Argentaria, S.A.

Calle Azul 4

Madrid U3 28050

Spain

Attention:       Victoria del Castillo Marchese;

Jacobo de Nicolás de Benito

Email:             victoria.castillo@bbva.com;

jacobo.nicolas@bbva.com

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:        H. Rodgin Cohen

Mitchell S. Eitel

William D. Torchiana

Facsimile:        +1 (212) 291 9028

+1 (212) 291 9046

+33 1 7304 1010

Email:              Cohenhr@sullcrom.com

Eitelm@sullcrom.com

Torchianaw@sullcrom.com

If to the Company, to:

BBVA USA Bancshares, Inc.

c/o PNC Bank, N.A.

The Tower at PNC

300 Fifth Avenue

Pittsburgh, PA 15222

Mail Stop: PT-PTWR-21-1

Attention: Mergers & Acquisitions Department

Email: david.williams@pnc.com

with a copy to:

PNC Bank, National Association

The Tower at PNC

300 Fifth Avenue

Pittsburgh, PA 15222

Mail Stop: PT-PTWR-18-1

Attention: Laura Long, Deputy General Counsel, M&A

Facsimile: +1 (412) 762-5988

Email: laura.long@pnc.com

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:       Edward D. Herlihy

Nicholas G. Demmo

Facsimile:       +1 (212) 403-2207

+1 (212) 403-2381

Email:             EDHerlihy@wlrk.com

NGDemmo@wlrk.com

Section 5.3     Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced under any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect; provided  that the economic and legal substance of the transactions contemplated under this Agreement is not affected in  any  manner  materially  adverse  to  any  Party.  Upon  such  determination  that  any  term  or other provision  is  invalid,  illegal,  or  incapable  of  being  enforced,  the  Parties  shall  negotiate  in  good faith to  modify  this  Agreement  so  as  to  effect  the  original  intent  of  the  Parties  as  closely  as  possible in a  mutually  acceptable  manner  in  order  that  the  transactions  contemplated  under  this  Agreement are consummated as originally contemplated by this Agreement to the greatest extent possible.

Section 5.4     Entire Agreement. This Agreement (including the exhibits attached hereto) and the Purchase Agreement represent the entire understanding of the Parties hereto with respect to the subject matter hereof and supersede any and all other oral or written agreements heretofore made.

Section 5.5     Waiver; Amendment.   Any provision of this Agreement may be amended  or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by  the  Parties  hereto,  or  in  the  case  of  a  waiver,  by  the  Party  or  Parties  against  whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder  shall  operate  as  a  waiver  thereof  nor  shall  any  single  or  partial  exercise  thereof preclude any  other  or  further  exercise  thereof  or  the  exercise  of  any  other  right,  power  or  privilege.

Section 5.6     Parties in Interest.  This Agreement will be binding upon, inure to the  benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement upon any Person other than the Parties hereto and their successors or permitted assigns.

Section 5.7     Assignability. No party to this Agreement may assign any of its rights or obligations under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Any attempted or purported assignment in contravention of this provision shall be null and void.

Section 5.8     Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES  TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF  THEM  AGAINST  THE  OTHER  ARISING  OUT  OF  OR  IN  ANY  WAY  CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH, OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER ACTION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED INSTRUMENTS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH  ACTION,  IN  WHICH  A  JURY  TRIAL  HAS  BEEN  WAIVED,  WITH  ANY  OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

Section 5.9     Governing Law; Consent to Jurisdiction. The execution, interpretation, and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to any conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any other jurisdiction other than the State  of  New  York.  EACH  PARTY  HERETO,  TO  THE  EXTENT  IT  MAY  LAWFULLY  DO SO, HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND  THE  U.S.  DISTRICT  COURT  FOR  THE  SOUTHERN  DISTRICT  OF  NEW  YORK,

AS WELL  AS  TO  THE  JURISDICTION  OF  ALL  COURTS  FROM  WHICH  AN  APPEAL  MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF SUCH PARTY’S OBLIGATIONS UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY (OTHER THAN THE CONFIDENTIALITY AGREEMENT), AND EXPRESSLY WAIVES ANY AND  ALL  OBJECTIONS  IT  MAY  HAVE  AS  TO  VENUE  IN  ANY  OF  SUCH  COURTS.

The Parties  hereby  consent  to  and  grant  any  such  court  jurisdiction  over  the  person  of  such  Parties and, to  the  extent  permitted  by  Law,  over  the  subject  matter  of  such  dispute  and  agree  that  mailing of process  or  other  papers  in  connection  with  any  such  action  or  proceeding  in  the  manner  provided in Section 5.2 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

Section 5.10     Counterparts. This Agreement may be executed in two or  more  counterparts (including  by  facsimile,  email  or  other  electronic  means  such  as  “.pdf”  or  “.tiff”  files), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their authorized representatives as of the Effective Date.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:______________________________________

Name:

Title:

BBVA USA BANCSHARES, INC.

By:______________________________________

Name:

Title:

Signature Page to Trademark License Agreement

EXHIBIT A1

Seller Marks

A.     Trademarks and Trademark Applications

Title	Class	Application No.	Registration No.
	9	75856257	2705771
	16	75856358	2562867
	36	75856407	2562869
	35, 38, 41	85616780	4304261
	36	85795391	4438839
	9, 36, 41	87138101	--
	9, 36, 41	87232733	--
	9	88359039	--
	9, 36, 41	88399659	--

___________________

1 Note to Draft: Contents of Exhibit A subject to further review and revisions by Star.

Exhibit A to Transitional Trademark License

9, 36	88462690	6154471
35, 36, 38, 42	88468515	6172491

B.     Domain  Names

•         bbvabright.com

•         bbvacompass.com

•         bbvacompass-healthcarepayables.com

•         bbvacompassnetcash.com

•         bbvanetcashusa.com

•         bbvarewards.com

•         bbvausa.com

•         bbvabenefits.us

•         bbvamusicsessions.com

•         bbvatransferservices.com

•         bbvaopenplatform.com

•         bbvaapimarketus.com

•         bbvacompassbluestore.com

•         bbvausavoice.com

EXHIBIT B

Licensed Uses

•         Use of any Legal Identity as used by the Company or its Subsidiaries immediately prior to the Closing Date (for use in accordance with Section 1.2 of this Agreement);

•         Use on business cards, invoices, notepads, coffee mugs and other similar materials as used by the Company or its Subsidiaries during the twelve (12) month period immediately prior to the Closing Date;

•         Use on signage as used by the Company or its Subsidiaries during the twelve (12) month period immediately prior to the Closing Date; and

•         Use in connection with sales advertising, marketing, operations and promotional activities conducted by the Company and its Subsidiaries consistent with the practices of their respective businesses during the twelve (12) month period immediately prior to the Closing Date, including, without limitation, in any Internet domain names, mobile applications or social media profiles, accounts and handles.

Exhibit B to Transitional Trademark License